Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PROTERRA INC IF PUBLICLY DISCLOSED.

SUBJECT TO FED. R. EVID. 408

NOTE PURCHASE AGREEMENT

dated as of August 4, 2020

among

PROTERRA INC

as the Company

and

THE SUBSIDIARIES OF THE COMPANY FROM TIME TO TIME PARTY HERETO
as the Guarantors

and

THE INVESTORS FROM TIME TO TIME PARTY HERETO
as the Investors

and

CSI GP I LLC
as the Collateral Agent

i

5.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS		28

	5.1	Authorization
	5.2	Purchase for Own Account	28
	5.3	No Solicitation	28
	5.4	Disclosure of Information	28
	5.5	Investment Experience	28
	5.6	Accredited Investor Status	29
	5.7	Restricted Securities	29
	5.8	Further Limitations on Disposition	29
	5.9	“MARKET STAND-OFF” AGREEMENT	30
	5.10	Legends	30

6.	CONDITIONS TO CLOSING		30

	6.1	Conditions to Investors’ Obligations	30
	6.2	Condition to Company’s Obligations	32

7.		COVENANTS	33

	7.1	Affirmative Covenants	33
	7.2	Negative Covenants	36

8.	RIGHTS OF INVESTORS UPON DEFAULT		43

9.	TAX MATTERS		44

	9.1	Withholding; Tax Payment	44
	9.2	Other Taxes	44
	9.3	Register	44
	9.4	Investment Unit	44

10.	GENERAL PROVISIONS		44

	10.1	Intercreditor Agreement	44
	10.2	Survival of Warranties and Covenants	44
	10.3	Successors and Assigns	45
	10.4	Governing Law	45
	10.5	Forum	45
	10.6	Waivers by Obligors	45
	10.7	Counterparts	46
	10.8	Headings; Interpretation	46
	10.9	Notices	47
	10.10	No Finder’s Fees	47
	10.11	Amendments and Waivers	47
	10.12	Severability	47
	10.13	Entire Agreement	48

ii

	10.14	Further Assurances	48
	10.15	Waiver of Conflict of Interest	48
	10.16	Fees and Expenses; Indemnity	49
	10.17	Confidentiality of Records	49
	10.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	50
	10.19	Continuing Guaranty	50
	10.20	Third Party Beneficiary	52

11.		THE COLLATERAL AGENT	53

	11.1	Appointments	53
	11.2	Delegation of Duties	54
	11.3	Exculpatory Provisions	54
	11.4	Reliance by Collateral Agent	54
	11.5	Notice of Default	54
	11.6	Non-Reliance on Collateral Agent and Other Investors	55
	11.7	Indemnification by Investors	55
	11.8	Successor Collateral Agent	56
	11.9	Collateral Agent Generally	56
	11.10	Restrictions on Actions by Secured Parties; Sharing of Payments	56
	11.11	Agency for Perfection	57
	11.12	Credit Bid	57
	11.13	One Investor Sufficient	57

iii

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of August 4, 2020, by and among Proterra Inc, a Delaware corporation (the “Company”), each Subsidiary (as defined below) of the Company identified on the signature pages hereof or otherwise joined from time to time hereto as a guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”), and the parties that are party hereto from time to time as Investors (as defined below) and CSI GP I LLC, a Delaware limited liability company, as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, (a) the Company currently requires funds to provide working capital to continue operations and for general corporate purposes of the Company and (b) the Investors are willing to advance funds to the Company for such purposes in exchange for the issuance to them of certain senior secured convertible promissory notes evidencing, among other things, the Company’s obligation to repay such advanced funds as provided in this Agreement and the other Financing Documents (as defined below).

WHEREAS The Company has obtained all consents, waivers and approvals from all third parties, including all stockholders of the Company as of the date of Initial Closing, required under any contract or provision of applicable law, including under the Company’s Restated Certificate and bylaws, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, in connection with the issuance of the Notes or the Warrants or the performance of the terms thereof or the consummation of the transactions contemplated thereby, including the conversion and/or exercise in full thereof and the issuance of any Conversion Stock or other securities pursuant to the terms thereof (including the issuance of shares of Common Stock upon the conversion of any Conversion Stock that are Preferred Stock).

NOW THEREFORE, the parties hereby agree as follows.

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

1.1 Note Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, one or more Secured Convertible Promissory Notes in the form attached to this Agreement as Exhibit A (each individually a “Note” and collectively the “Notes”) in the principal amount set forth opposite such Investor’s name on Schedule A. Each Note will be secured on the terms set forth herein, in each Note and the Security Agreement and the other Security Documents. The following are collectively referred to as the “Financing Documents”: (a) this Agreement, (b) the Notes, (c) the Security Agreement, (d) any other Security Document, (e) the Intercreditor Agreement, (f) the Warrants, and (g) any document entered into or executed in connection with, or for the purpose of amending, any of the documents referred to in clauses (a) through (g) above.

1.2 Warrant Issuance.

(a) At the Initial Closing, the Company shall sell and issue to each Investor purchasing a Note at the Initial Closing, a warrant (each a “Warrant,” and, together with the Warrants issued pursuant to Section 1.2(b), collectively the “Warrants”) to purchase shares of Common Stock (or if applicable pursuant to the terms of the Warrant, Preferred Stock) (the “Warrant Stock”) at an exercise price equal to $0.01 per share, on the form of Warrant Agreement attached as Exhibit B. Each Warrant issued hereunder shall be exercisable into that number of Warrant Stock that is equal to (i) the Aggregate Warrant Coverage (as determined immediately following the Initial Closing), multiplied by (ii) a fraction the numerator of which is the total principal amount of the Note purchased by such Investor pursuant to this Agreement at the Initial Closing, and the denominator of which is the Existing Principal Amount (as determined immediately following the Initial Closing), rounded down to the nearest whole share.

(b) At each Additional Closing, the Company shall sell and issue to each Investor purchasing a Note at such Additional Closing, a Warrant. Each Warrant issued hereunder shall be exercisable into that number of Warrant Stock that is equal to (i) the Aggregate Warrant Coverage (as determined immediately following the applicable Additional Closing), multiplied by (ii) a fraction the numerator of which is the total principal amount (excluding any increase thereto for PIK interest) of the Note purchased by such Investor pursuant to this Agreement at such Additional Closing, and the denominator of which is the Existing Principal Amount (as determined immediately following the applicable Additional Closing), rounded down to the nearest whole share.

(c) Immediately following the Second Period, the Company shall sell and issue to each Investor a Warrant exercisable into that number of Warrant Stock that is equal to (x) (i) the Aggregate Warrant Coverage (as determined immediately following the Second Period), multiplied by (ii) a fraction the numerator of which is the total principal amount (excluding any increase thereto for PIK interest) of the Notes purchased by such Investor pursuant to this Agreement (as determined immediately following the Second Period), and the denominator of which is the Existing Principal Amount (as determined immediately following the Second Period), less (y) such Investor’s Accumulated Warrant Stock (as determined immediately following the Second Period), rounded down to the nearest whole share.

2. CLOSING AND USE OF PROCEEDS.

2.1 The Initial Closing. The initial purchase and sale of the Notes will take place on the date of this Agreement remotely via the exchange of documents and signatures, or at such other place as the Company and the Cowen Initial Investors (as defined below) mutually agree upon (the “Initial Closing” and together with any Additional Closing (as defined below), each a “Closing” and, collectively, the “Closings”). At the Initial Closing, each Investor purchasing Notes at the Initial Closing will deliver to the Company as payment in full for the Note to be purchased by such Investor at the Initial Closing, the amount set forth opposite such Investor’s name on Schedule A, by wire transfer of funds to the Company; provided that (a) at the Initial Closing the Cowen Initial Investors shall purchase a Note in the aggregate principal amount of $100,000,000 and (b) the Additional Investors (as defined below) may, but would not be obligated to, purchase Notes in the aggregate principal amount of up to $50,000,000 (that amount in (b) being the “Initial Other Amount”). At the Initial Closing, the Company will deliver to each Investor purchasing Notes at the Initial Closing a duly executed Note in the principal amount set forth opposite such Investor’s name on Schedule A.

2.2 Additional Closing(s).

(a) First Additional Period. Subject to the terms and conditions of this Agreement, at any time and from time to time during the thirty (30) days immediately following the Initial Closing (such period, the “First Period”):

(i) the Company may at one or more Closings, without obtaining the signature, consent or permission of any of the Investors, offer and sell to any Initial Closing Date Holders or other Persons mutually acceptable to the Company and the Collateral Agent (such acceptance not to be unreasonably withheld) (the “Additional Investors”) Notes pursuant to this Agreement, on the same terms and conditions set forth in this Agreement, having an aggregate principal amount equal to the Initial Other Amount, minus the aggregate principal amount (excluding any increase thereto for PIK interest) of all Notes sold hereunder to Additional Investors at any prior Closing; and

(ii) the Cowen Parties may elect to purchase an additional Note or Notes pursuant to this Agreement, on the terms and conditions of this Agreement, having an aggregate principal amount of up to $50,000,000 (the “Additional CSI Amount”) at one or more additional Closings.

Each Closing during the First Period shall take place at such locations and at such times as shall be mutually agreed upon in writing by the Company and the Investors purchasing such Notes. The First Period shall automatically terminate upon (x) the completion of the sale of the full Initial Other Amount and the Additional CSI Amount or (y) mutual agreement of the Collateral Agent and the Company.

(b) Second Additional Period. Subject to the terms and conditions of this Agreement, at any time and from time to time during the fifteen (15) day period immediately following the expiry of the First Period (the “Second Period”), the Company may, at one or more additional Closings, without obtaining the signature, consent or permission of any of the Investors, offer and sell to any Additional Investors Notes pursuant to this Agreement, on the same terms and conditions set forth in this Agreement, having an aggregate principal amount (excluding any increase thereto for PIK interest) up to the sum of (i) $100,000,000 minus (ii) the aggregate principal amount (excluding any increase thereto for PIK interest) of the Notes sold to Additional Investors at any prior Closings minus (iii) the aggregate principal amount (excluding any increase thereto for PIK interest) of Notes sold to any Cowen Party during the First Period. Each Closing during the Second Period shall take place at such locations and at such times as shall be mutually agreed upon in writing by the Company and the Additional Investors purchasing such Notes. The Second Period shall automatically terminate upon (x) the completion of the sale of the maximum amount of Notes purchasable during the Second Period or (y) irrevocable written notice by the Company to the Collateral Agent of such termination.

(c) Amendments; Status of Investors. The Company and each Additional Investor purchasing one or more Notes at an Additional Closing, will execute counterpart signature pages to this Agreement and to each other agreement required to be executed and delivered by Investors at the Initial Closing as a condition under Section 6.1, and each such Person will, upon delivery by such Person to the Company of such signature pages, and the payment by such Person to the Company of the principal amount of the Note(s) purchased by such Additional Investor at such Additional Closing, become a party to, and bound by, this Agreement as an Investor to the same extent as if such Person had been an Investor at the Initial Closing and be deemed to be an “Investor” for all purposes of this Agreement and the other Financing Documents. The obligation of the Company to sell and issue Notes to Additional Investors at each Additional Closing, and the obligation of each such Person at each Additional Closing, to purchase any Note, shall each be subject to satisfaction of the applicable conditions set forth in Section 6. Immediately after each Additional Closing, the Schedule of Investors attached to this Agreement as Schedule A will be amended to add to Schedule A the names of the Investors purchasing Notes at such Additional Closing as “Investors” hereunder and to set forth the principal amount of each Note purchased by each Investor under this Agreement at such Additional Closing. The Company will promptly furnish to each Investor upon request, a copy of Schedule A as amended to the date of such request.

2.3 Use of Proceeds. The Company covenants and agrees that it shall use the proceeds of the sale of the Notes (i) substantially concurrent with the Initial Closing (and in any event on the date of Initial Closing), to repay in full in cash the outstanding Debt of the Company under that certain Amended and Restated Loan and Security Agreement, dated as of October 31, 2017, between the Company and Hercules Capital, Inc., as amended, including by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of May 8, 2019 (as so amended, the “Hercules Facility”), and (ii) thereafter, for working capital and general corporate purposes of the Company and its Subsidiaries.

3. DEFINED TERMS USED IN THIS AGREEMENT. In addition to any additional terms defined above or below this Section 3, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Accumulated Warrant Stock” means, in respect of an Investor, the total number of Warrant Stock issuable upon exercise of all Warrants issued to that Investor under Sections 1.2(a) and 1.2(b).

“Acquisition” means a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of the Company or a Subsidiary with another Person.

“Additional Closing” means each closing following the Initial Closing.

“Affiliate” means with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

“Aggregate Warrant Coverage” means, as of any date of determination, (i) 159,752,771 shares, multiplied by (ii) 3.2%, multiplied by (iii) the Existing Principal Amount, and divided by (iv) $200,000,000.00.

“Applicable Law” means all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Asset Disposition” means a sale, lease, license, consignment, transfer or other disposition of property of an Obligor, including any disposition by Division, in connection with a sale-leaseback transaction or synthetic lease or otherwise.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank Product” means “Bank Products” as such term is defined in the Senior Loan Agreement.

“Board” means the Board of Directors of the Company.

“Borrowed Money” of any Obligor means, without duplication, (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for property or assets; (b) Capital Lease Obligations; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.

“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property or assets which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (or after ASU No. 2016-02, Leases (Topic 842) applies to the Company, a finance lease) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Burn” means, as of the last day of each month (each a “Test Date”), an amount equal to (a) the Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, minus (b) an amount equal to the Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on such Test Date, in each case excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.

“Cash Equivalents” means (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition, (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A- 1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a lender under the Senior Loan Agreement) not subject to offset rights, (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b), (d) commercial paper issued rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within twelve months of the date of acquisition, (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P, and (f) investments permitted pursuant to the Company’s investment policy as approved by the board of directors (or committee thereof) of the Company and (i) provided to the Investors prior to the Initial Closing or (ii) subsequently approved by the Required Holders.

“CEC Agreements” means (i) the grant award from the California Energy Commission, dated July 24, 2019, and the related schedules and exhibits thereto, including, without limitation, the Alternative and Renewable Fuel and Vehicle Technology Program Terms and Conditions and (ii) similar grant awards received by the Company from the California Energy Commission after the date hereof.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after the full and indefeasible cash payment (including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding)) of the Obligations or replacement of the Collateral Agent or any Investor) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Notes, Financing Documents, information and documents delivered by the Obligors thereunder or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Financing Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Financing Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Financing Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Collateral” is defined in the Security Agreement.

“Collateral Agent” is defined in the preamble to this Agreement.

“Common Stock” means the Common Stock of the Company, $0.0001 par value per share. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Intellectual Property” means Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Registered IP” has the meaning given to that term in Section 4.10(i).

“Company Software” is defined in Section 4.10(h).

“Competitor” means any of the Persons listed on Schedule C hereto. The Company shall be entitled to update such list at the end of each fiscal quarter to include Persons which, individually or together with any of their Affiliates, directly and materially compete with the Company’s business of selling electric vehicles, and/or batteries or battery systems, and/or charging infrastructure; provided that if a merger, acquisition or other similar business combination transaction occurs after the end of the Company’s most recent fiscal quarter, and the Board determines reasonably and in good faith that the resulting entity, individually or together with any of its Affiliates, directly and materially competes with the Company’s business of selling electric vehicles, and/or batteries or battery systems, and/or charging infrastructure and related services, then the Board may update Schedule C prior to the end of the then-current fiscal quarter to include such resulting entity and/or Affiliates, as applicable, as a Competitor. In addition, any operating company that a transferring Holder knows (or should reasonably know) derived more than one hundred million Dollars ($100,000,000) in annual revenue from electric vehicle sales, and/or batteries or battery systems, and/or charging infrastructure and related services, as reported in such operating company’s most recently concluded fiscal year, shall be deemed to be a Competitor. Notwithstanding anything in this definition or Schedule C to the contrary, a Person that holds an equity interest in, or otherwise invests in or controls, a Competitor but does not itself directly and materially compete with the Company’s business shall not be deemed to be a Competitor.

“Compliance Certificate” means a certificate, in substantially the form set forth as Exhibit F or otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party to the applicable agreement giving rise to such obligation; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto; provided that (A) the amount of any take-or-pay or similar payment shall be the projected payment due for the applicable period based on such Person’s pro forma satisfaction of the underlying obligation and (B) the amount of any repurchase obligation shall be the projected payment due for the applicable period.

“Control” means possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall have the corresponding meaning.

“Conversion Stock” means shares of the Company’s Common Stock or Preferred Stock issuable upon conversion of the Notes.

“Convertible Debt” means Debt of the Company or any of its Subsidiaries that is convertible into common stock of the Company or any of its Subsidiaries (and cash in lieu of fractional shares).

“Cowen Initial Investor” means each Person listed on Schedule A under the title “Cowen Investor”.

“Cowen Investor” means, on any date of determination, each Cowen Party if such Person is an Investor on such date of determination.

“Cowen Party” means (a) any Cowen Initial Investor, (b) any Affiliate of any Cowen Initial Investor, (c) any separate account, fund or other investment vehicle or other Person managed and/or advised by Cowen Investment Management LLC and any of its Affiliates and (d) any Person to whom any Cowen Party makes a disposition of all or any portion of the Securities pursuant to clauses (i)(A), (i)(C) or (i)(D) of the final paragraph in Section 5.8 and in accordance with the terms hereunder and any of its Affiliates.

“CWA” means the Clean Water Act (33 U.S.C. §§1251 et seq.).

“Debt” means, as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Lease Obligations, but excluding trade payables incurred and being paid in the Ordinary Course of Business, (b) all Contingent Obligations, (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person and (d) in the case of the Company and its Subsidiaries, the Obligations and the Senior Bank Debt. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

“Debtor Relief Laws” means the Title 11 of the United States Code (11 U.S.C. §101 et seq.) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and, in each case, affecting the rights of creditors generally.

“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Designated Jurisdiction” means a country or territory that is the target of a Sanction.

“Disclosure Schedule” means Schedule B to this Agreement.

“Distribution” means, with respect to any Person, any declaration or payment of a distribution, interest or dividend on any Equity Interest of such Person; any distribution, advance or repayment of any Subordinated Debt of such Person or Debt owed to any holder of Equity Interests of such Person; or purchase, redemption, or other acquisition or retirement for value of any such Equity Interest or Debt.

“Division” means the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statue of any jurisdiction. “Divide” shall have the corresponding meaning.

“EBITDA” has the meaning specified in the Senior Loan Agreement as amended, restated, modified or replaced from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Enforcement Action” means any action to enforce any Obligations or Financing Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors (as defined in the UCC), setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

“Environmental Laws” means Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.

“Equity Interest” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, including any securities or other instruments that are (i) convertible, exchangeable or exercisable into any form of equity security or ownership interest; or (ii) give the holder any other right or option to acquire any form of equity security or ownership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means the occurrence of any of the following events:

(a) The Company fails to make (i) any payment of principal when due under any Note on the applicable due date, or (ii) any other payment when due under any Note or any other Financing Document on the applicable due date and does not make such payment within five (5) Business Days of such due date;

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Financing Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) The Company breaches or fails to perform any covenant contained in Section 7.1(a), Section 7.1(b), Section 7.1(g), Section 7.1(k), Section 7.2, or any covenant of any Security Document;

(d) The Company breaches or fails to perform any other covenant contained in any Financing Documents, and such breach or failure is not cured within 15 days after the earlier of (i) a Senior Officer of such Obligor has knowledge thereof and (ii) receipt by the Company or any other Obligor of notice thereof from the Collateral Agent or any Investor; provided that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by any Obligor;

(e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Financing Documents or Obligations, or the perfection or priority of any Lien with respect to the Collateral; or any Financing Document ceases to be in full force or effect for any reason (other than a waiver or release in accordance with the terms of this Agreement);

(f) Any breach or default by the Company or any other Obligor occurs under (i) any Hedging Agreement; (ii) the Senior Loan Agreement or (iii) any instrument or agreement to which it is a party or by which it or any of its properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; provided that if such breach or default under such Hedging Agreement, Senior Loan Agreement or other instrument or agreement related to a breach or default under a financial covenant the Company shall notify the Investors immediately in writing and if such breach or default is cured or waived under the applicable agreement and the Company notifies the Investors of such cure or waiver immediately following its occurrence and provides evidence reasonably satisfactory to the Investors of the same, the Event of Default arising therefrom shall automatically be cured and such breach or default shall not be an Event of Default hereunder, unless, prior to such cure or waiver, all or any part of the Obligations has become due and payable in accordance with Section 8.

(g) (i) Nonmonetary judgments that could reasonably be expected to have a Material Adverse Effect or (ii) any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against the Company, $5,000,000 (net of insurance coverage therefor that has not been denied by the insurer), in each case which judgment is not stayed, released or discharged within sixty (60) days after the entry, issuance or commencement thereof;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

(i) The Company or any other Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; the Company or any other Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of the Company’s or such other Obligor’s business for a material period of time; any material Collateral or property of the Company or such Obligor is taken or impaired through condemnation; the Company or any other Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or the Company is not Solvent;

(j) An Insolvency Proceeding is commenced by the Company or any other Obligor; the Company or any other Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial property of or to operate any of the business of the Company or such other Obligor; or an Insolvency Proceeding is commenced against the Company or any other Obligor and the Company or such other Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Company or such other Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Company or any other Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; the Company or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; and

(l) the Company, any other Obligor or any of their Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Company’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material property or any Collateral.

“Excluded Equity Interests” is defined in the Security Agreement.

“Excluded Subsidiary” means (a) each Immaterial Subsidiary, and (b) (i) any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”), (ii) any Subsidiary that owns no material assets other than the Equity Interests or indebtedness of one or more CFCs and/or one or more CFCHCs (a “CFCHC”) and (iii) any direct or indirect Subsidiary of any CFC or CFCHC; provided, however that, notwithstanding the foregoing, no Obligor shall be an Excluded Subsidiary.

“Existing Principal Amount” means, at any date of determination, the aggregate principal amount of the Notes purchased by all Investors pursuant to this Agreement excluding any increase thereto for PIK interest.

“Extraordinary Expenses” means all costs, expenses or advances that a Secured Party may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Collateral Agent, any Investor, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Collateral Agent’s Liens with respect to any Collateral), Financing Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Secured Parties in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Financing Documents or Obligations. Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“FATCA” means Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulator legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by the Company or any Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of the Company or any Subsidiary.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

“Guarantor” means each Person who executes or becomes a party to this Agreement as a guarantor pursuant to Section 7.1(i) or otherwise executes and delivers a Guaranty and each other Person that guarantees payment or performance of Obligations.

“Guaranty” means each guaranty provided under Section 10.19 hereof and each guaranty agreement guaranteeing any of the Obligations executed by a Guarantor in favor of the Investors.

“Hedging Agreement” means a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).

“Immaterial Subsidiary” means any Subsidiary of an Obligor that, as of the date of determination, does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 4.00% of consolidated total assets or (b) generate EBITDA for the most recent twelve month period (when combined with EBITDA generated by all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 4.00% of total EBITDA for the applicable twelve month period; provided that, as of the date of determination, no Immaterial Subsidiary shall have (x) assets in excess of 3.00% of consolidated total assets or (y) contribute EBITDA for the applicable twelve month period in excess of 3.00% of total EBITDA for the applicable twelve month period.

“Indemnitee” means the Collateral Agent, each Investor and their respective officers, directors, employees, Affiliates, agents and attorneys.

“Initial Closing Date Holders” has the meaning given to it in Section 4.4(g).

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Instruments” is defined in the Security Agreement. “Intellectual Property” is defined in the Security Agreement.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that the Company or any of its Subsidiary’s ownership, use, marketing, sale or distribution of any inventory, equipment, Intellectual Property or other property, or the conduct of the business of the Company or its Subsidiaries, violates, misappropriates or infringes another Person’s Intellectual Property or that any Company Registered IP is invalid or unenforceable.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof by and among the Collateral Agent and Bank of America and acknowledged by the Company as hereafter amended from time to time in accordance with the terms thereof.

“Investment” means an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

“Investor” means, on any date of determination, (a) each Person listed on the Schedule of Investors attached to this Agreement as Schedule A and (b) each successor, or permitted assignee or transferee of rights and obligations under the Financing Documents, of any Person referred to in clause (a) above, in each case other than any such Person that does not hold any Notes or Warrants or any securities issued with respect to Notes or Warrants on such date of determination.

“IRS” means the United States Internal Revenue Service.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual or constructive knowledge of Jack Allen, Amy Ard and JoAnn Covington after due inquiry.

“License” means any license or agreement under which an Obligor or a Subsidiary is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property (including Intellectual Property) or any other conduct of its business.

“Lien” means a Person’s interest in property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

“Liquidity” means, at any time, the sum of (a) Unrestricted cash and Cash Equivalents held by the Company and its Subsidiaries in an account that is subject to the Collateral Agent’s perfected security interest plus (b) Availability (as defined in the Senior Loan Agreement as in effect on the date hereof).

“Margin Stock” is defined in Regulation U of the Board of Governors.

“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, properties or financial condition of the Obligors, taken as a whole, on the value of any material Collateral, on the enforceability of any Financing Document, or on the validity or priority of the Collateral Agent’s Liens on any Collateral; (b) materially impairs the ability of the Obligors, taken as a whole, to perform their payment obligations under the Financing Documents, including repayment of any Obligations; or (c) otherwise materially and adversely impairs the ability of the Collateral Agent or any Investor to enforce or collect any Obligations or to realize upon any Collateral.

“Material Contract” means (a) any written agreement or arrangement to which the Company or any Subsidiary is party (other than the Financing Documents) (i) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933, (ii) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (iii) that relates to Debt in an aggregate amount of $7,500,000 or more and (b) the Senior Bank Debt.

“Moody’s” means Moody’s Investors Service, Inc. or any successor reasonably acceptable to the Collateral Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Obligations” means all amounts, obligations, liabilities, indemnities, covenants and duties of every type and description owing by an Obligor arising out of, under, or in connection with, any Financing Documents, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Notes, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to an Obligor under any Financing Document. For the avoidance of doubt, the term “Obligations” shall not include the obligations of the Company under the Warrants.

“Obligor” means the Company, each Guarantor and any other Person that is liable for payment or performance of any Obligations.

“OFAC” means Office of Foreign Assets Control of the U.S. Treasury Department.

“Open Source Software” means software made available under any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative (including all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, Academic Free License, BSD license and Apache license) and any license under which such software or other materials are distributed or licensed as “free software,” “open source software” or any license term or condition that: (a) requires or conditions the use or distribution of such software on the disclosure, licensing, or distribution of the source code for any derivative work of such software; or (b) otherwise imposes any material limitation, restriction, or condition on the right or ability of the licensee of such software to use or distribute any derivative work of such software.

“Ordinary Course of Business” means the ordinary course of business of the Company or any Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA” means the Occupational Safety and Hazard Act of 1970, as amended.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.

“Payment Items” means each check, draft or other item of payment payable to the Company, including those constituting proceeds of any Collateral.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which any Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Perfection Certificate” means a perfection certificate in the form of Exhibit E, or otherwise in form and substance reasonably satisfactory to the Cowen Investors, delivered by each Obligor to the Investors pursuant to Section 6.1(l)(vii).

“Permitted Acquisition” means any Acquisition so long as (a) such Acquisition is consensual, (b) the assets, business or Person being acquired is useful or engaged in the business of the Company and Subsidiaries, (c) no Debt or Liens are assumed or incurred, except as permitted by Sections 7.2(a)(vi) and 7.2(b)(ii), (d) as of the date of such Acquisition and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing, (e) the aggregate cash consideration paid by the Obligors in connection with such Acquisition do not exceed $7,500,000, (f) the Company shall have on a pro forma basis immediately after giving effect to such Acquisition Liquidity sufficient to satisfy the “Minimum Liquidity” condition set forth in Section 7.1(k), (g) the Acquisition does not materially change the nature of the Company’s business, (h) any assets so acquired by an Obligor shall become part of the Collateral upon completion of the relevant Acquisition and any Person so acquired that becomes a Subsidiary shall become a Guarantor in accordance with Section 7.1(i) and (i) Company delivers to the Investors, (i) at least ten (10) Business Days prior to the Acquisition, copies of all material agreements relating thereto and (ii) on the date of such Acquisition, a certificate from a Senior Officer of the Company stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

“Permitted Asset Disposition” means as long as no Default or Event of Default has occurred and is continuing, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business, (b) a disposition or series of dispositions of assets that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $3,000,000 or less, (c) a disposition of inventory that is obsolete, unmerchantable or otherwise unsalable or a disposition of equipment that is obsolete or not necessary for operations in the Ordinary Course of Business, (d) termination of a lease of real or personal property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default, (e) dispositions resulting from any casualty or other insured damage to, or any taking under any power of eminent domain or by condemnation or similar proceedings of, any property of any Obligor or any Subsidiary, (f) any transactions permitted by Sections 7.2(b), 7.2(c), 7.2(d), 7.2(f), 7.2(g), 7.2(h), each to the extent deemed an Asset Disposition, (g) non-exclusive licensing agreement for Intellectual Property, leases, or subleases, in each case in the Ordinary Course of Business, or (h) approved in writing by the Collateral Agent.

“Permitted Contingent Obligations” means Contingent Obligations (a) arising from endorsements of checks, drafts or other items of payment for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements; (c) existing on the date hereof, and any extension or renewal thereof so long as such extension or renewal is a Permitted Refinancing; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of equipment permitted hereunder; (f) incurred in respect of take-or-pay obligations contained in supply arrangements and repurchase obligations under commercial contracts, in each case, in the Ordinary Course of Business; (g) arising under this Agreement or the Notes; and (h) otherwise not permitted in an aggregate amount not to exceed $2,000,000.

“Permitted Purchase Money Debt” means Purchase Money Debt of Company and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $10,000,000.

“Permitted Refinancing” means, with respect to any existing Debt, any extensions, renewals and replacements of such existing Debt; provided that such extension, renewal or replacement (a) shall not increase the outstanding principal amount of such Debt (other than by the amount of premiums paid thereon, any paid-in-kind or other capitalized interest and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto), (b) shall not have a final maturity sooner than, or a weighted average life less than the Debt being extended, renewed or refinanced, (c) shall be subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced, (d) shall contain representations, covenants and defaults that are no less favorable to the Company and its Subsidiaries than those applicable to the Debt being extended, renewed or refinanced, (e) no additional Lien is granted to secure it, (f) no additional Person is obligated on such Debt, and (g) upon giving effect to it, no Default or Event of Default exists.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

“Preferred Stock” means any preferred stock of the Company.

“Properly Contested” means with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or an Obligor’s liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (c) appropriate reserves have been established in accordance with GAAP, (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of an Obligor, (e) no Lien (other than a Permitted Lien) is imposed on assets of an Obligor, unless bonded and stayed to the satisfaction of Collateral Agent, and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Purchase Money Debt” means (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets, (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof, and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease Obligation or a purchase money security interest under the UCC.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901-6992k).

“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon.

“Refinancing” means the repayment in full of all principal, accrued and unpaid interest, fees premiums, if any, and other amounts outstanding under the Hercules Facility (other than contingent obligations not then due and payable and that by their terms survive the termination thereof), the termination of all commitments to extend credit under the Hercules Facility and the termination or release, as applicable, of any guarantees and security interests to secure the obligations thereunder.

“Required Holders” has the meaning given to that term in Section 10.11.

“Restated Certificate” means the Restated Certificate of Incorporation of the Company, as amended from time to time.

“Restricted” means, when referring to cash or Cash Equivalents of the Company and its Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Company, (b) are subject to any Lien in favor of any Person or (c) are not otherwise generally available for use by such Person or any Subsidiary of such Person so long as such Subsidiary is not prohibited by applicable law, contractual obligation or otherwise from transferring such cash or Cash Equivalents to the Company.

“Reportable Event” means any event set forth in Section 4043(c) of ERISA, other than an event for which the 30-day notice period has been waived.

“Restrictive Agreement” means an agreement (other than a Financing Document or the Senior Loan Agreement) that conditions or restricts the right of the Company or its Subsidiaries or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanction” means any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other applicable sanctions authority.

“Secured Parties” is defined in the Security Agreement. “Securities” is defined in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, executed in favor of the Secured Parties, by the Company, in substantially the form attached as Exhibit C, as amended, modified or replaced from time to time.

“Security Documents” means, collectively, the Security Agreement, and each other security document, pledge agreement, landlord access and waiver agreement, collateral access agreement, control agreement or financing statement required or recommended to grant or perfect Liens in favor of the Secured Parties.

“Senior Bank Debt” means “First Lien Debt” as such term is defined in the Senior Loan Agreement.

“Senior Loan Agreement” shall mean (i) that certain Loan, Guaranty and Security Agreement dated May 8, 2019 by and among the Company, Bank of America, N.A., a national banking association (“Bank of America”), and the Lenders (as defined therein) party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time as permitted by the terms of the Intercreditor Agreement (the “BofA Loan Agreement”) or (ii) if the BofA Loan Agreement is terminated, refinanced or replaced, such other agreement (the “Refinanced Senior Loan Agreement”) from time to time, by and among the Company and other banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, private equity or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) and the other parties party thereto; but only if the terms, conditions and borrowing availability under the Refinanced Senior Loan Agreement is substantially similar to the BofA Loan Agreement and in each case would have been permitted by the terms of the Intercreditor Agreement if it were effected by an amendment to the BofA Loan Agreement.

“Senior Officer” means the chairman of the board, president, chief executive officer or chief financial officer of the Company.

“Series 1 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 2 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 3 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 4 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 5 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 6 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 7 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Series 8 Preferred Stock” has the meaning set forth in the Restated Certificate.

“Shrink Wrap Software” has the meaning given to that term in Section 4.10(e).

“Side Letter” means that certain side letter agreement delivered by the Company pursuant to Section 6.1(g).

“Solvent” means as to any Person, such Person (a) owns property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Financing Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Subsidiary” means any entity at least 50% of whose voting securities or Equity Interests are owned by the Company or combination of the Company and its Subsidiaries (including indirect ownership through other entities in which the Company directly or indirectly owns 50% of the voting securities or Equity Interests). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subordinated Debt” means Debt incurred by the Company or any Subsidiary that is subordinate and/or junior in right of payment to full payment of all Obligations.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“Unrestricted” means, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.

“Upstream Payment” means a Distribution by a Subsidiary of an Obligor to such Obligor.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each Obligor hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 4 are all true and complete as of and after giving effect to (a) the Initial Closing, and (b) each Additional Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 4, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 4 to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

4.1 Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.

4.2 Authorization. Each Obligor is duly authorized to execute, deliver and perform its Financing Documents. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s property.

4.3 Enforceability. The Financing Documents, when executed and delivered by any Obligor, shall constitute legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

4.4 Capitalization. The authorized equity capital of the Company consists, immediately prior to the Initial Closing (unless otherwise noted), of the following.

(a) 175,100,000 shares of Common Stock (i) 4,853,117 shares of which are issued and outstanding immediately prior to the Initial Closing; (ii) 27,476,120 shares of which are issuable on conversion of shares of the Series 1 Preferred Stock, (iii) 6,221,569 shares of which are issuable on conversion of shares of the Series 2 Preferred Stock, (iv) 7,957,958 shares of which are issuable on conversion of shares of the Series 3 Preferred Stock, (v) 8,682,155 shares of which are issuable on conversion of shares of the Series 4 Preferred Stock, (vi) 28,391,526 shares of which are issuable on conversion of shares of the Series 5 Preferred Stock, (vii) 14,440,784 shares of which are issuable on conversion of shares of the Series 6 Preferred Stock, (viii) 23,749,620 shares of which are issuable on conversion of shares of the Series 7 Preferred Stock and (ix) 12,576,907 shares of which are issuable on conversion of shares of the Series 8 Preferred Stock. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.

(b) 129,572,982 shares of Preferred Stock, 27,567,694 of which are designated as Series 1 Preferred Stock, 27,476,120 of which are issued and outstanding, 6,069,073 of which are designated as Series 2 Preferred Stock, all of which are issued and outstanding, 7,617,704 of which are designated as Series 3 Preferred Stock, all of which are issued and outstanding, 9,159,674 of which are designated as Series 4 Preferred Stock, 8,682,155 of which are issued and outstanding, 28,391,526 of which are designated as Series 5 Preferred Stock, all of which are issued and outstanding, 14,440,784 of which are designated as Series 6 Preferred Stock, all of which are issued and outstanding, 23,749,620 of which are designated as Series 7 Preferred Stock, all of which are issued or outstanding and 12,576,907 of which are designated as Series 8 Preferred Stock, all of which are issued or outstanding immediately prior to the Initial Closing. None of the rights, preferences and powers of, or the restrictions on, the Preferred Stock set forth in the Restated Certificate are prohibited by the General Corporation Law of the State of Delaware. Upon the Initial Closing, each outstanding share of Series 1 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 2 Preferred Stock will initially be convertible into 1.02513 shares of Common Stock, each outstanding share of Series 3 Preferred stock will initially be convertible into 1.04467 shares of Common Stock, each outstanding share of Series 4 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 5 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 6 Preferred Stock will initially be convertible into one (1) share of Common Stock, each outstanding share of Series 7 Preferred Stock will initially be convertible into one (1) share of Common Stock and each outstanding share of Series 8 Preferred Stock will initially be convertible into one (1) share of Common Stock.

(c) 31,994,478 shares of Common Stock are reserved for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2010 Equity Incentive Plan duly adopted by the Board and approved by the Company stockholders (the “Stock Plan”). Of such shares of Common Stock reserved under the Stock Plan as of the Initial Closing, options to purchase 23,820,542 shares have been granted and are currently outstanding, 3,682,956 shares have been issued pursuant to the exercise of options, and 4,490,980 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Investors (or their counsel(s)) complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(d) Warrants to purchase 91,574 shares of Series 1 Preferred Stock are issued and outstanding, warrants to purchase 117,630 shares of Common Stock are issued and outstanding and warrants to purchase 477,519 shares of Series 4 Preferred Stock are issued and outstanding. There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock, or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for (i) the conversion privileges of the Notes to be issued under this Agreement, (ii) the rights provided in Section 4 of the Company’s Eighth Amended and Restated Investors’ Rights Agreement, dated August 2, 2019 (the “Investors’ Rights Agreement”), (iii) the securities and rights described in Section 4.4(c) and 4.4(d) the securities and rights described in the first sentence of this Section 4.4(d). All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options issued under the Stock Plan are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the initial public offering of securities of the Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act commencing with the initial public offering of the Company’s securities. Except as set forth in Article 4 of the Restated Certificate and in Section 4 of the Investors’ Rights Agreement, no Person has been granted full ratchet, formula adjustment, or any other type of, protection against dilution of their ownership interest in the Company. No Person (A) has been granted rights to require the Company to repurchase any of the Company’s securities, (B) has been granted rights to receive the same or better rights in connection with any ownership interest in the Company as any other Person may receive either pursuant to this Agreement or at any time hereafter or (C) have been granted rights of redemption by the Company.

(e) To the Company’s knowledge, all elections and notices under Section 83(b) of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the IRS thereunder (the “Code”) have been or will be timely filed by all individuals who have acquired unvested shares of Common Stock.

(f) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as may be set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(g) Section 4.4(g) to the Disclosure Schedule is a complete list of all stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of the date of the Initial Closing (the “Initial Closing Date Holders”), including the type and number of securities held by each such holder.

(h) The Company has obtained valid waivers of any rights by other parties to purchase any of the Notes or Conversion Stock and all such waivers are in full force and effect.

4.5 Subsidiaries. As of the date hereof, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. As of the date hereof, the Company is not a participant in any joint venture, partnership or similar arrangement.

4.6 Valid Issuance of Notes. Based in part on the accuracy of the representations of the Investors in Section 4 of this Agreement and subject to the filings described in Section 4.7 below, the offer, sale and issuance of the Notes to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Conversion Stock, if any, to be issued upon conversion thereof pursuant to the terms of the Notes, will be issued in compliance with all applicable federal and state securities laws. The Company shall, before the conversion of the Notes, authorize and reserve for issuance the Conversion Stock sufficient in number to permit such conversion. Assuming such authorization, the Conversion Stock, when issued, sold and delivered in accordance with the terms of this Agreement and the Notes for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

4.7 Governmental Approvals and Filings. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties, except as would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Based in part on the accuracy of the representations made by the Investors in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of any Obligor in connection with any Obligor’s, valid execution, delivery and performance of the Financing Documents except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

4.8 Title to Properties; Perfection of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal property, including all property reflected in any financial statements delivered to the Collateral Agent or the Investors, in each case free of Liens except Permitted Liens. To the extent constituting Collateral, no Real Estate is located in a special flood hazard zone, except as disclosed to the Investors. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its properties, other than Permitted Liens. All Liens of the Collateral Agent in the Collateral are (or upon the completion of the applicable filings by the Collateral Agent, will be) duly perfected first priority Liens, subject only to Permitted Liens (and subject to the terms of the Intercreditor Agreement).

4.9 Litigation. Except as shown on Section 4.9 of the Disclosure Schedule, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, properties or financial condition, that (a) relate to any Financing Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. Except as set out in Section 4.9 of the Disclosure Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000). Except as where such default would not reasonably be expected to have a Material Adverse Effect, no Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

4.10 Intellectual Property.

(a) Each Obligor and the Subsidiaries own or have the lawful right to use all Intellectual Property necessary for the conduct of its business, without violation, misappropriation or infringement of any Intellectual Property of others. The Company’s and its Subsidiaries’ manufacturing, marketing and sale of its products and services does not violate or infringe any rights to Intellectual Property of any other Person, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, the foregoing representation is made to the Company’s knowledge only. To the Company’s knowledge, no product or service proposed by the Company or any of its Subsidiaries to be marketed or sold violates or infringes any Intellectual Property of a third party. Neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business, would violate any of the Intellectual Property of any other Person.

(b) There is no pending or, to the Company’s knowledge, threatened material Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their property (including any Intellectual Property), and to the Company’s knowledge there has been no unresolved material Intellectual Property Claim in the past.

(c) The Company or its Subsidiaries exclusively own all Company Intellectual Property free and clear of all Liens other than Permitted Liens.

(d) Section 4.10(d) of the Disclosure Schedule lists all (i) government funding; (ii) facilities or resources of a university, college, other educational institution or research center; and (iii) funding from any Person (other than funds received in consideration for the Company’s capital stock or convertible securities) used in the development of the Company Intellectual Property. Except as set forth in Section 4.10(d) of the Disclosure Schedule, no governmental entity, university, college, other educational institution or research center has any ownership or other right in or to any Company Intellectual Property. To the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

(e) Except as disclosed on Section 4.10(e) of the Disclosure Schedule and other than license agreements for commercially available off-the-shelf software that is generally available to the public (“Shrink Wrap Software”), as of the date hereof, no Obligor or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property.

(f) Other than with respect to Shrink Wrap Software, Section 4.10(f) of the Disclosure Schedule sets forth all material agreements under which the Company or any of its Subsidiaries has received rights to a third party’s Intellectual Property.

(g) Section 4.10(g) of the Disclosure Schedule sets forth all Intellectual Property Licenses under which the Company or any of its Subsidiaries licensed, sublicensed, transferred, assigned or granted to another Person any option or right with respect to any Company Intellectual Property (excluding any non-exclusive license granted to customers or suppliers that is incidental to the product being transferred or acquired).

(h) Except as disclosed on Section 4.10(h) of the Disclosure Schedule, the Company and each of its Subsidiaries is and have been in compliance with all licenses for all Open Source Software incorporated into or distributed or used with any software owned or purported to be owned by the Company or any of its Subsidiaries (“Company Software”) or otherwise used in connection with the business of the Company or any of its Subsidiaries. Except as disclosed on Section 4.10(h) of the Disclosure Schedule, no Company Software contains, is combined with, is derived from, is distributed with or is being or was developed using Open Source Software in a manner that, or using Open Source Software that is licensed under any term that: (A) imposes or could impose a requirement or condition that the Company or its Subsidiary grant a license under its patent rights or that any Company Software: (1) be disclosed or distributed in source code form; (2) be licensed for the purpose of making modifications or derivative works; or (3) be redistributable at no charge; or (B) otherwise imposes or could impose any other material limitation, restriction, or condition on the right or ability of the Company or its Subsidiary to use or distribute any such Company Software.

(i) All Intellectual Property owned or exclusively licensed by, or otherwise subject to any exclusive interests of, any Obligor or Subsidiary as of the date hereof, that is registered (or applied for) with or issued by a governmental entity or domain name registrar (“Company Registered IP”) is shown on Section 4.10(i) of the Disclosure Schedule.

(j) The Company and each Subsidiary has taken reasonable measures to protect the secrecy, confidentiality and value of all trade secrets and other confidential information used in their respective businesses, including the source code for the Company Software.

(k) To the Company’s knowledge, each current and former employee, consultant and officer of the Company and its Subsidiaries has executed an agreement with the Company or such Subsidiary regarding confidentiality, proprietary information, and non-solicitation substantially in the form or forms delivered to the counsel for the Investors. Except as disclosed on Section 4.10(k) of the Disclosure Schedule, no current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such agreement. To the Company’s knowledge, no such employees or consultants is in violation thereof.

4.11 Financial Statements; Solvency. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of Obligors and Subsidiaries that have been and are hereafter delivered to the Collateral Agent and the Investors, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of the Obligors and the Subsidiaries at the dates and for the periods indicated and, for unaudited financial statements, subject to normal yearend adjustments and the absence of footnotes. All projections delivered from time to time to the Collateral Agent and the Investors have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2019, there has been no change in the condition or otherwise of any Obligor or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Collateral Agent or Investors at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement when taken as a whole not materially misleading. It being understood that (a) projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Obligor’s control, (b) actual results may differ materially from the projections and such variations may be material, (c) the projections are not a guarantee of performance, and (d) the financial statements for the month ended June 30, 2020 delivered to the Collateral Agent and the Investors are subject to adjustment and correction in the Ordinary Course of Business. The Obligors and their Subsidiaries are Solvent on a consolidated basis.

4.12 Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

4.13 Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its properties and business operations are in compliance in all material respects with all Applicable Law, except (other than with respect to Sanctions, anti-money laundering and anti-terrorism laws and regulations) where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law, except where noncompliance would not reasonably be expected to result in a Material Adverse Effect. No inventory has been produced in violation of the FLSA.

4.14 Compliance with Environmental Laws. Except as disclosed in Section 4.14 of the Disclosure Schedule or as would not reasonably be expected to result in a Material Adverse Effect, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or Subsidiary has received any Environmental Notice that would reasonably be expected to result in a Material Adverse Effect. No Obligor or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it that would reasonably be expected to result in a Material Adverse Effect.

4.15 Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Section 4.15 of the Disclosure Schedule. No such Restrictive Agreement prohibits the execution, delivery or performance of any Financing Document by any Obligor.

4.16 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money in excess of $1,000,000. There is no basis upon which any party (other than any Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

4.17 Taxes. Each Obligor and Subsidiary has timely filed all federal, state and material local tax returns and other reports that it is required by law to file, and all such tax returns are true, correct and complete in all material respects. Each Obligor and Subsidiary has timely paid, or made provision in accordance with GAAP for the payment of, all Taxes upon it, its income, its assets and its properties that are due and payable, except to the extent being Properly Contested, and except for unpaid Taxes that are not material in amount and for which no Lien attaches. The provision for Taxes on the books of each Obligor and Subsidiary is adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year.

4.18 ERISA. Except as disclosed in Section 4.18 of the Disclosure Schedule:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (C) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (D) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (E) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan; and

(d) With respect to any Foreign Plan, (A) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (B) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (C) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(e) The Company represents and warrants as of the date hereof that the Company is not and will not be (i) an employee benefit plan subject to Title I of the ERISA, (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; (iv) a “governmental plan” within the meaning of ERISA or (v) using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Notes.

4.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any material customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of any Obligor or Subsidiaries, taken as a whole. There exists no condition or circumstance that could reasonably be expected to materially and adversely impair the ability of any Obligor or Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the date hereof.

4.20 Labor Relations. Except as described on Section 4.20 of the Disclosure Schedule, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to the Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

4.21 Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

4.22 Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Note proceeds will be used by the Company to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

4.23 OFAC. No Obligor or Subsidiary, or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction

4.24 Brokers. No Obligor is required to pay any brokerage commission, finder’s fees or investment banking fees payable in connection with issuance of the Notes.

4.25 Disclosure.

(a) The Obligors have made available to the Investors all the information reasonably available to the Obligors that the Investors have requested in writing for deciding whether to acquire the Notes (including all due diligence requests of the Investors and/or their counsel(s)). Such information includes certain of the Obligor’s projections describing its proposed business plan. Such business plan was prepared in good faith; however, the Obligors do not warrant that they will achieve any results projected therein.

(b) None of the representations or warranties of the Obligors contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate or other written information furnished or to be furnished to Investors at the Initial Closing and any Additional Closing, when taken as a whole, contain any untrue statement of a material fact or to the Company’s knowledge omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No Financing Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which it was made or deemed made. There is no fact or circumstance that any Obligor has failed to disclose to the Investors in writing that could reasonably be expected to have a Material Adverse Effect. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

4.26 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its securities (whether currently outstanding or to be issued in the future). To the Company’s knowledge, except as contemplated in the Company’s Ninth Amended and Restated Voting Agreement among the Company and certain stockholders of the Company, dated August 2, 2019, as may be amended from time to time, no stockholder of the Company has entered into any agreement with respect to the voting of capital shares of the Company.

4.27 Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of common stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder’s employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board, and (b) a right of first refusal with respect to all such shares. The Company has made available to special counsel to the Investors true and complete copies of the forms of all such stock restriction agreements.

5. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby, severally and not jointly, represents and warrants to, and agrees with the Obligors as follows.

5.1 Authorization. This Agreement constitutes, and the other Financing Documents which constitute agreements of the Investor when executed and delivered by the Investor will constitute, such Investor’s valid and legally binding obligations, enforceable against such Investor in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Each Investor represents and warrants to the Obligors that such Investor has full power and authority to enter into this Agreement.

5.2 Purchase for Own Account. The Notes and the Conversion Stock and any shares of capital stock issued upon conversion thereof (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.3 No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

5.4 Disclosure of Information. Such Investor has received or has had full access to all the information such Investor considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Investor further has had an opportunity to ask questions and receive answers from the Obligors regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Obligors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Obligors in Section 4.

5.5 Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Securities. Such Investor either: (1) has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting such Investor’s own interests in connection with this investment in the Securities; or (2) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

5.6 Accredited Investor Status. Such Investor is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Such Investor represents that, if the Investor beneficially owns 20% or more of the Company’s outstanding voting equity securities, neither such Investor, nor any person or entity with whom such Investor shares beneficial ownership of Company securities and who would be deemed to beneficially own 20% or more of the Company’s outstanding voting equity securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act except as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

5.7 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Investor further understands that the Company is under no obligation to register the Securities, and the Company has no present plans to do so. Furthermore, such Investor is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. Such Investor understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

5.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

(b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of such Investor or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company that such disposition will not require registration of such Securities under the Securities Act.

Notwithstanding the provisions of clauses (a) and (b) of this Section 5.8, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Securities in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company is promptly provided evidence of such compliance (ii) of any Securities for no consideration by an Investor that is a partnership, a limited liability company or a corporation to (A) a general or limited partner of such partnership, members of such limited liability company or stockholders of such corporation, (B) an Affiliate of such partnership, limited liability company or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any deceased partner of such partnership or deceased stockholders of such corporation or deceased members of such limited liability company; or (iii) by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5 to the same extent as if the transferee had been an original Investor hereunder.

5.9 “MARKET STAND-OFF” AGREEMENT. Each of the Notes contains a market standoff provision prohibiting the Investors from selling the Company’s securities subsequent to certain registered offerings of the Company’s capital stock. The market stand-off agreements are binding upon such Investors and their transferees.

5.10 Legends. Such Investor understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Company’s Certificate of Incorporation or Bylaws, Section 5.8 of this Agreement, or any other agreement between the Company and such Investor:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

(b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(c) Any legend required by the laws of the State of the Company’s formation, or any State securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale (other than pursuant to Rule 144, Rule 144A or Rule 145 promulgated under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

6. CONDITIONS TO CLOSING.

6.1 Conditions to Investors’ Obligations. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may only be given by written communication to the Company, or its counsel:

(a) each of the representations and warranties of the Company and any other Obligor contained in Section 4 and in any other Financing Document shall be true and complete on and as of such Closing after giving effect thereto and as if made on and as of the date of the relevant Closing.

(b) the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the other Financing Documents that are required to be performed or complied with by it on or before the relevant Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c) the Company shall have delivered to each Investor at the relevant Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that (i) the conditions specified in Sections 6.1(a) and (b) have been fulfilled, (ii) the Company and its Subsidiaries are Solvent on a consolidated basis; and (iii) no Default or Event of Default exists.

(d) the Company shall have executed and delivered to each Investor a Note, in the form attached hereto as Exhibit A, evidencing the Company’s Debt to such Investor in the amount set forth next to such Investor’s name in Schedule A, as updated to reflect the principal amount of Notes to be sold to such Investor at such Closing.

(e) The Collateral Agent and Bank of America shall have executed and delivered the Intercreditor Agreement.

(f) The Company shall have executed and delivered the Security Agreement and this Agreement and acknowledged the Intercreditor Agreement.

(g) The Company shall have executed and delivered to the Cowen Investors that certain side letter agreement between the Company and the Cowen Initial Investors.

(h) The Company shall have executed and delivered to the Collateral Agent short form intellectual property security agreements for filing with the United States Copyright Office and the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, in each case in the form set forth on Exhibit D.

(i) Upon the reasonable request of any Investor made at least five (5) Business Days prior to the relevant Closing, the Company shall have provided to such Investor, and such Investor shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 5 days prior to the relevant Closing.

(j) [Reserved].

(k) Prior to or substantially concurrently with the occurrence of the Initial Closing, the Refinancing shall have been consummated and the Investors shall have received, in form and substance satisfactory to the Investors, a payoff letter and other lien release documentation for the Hercules Facility which confirms the Refinancing.

(l) On or prior to Initial Closing:

(i) the Investors shall have received in a form suitable for filing all filings, documents or recordations necessary to perfect the Collateral Agent’s Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to the Investors that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(ii) the Investors shall have received a certificate of a duly authorized officer of each Obligor, certifying (A) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (B) that an attached copy of resolutions authorizing execution and delivery of the Financing Documents to which it is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Financing Documents; and (C) to the title, name and signature of each Person authorized to sign the applicable Financing Documents. The Investors may conclusively rely on this certificate until they are otherwise notified by the applicable Obligor in writing;

(iii) the Investors shall have received a written opinion of Fenwick & West LLP in form and substance reasonably satisfactory to the Investors;

(iv) the Investors shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. The Investors shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and such Obligor’s headquarters or principal place of business;

(v) the Company shall have paid all fees and expenses to be paid to the Investors and the Collateral Agent on the date of Initial Closing;

(vi) the Investors shall have received (i) certificates of insurance for the insurance policies carried by the Obligors to (x) all “All Risk” policies (including, without limitation, business interruption policies to the extent maintained by any Obligor from time to time) naming the Collateral Agent, on behalf of the Secured Parties, as loss payee, and (y) all general liability policies naming the Collateral Agent, the Investors and the other Secured Parties as additional insureds, and (ii) legends providing that no cancellation, material reduction in amount or material change in insurance coverage thereof shall be effective until at least twenty (20) days (or ten (10) days with respect to failing to pay premiums) after receipt by the Collateral Agent of written notice thereof; and

(vii) the Investors shall have received a Perfection Certificate by, and in respect of, each Obligor.

6.2 Condition to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before each Closing of the following conditions by such Investor:

(a) Each of the representations and warranties of such Investor contained in Section 5 shall be true and complete on and as of the relevant Closing after giving effect thereto and as if made on and as of the date of the relevant Closing.

(b) Such Investor shall have executed and delivered counterpart signature pages to this Agreement and shall have acknowledged its Note.

(c) Such Investor shall have executed and delivered a validly completed IRS Form W-8BEN/W-8BEN-E, IRS Form W-9 or similar form.

7. COVENANTS.

7.1 Affirmative Covenants. For so long as the Notes are outstanding, the Company will:

(a) Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Investors holding outstanding Notes:

(i) as soon as available, and in any event within 120 days after the close of each fiscal year, balance sheets as of the end of such fiscal year and the related statements of income, cash flow and shareholders equity for such fiscal year, on consolidated and consolidating bases for Obligors and Subsidiaries, which consolidated statements shall be audited and certified (without qualification (or similar notation) as to scope or going concern (it being understood that any qualification with respect to the stated maturity date of the Notes or the Senior Bank Debt is permissible)) by a firm of independent certified public accountants of recognized standing selected by Obligors, and shall set forth in comparative form corresponding figures for the preceding fiscal year and other information acceptable to the Collateral Agent;

(ii) as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the fiscal year then elapsed, on consolidated and consolidating bases for Obligors and Subsidiaries, setting forth in comparative form corresponding figures for the preceding fiscal year and certified by the chief financial officer or other Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(iii) concurrently with delivery of financial statements under clauses (i) and (ii) above, or more frequently if requested by the Collateral Agent during the continuance of a Default or Event of Default, a Compliance Certificate executed by the chief financial officer or other Senior Officer of the Company;

(iv) concurrently with delivery of financial statements under clause (i) above, copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements;

(v) not later than 45 days after the commencement of each fiscal quarter, a certificate of a Senior Officer listing (A) all applications filed or acquired by the Company for copyrights, patents or trademarks since the date of the prior certificate (or, in the case of the first such certificate, since the date hereof), (B) all acquired registrations or issuances of registrations or letters on existing applications by the Company for copyrights, patents and trademarks received since the date of the prior certificate (or, in the case of the first such certificate, since the date hereof), and (C) all trademark licenses, copyright licenses and patent licenses entered into by the Company since the date of the prior certificate (or, in the case of the first such certificate, the date hereof);

(vi) not later than 45 days after the commencement of each fiscal year, projections of Obligors’ consolidated balance sheets, results of operations and cash flow for such fiscal year month by month, and for the next three (3) fiscal years, year by year;

(vii) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;

(viii) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(ix) such other reports and information (financial or otherwise) as the Collateral Agent may request from time to time in connection with any Collateral or any Obligor’s, Subsidiary’s or other Obligor’s financial condition or business;

(x) as soon as available, and in any event within 120 days after the close of each fiscal year, financial statements for each Guarantor, in form and substance reasonably satisfactory to the Collateral Agent; and

(xi) promptly following any request therefor, provide information and documentation reasonably requested by the Collateral Agent or any Investor for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

Information required to be delivered pursuant to Section 7.1(a) may be delivered electronically and if so delivered, shall be deemed to have delivered on the date (i) on which the Company posts such information or provides a link thereto on the Company’s website on the internet at http://www.proterra.com or at http://www.sec.gov and promptly notifies the Collateral Agent and the Investors of such posting or (ii) on which such information is posted on the Company’s behalf on any Internet or intranet website, if any, to which the Collateral Agent and the Investors have been granted access and have been promptly notified of such posting (whether a commercial, third party website or whether sponsored by the Collateral Agent).

(b) Access and Inspections. Permit the Collateral Agent up to one (1) time per calendar year (or more frequently if a Default or Event of Default has occurred and is continuing), subject to reasonable notice and normal business hours, to visit and inspect the properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. The Investors may participate in any such visit or inspection, at their own expense. The Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. The Obligors acknowledge that all inspections, appraisals and reports are prepared by the Collateral Agent and the Investors for their purposes, and the Obligors shall not be entitled to rely upon them. The Company shall reimburse the Collateral Agent for all its reasonable and documented out-of-pocket charges, costs and expenses in connection with examinations of the Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, in an amount not to exceed $15,000, up to one (1) time per calendar year; provided, that during the continuance of a Default or Event of Default, all reasonable and documented out-of-pocket charges, costs and expenses relating thereto shall be reimbursed by the Obligors without regard to such limits.

(c) Notices. Notify the Collateral Agent and the Investors in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (i) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect; (ii) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (iii) any default under or termination of a Material Contract; (iv) the existence of any Default or Event of Default; (v) any judgment in an amount exceeding $2,000,000; (vi) the assertion of any Intellectual Property Claim that would reasonably be expected to have a Material Adverse Effect; (vii) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws that would reasonably be expected to have a Material Adverse Effect; (viii) any Environmental Release by an Obligor or on any property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (ix) the occurrence of any ERISA Event; (x) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; or (xi) any opening of a new office or place of business, at least 10 days prior to such opening.

(d) Landlord and Storage Agreements. Promptly following request, provide the Collateral Agent copies of (i) all existing agreements and (ii) after execution thereof, all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral consisting of Equipment or Inventory may be kept or that otherwise may possess or handle any Collateral consisting of Equipment or Inventory.

(e) Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, anti-terrorism laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business, unless failure to comply (other than failure to comply with anti-terrorism laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to the Investors and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

(f) Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or interest or penalties attach, unless such Taxes are being Properly Contested, and unless such unpaid Taxes are not material in amount and no Lien is imposed.

(g) Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best rating of at least A+, unless otherwise approved by the Collateral Agent in its reasonable discretion) reasonably satisfactory to the Collateral Agent, (i) with respect to the properties and business of the Obligors and the Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (ii) business interruption insurance, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

(h) Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) unless the failure to do so would not materially impact the Collateral Agent’s ability to exercise its rights and remedies with respect to the Collateral or the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(i) Future Subsidiaries. As soon as practicable but in any event within thirty (30) Business Days following the acquisition or creation (by Division or otherwise) of any Subsidiary (other than an Excluded Subsidiary), or the time any existing Excluded Subsidiary ceases to be an Excluded Subsidiary, cause to be delivered to the Investors notice thereof and each of the following, as applicable:

(i) a joinder agreement reasonably acceptable to the Collateral Agent duly executed by such Subsidiary sufficient to cause such Subsidiary to become a Guarantor, together with executed counterparts of each other Financing Document reasonably requested by the Collateral Agent, including the Security Agreement and other documents reasonably requested to establish and preserve the Lien of the Collateral Agent in all Collateral of such Subsidiary;

(ii) UCC financing statements naming such Person as “Debtor” and naming the Collateral Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and its special counsel to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Collateral Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under any Security Document to the extent such Lien may be perfected by UCC filing, and pledge agreements, control agreements, documents and original collateral (including pledged Equity Interests (other than Excluded Equity Interests), Securities and Instruments) and such other documents and agreements as may be reasonably required by the Collateral Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Subsidiary has an interest consistent with the terms of the Financing Documents;

(iii) upon the request of the Collateral Agent, an opinion of counsel to each such Subsidiary and addressed to the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent; and

(iv) current copies of the Organic Documents of each such Subsidiary, together with minutes of duly called and conducted meetings (or duly effected consent actions) of the board of directors, partners, or appropriate committees thereof (and, if required by such Organic Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.1(i), all certified by the applicable Governmental Authority or appropriate officer as the Collateral Agent may elect.

(j) Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

(k) Minimum Liquidity. The Company and its Subsidiaries shall maintain Liquidity as of the last day of each quarter of not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) an amount equal to the product of multiplying (1) the amount of “Cash Burn” from operations for the three (3) month period ending on the end of such month by (2) four (4).

7.2 Negative Covenants. For so long as the Notes are outstanding, the Company shall not (and shall cause each of its Subsidiaries not to) without the prior written consent of the Required Holders (in addition to any other written consent or vote required to be obtained pursuant to the Restated Certificate):

(a) Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(i) the Obligations;

(ii) Debt existing on the date hereof and set forth in Section 7.2(a) of the Disclosure Schedule and Permitted Refinancings thereof;

(iii) the Senior Bank Debt so long as the aggregate outstanding principal amount thereof does not exceed the lesser of (1) $75,000,000 and (2) the sum of (A) the Borrowing Base (as defined in the Senior Loan Agreement as in effect on the date hereof) which, if applicable, shall be calculated after giving effect to the Availability Block (as defined in the Senior Loan Agreement as in effect on the date hereof), plus (B) $3,000,000 of Bank Products constituting Senior Bank Debt;

(iv) Permitted Purchase Money Debt and Permitted Refinancings thereof;

(v) [Reserved];

(vi) (1) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, so long as the aggregate principal amount of all Debt incurred in reliance on this clause (vi) shall not exceed $10,000,000 at any time, and (2) Debt arising from agreements providing for indemnification, adjustment of purchase price, earnout or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, and in each case, Permitted Refinancings thereof;

(vii) Permitted Contingent Obligations;

(viii) [Reserved];

(ix) Debt in respect of Hedging Agreements entered into in the Ordinary Course of Business and not for speculative purposes;

(x) Debt incurred in connection with the financing of insurance premiums;

(xi) Debt owed to any Person providing workers’ compensation, health, disability or other employment benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;

(xii) Debt in respect of completion bonds, performance bonds, bid bonds, appeal bonds and surety bonds and similar obligations and reimbursement obligations under letters of credit securing completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, operating leases and similar obligations, in each case, provided in the Ordinary Course of Business;

(xiii) Debt incurred in connection with cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services and other similar arrangements of the Company or any Subsidiary, in each case in the Ordinary Course of Business in an aggregate principal amount for all such Debt under this clause (xiii) not to exceed $2,000,000;

(xiv) reimbursement obligations in connection with letters of credit issued for the account of the Company or its Subsidiaries in an aggregate amount to not exceed $3,000,000;

(xv) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(xvi) intercompany Debt (1) among any Obligor and any other Obligor, so long as such Debt is subordinated to the Obligations (2) owed by any Obligor to a Subsidiary that is not an Obligor, so long as (A) such Debt is subordinated to the Obligations and (B) the aggregate amount of all Debt under this clause (2) does not exceed $500,000, or (3) owed by any Subsidiary that is not an Obligor to any Obligor, so long as the aggregate amount of all Debt under this clause (3) does not exceed $500,000;

(xvii) Debt pursuant to the Hercules Facility; provided that the Refinancing occurs prior to or substantially concurrently with the occurrence of the Initial Closing;

(xviii) other Debt so long as the outstanding aggregate principal amount of all Debt under this clause (xvii) does not exceed $2,000,000; and

provided that the Company and its Subsidiaries shall not be permitted to incur any Convertible Debt or any Subordinated Debt in reliance on the foregoing paragraphs (i) to and including (xvii).

(b) Liens. Create or suffer to exist any Lien on any property or asset of the Company or any of its Subsidiaries whether now owned by it or hereafter acquired, except (collectively, “Permitted Liens”):

(i) Liens in favor of the Collateral Agent;

(ii) any Lien on any property or asset of the Company or any of its Subsidiaries existing on the date hereof and set forth in Disclosure Schedule and Liens securing any Permitted Refinancings thereof;

(iii) Liens securing the Senior Bank Debt;

(iv) Purchase Money Liens securing Permitted Purchase Money Debt and Liens securing any Permitted Refinancings thereof;

(v) Liens for Taxes not yet due or being Properly Contested;

(vi) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (1) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (2) such Liens do not materially impair the value or use of the property or materially impair operation of the business of any Obligor or Subsidiary;

(vii) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are required or provided by law;

(viii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Company's business and imposed without action of such parties; provided, that the payment thereof is not yet required;

(ix) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder so long as such Liens are at all times junior to the Collateral Agent’s Liens;

(x) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(xi) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(xii) Liens on assets acquired in a Permitted Acquisition, securing Debt permitted by Section 7.2(a) and Liens securing any Permitted Refinancings thereof;

(xiii) leases, licenses, subleases and sublicenses granted to others in the Ordinary Course of Business that do not interfere in any material respect with the business of the Company and its Subsidiaries;

(xiv) Liens arising from UCC financing statements filed regarding operating leases entered into in the Ordinary Course of Business;

(xv) Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;

(xvi) Liens solely on cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement not prohibited under this Agreement;

(xvii) Liens securing attachments, appeal bonds, judgments and other similar obligations in connection with court proceedings or judgments that do not constitute an Event of Default;

(xviii) any interest or title of a lessor or sublessor and any lender to a lessor or sublessor under any lease or sublease not prohibited by this Agreement, in each case pertaining to assets that are not owned by the Company or any Subsidiary and to the extent such lease or sublease has been entered into by the Company or any Subsidiary in the Ordinary Course of Business and covering only the assets so leased;

(xix) Liens, arising in the Ordinary Course of Business, (1) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, and (2) in favor of a financial institution encumbering deposits (including brokers’ Liens, bankers’ Liens, rights of set-off and other similar Liens and cash security deposits) that are within the general parameters customary in the banking industry, including with respect to deposit accounts, cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services and other similar arrangements of the Company or any Subsidiary, in each case in the Ordinary Course of Business, and not in respect of any Debt by such bank or other financial institution to the Company);

(xx) Liens (other than any Lien imposed by ERISA) consisting of (1) pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, (2) deposits to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bid bonds, indemnity obligations, operating leases, governmental contracts, trade contracts, completion bonds, performance bonds, and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), or to secure letters of credit in respect thereof, or (3) pledges to secure liability to insurance carriers, in each case, in the Ordinary Course of Business;

(xxi) Liens on cash securing reimbursement obligations in connection with letters of credit issued for the account of the Company or its Subsidiaries permitted pursuant to Section 7.2(a)(xiv);

(xxii) restrictions on the Company’s ability to encumber certain of its property (other than Accounts and Inventory and proceeds thereof) with respect to which the Company received (or is entitled to receive) reimbursement payments under the CEC Agreements and any rights that the applicable governmental entity enjoys in such property (other than Accounts and Inventory and proceeds thereof) under the CEC Agreements; and

(xxiii) other Liens attached to Collateral securing obligations in an aggregate principal amount not to exceed $2,000,000; and

(xxiv) Liens in favor of the Hercules Facility provided that such Liens are released and terminated in full prior to or substantially concurrently with the occurrence of the Initial Closing,

provided, that no Permitted Liens in favor of third parties (other than statutory or other nonconsensual Permitted Liens or Liens in favor of the Senior Bank Debt) shall attach to Company’s or any of its Subsidiaries’ Intellectual Property.

(c) Investments. Make any Investment except:

(i) Investments in Subsidiaries to the extent existing on the date of Initial Closing;

(ii) Cash Equivalents that, to the extent required under the Security Agreement, are subject to the Collateral Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent;

(iii) loans and advances permitted under Section 7.2(f);

(iv) Permitted Acquisitions;

(v) other Investments (other than Acquisitions) so long as the aggregate amount of Investments made under this clause (v) do not exceed $2,000,000;

(vi) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other creditors to suppliers in the Ordinary Course of Business; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

(vii) Investments consisting of cashless loans made by the Company to officers, directors and employees of the Company or any Subsidiary that are used by such Persons to simultaneously purchase equity interests of the Company; provided that such equity interests of the Company shall be pledged and delivered to the Collateral Agent (or the collateral agent under the Senior Loan Agreement, as applicable) in form and substance reasonably satisfactory to the Collateral Agent pursuant to a pledge agreement as collateral security for the Obligations; or

(viii) Investments consisting of endorsements of negotiable instruments for collection in the Ordinary Course of Business.

(d) Distribution; Upstream Payments.

(i) Declare or make any Distributions, except:

(1) Upstream Payments;

(2) Each Obligor may declare and make Distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests so long as the Investors have received at least 10 Business Days’ prior written notice of any record date in respect of such Distribution;

(3) the Company may make Distributions to redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that the only consideration paid for any such redemption is Equity Interests of the Company or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interests;

(4) the Company may (x) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or exercises of warrants or options or (y) “net exercise” or “net share settle” warrants or options;

(5) the Company may redeem or otherwise cancel Equity Interests or rights in respect thereof granted to (or make payments on behalf of) directors, officers, employees or other providers of services to the Company and the Subsidiaries in an amount required to satisfy tax withholding obligations relating to the vesting, settlement or exercise of such Equity Interests or rights;

(6) the Company may repurchase Equity Interests or rights in respect thereof granted to directors, officers, employees or other providers of services to the Company and the Subsidiaries at the original purchase price of such Equity Interests or rights in respect thereof pursuant to a right of repurchase set forth in equity compensation plans in connection with a cessation of service; and

(7) the receipt or acceptance by the Company or any Subsidiary of the return of Equity Interests issued by the Company or any Subsidiary to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition; or

(ii) Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for (1) restrictions under this Agreement or the Senior Loan Agreement, (2) restrictions under Applicable Law, (3) restrictions in effect on the date of Initial Closing as shown on Section 4.15 of the Disclosure Schedule, (4) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets of the Company or any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is not prohibited hereunder, (5) any agreement or restriction or condition in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary (but shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (6) restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement or the Senior Loan Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (7) customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub- lease, sub-license or other contract, and (8) restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the Ordinary Course of Business or restrictions imposed by the terms of a Permitted Lien on the property subject to such Permitted Lien.

(e) Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a replacement of equipment that is worn, damaged or obsolete with equipment that is used or useful in the business of the Obligors, if the replacement equipment is acquired substantially contemporaneously with such disposition and is free of Liens other than Permitted Liens, or a transfer of property by a Subsidiary or Obligor to a Obligor.

(f) Loans. Make any loans or other advances of money to any Person, except (i) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, (ii) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (iii) deposits with financial institutions permitted hereunder; and (iv) as long as no Default or Event of Default exists, intercompany loans by an Obligor to another Obligor.

(g) Restrictions on Payment of Subordinated Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt.

(h) Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into an Obligor; or (ii) Permitted Acquisitions, but only so long as an Obligor is the surviving entity of any Permitted Acquisition.

(i) Subsidiaries. Form or acquire any Subsidiary after the date of Initial Closing, except in accordance with Sections 7.1(i) or 7.2(c) and 7.2(h); or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

(j) Organic Documents. Amend, modify or otherwise change any of its Organic Documents in a manner that could reasonably be expected to materially adversely affect the interests of the Collateral Agent or the Investors, in each case, in such Peron’s capacity as noteholder or secured creditor (and for the avoidance of doubt, not in any capacity as stockholder, warrantholder or other equityholder), except in connection with a transaction permitted under Section 7.2(h).

(k) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than the Obligors and Subsidiaries.

(l) Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP or as recommended by the Company’s certified public accountants and such change is disclosed to the Investors at least 5 Business Days in advance and is in conformity with GAAP; or, unless the Company provides at least 30 days advance written notice to the Investors, change its fiscal year.

(m) Burdensome Contracts. Become a party to any Restrictive Agreement, except a Restrictive Agreement (i) in effect on the date hereof, (ii) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt, or (iii) constituting customary restrictions on assignment in leases, Hedging Agreements and other contracts.

(n) Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

(o) Conduct of Business. Engage to any material extent in any business materially different than its business as conducted on the date hereof and any reasonably related or ancillary thereto or reasonable extensions thereof.

(p) Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (i) transactions expressly permitted by the Financing Documents on terms reasonably disclosed to the Investors and not less favorable to the Company than could be obtained on an arm’s-length basis from unrelated third parties, (ii) payment of reasonable compensation to directors, officers and employees for services actually rendered, and payment of customary directors’, officers’ and employees’ indemnification claims, (iii) transactions among the Company and its Subsidiaries in respect of transfer pricing, cost plus and cost sharing arrangements in the Ordinary Course of Business and on terms not less favorable to the Company than could be obtained on an arm’s-length basis from unrelated third parties, (iv) transactions solely among Obligors; (v) transactions with Affiliates consummated prior to the date hereof and disclosed in Section 7.2(p) of the Disclosure Schedule, and (vi) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to the Investors and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

(q) Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the date hereof.

(r) [Reserved].

8. RIGHTS OF INVESTORS UPON DEFAULT. Upon the occurrence of any Event of Default (other than an Event of Default described in clause (j) of the definition thereof) and at any time thereafter during the continuance of such Event of Default, the Required Holders may by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Financing Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in clause (j) of the definition thereof, immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Financing Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Secured Parties may exercise any other right, power or remedy granted to them by any Financing Document or as otherwise permitted by any law, either by suit in equity or by action at law, or both.

9. TAX MATTERS.

9.1 Withholding; Tax Payment. All payments by the Obligors on the Notes shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 6.2. If any Obligor is required by Applicable Law to withhold or deduct Taxes, from any payment, then (i) such Obligor shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to Applicable Law, and (ii) the sum payable by the applicable Obligor shall be increased as necessary so that the applicable Investor receives an amount equal to the sum it would have received had no such withholding or deduction been made; provided that, no payment is required under this clause (ii) in respect of (x) Taxes imposed on an Investor due to a present or former connection between it and the taxing jurisdiction (other than connections arising from an Investor having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, the Notes); (y) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Investor with respect to the Notes pursuant to a law in effect when the Investor acquired the Notes, except to the extent such Taxes were payable to an assignor immediately prior to an assignment; and (z) U.S. federal withholding Taxes imposed pursuant to FATCA (clauses (x) through (z) collectively, “Excluded Taxes”).

9.2 Other Taxes. The Obligors shall timely pay to the applicable Governmental Authority all present or future stamp, court documentary, intangible, recording, filing or similar Taxes (other than any Excluded Taxes) that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Note.

9.3 Register. Each Investor shall promptly notify the Company of any transfer or assignment in accordance with Section 5.8. The Company shall maintain a register for the recordation of the names, addresses and Note amounts of each Investor. The register shall be available for inspection by any Investor, from time to time upon reasonable notice.

9.4 Investment Unit. For federal income tax purposes, pursuant to Treasury Regulations § 1.1273-2(h), the Company and the Investors acknowledge that the “issue price” of the Notes at Closing is 100% of the stated principal amount of the Notes minus the fair market value and purchase price of the Warrants; and the aggregate fair market value and purchase price of the Warrants is eight million Dollars ($8,000,000) if one hundred million Dollars ($100,000,000) stated principal amount of Notes are purchased and sixteen million Dollars ($16,000,000) if two hundred million Dollars ($200,000,000) stated principal amount of Notes are purchased. Each of the Obligors and the Investors agree to use the foregoing issue price, fair market value and purchase price for U.S. federal income tax purposes with respect to the transactions contemplated hereby (unless otherwise required by a final determination by the IRS or a court of competent jurisdiction).

10. GENERAL PROVISIONS.

10.1 Intercreditor Agreement. Each Investor, by purchasing a Note and becoming a party to this Agreement, hereby agrees that each Secured Party will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

10.2 Survival of Warranties and Covenants. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, any Closing and any conversion of the Notes into Conversion Stock in accordance with the terms of the Financing Documents and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.

10.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that nothing in this Section 10.3 shall permit any of the Investors to transfer or assign any of the Securities acquired under this Agreement except as provided in Section 5.

10.4 Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY FINANCING DOCUMENT, THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

10.5 Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY FINANCING DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH OBLIGOR AND EACH SECURED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE FINANCING DOCUMENTS. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

10.6 Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which the Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Financing Documents, Obligations or Collateral under this Agreement; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by any Secured Party on which any Obligor may in any way be liable, and hereby ratifies anything any Secured Party may do in this regard; (c) notice prior to taking possession or control of any Collateral under this Agreement; (d) any bond or security that might be required by a court prior to allowing any Secured Party to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Financing Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to the Secured Parties to enter into the Financing Documents and that they are relying upon the foregoing in their dealings with the Obligors. The Obligors have reviewed the foregoing waivers with their legal counsel and have knowingly and voluntarily waived their jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or “tif”), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Investors may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by any Investor, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

10.8 Headings; Interpretation. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Financing Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Financing Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Financing Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Company’s notice address under Section 10.9; (g) “asset” and “property” shall be construed to have the same meaning and effect and to refer to any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including without limitation cash, securities, accounts and contract rights; (h) discretion of any Investor means the sole and absolute discretion of such Person exercised at any time; and (i) where any Financing Document contemplates that the Collateral Agent shall or may take any decision, step or other action, the Collateral Agent shall at all times act in accordance with the instructions of the Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement) and, in the absence of such instructions, shall not be required to take any decision, step or other action, it being understood that the Required Holders shall not be under any obligation to provide any such instructions. All references amounts herein shall be denominated in United States Dollars (“Dollars”), unless expressly provided otherwise, and all determinations made from time to time under the Financing Documents shall be made in light of the circumstances existing at such time. The Obligors shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Collateral Agent or any Investor under any Financing Documents. Reference to any Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. All covenants under Section 7.2 shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant, shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, Account Debtor”, “Commercial Tort Claim”, “Equipment” and “Inventory”.

10.9 Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivered in person or via electronic mail (provided confirmation of receipt by the intended recipient is received); (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) one (1) Business Day after deposit with an express overnight courier for United States deliveries or sent via facsimile, or three (3) Business Days after deposit with an international express air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (d) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the Investor to be notified at the address indicated for such party in Schedule A or, in the case of the Company, at 1815 Rollins Road, Burlingame, California 94010, and a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attn: [***], email: [***]@fenwick.com, or at such other address as any party may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 10.9.

10.10 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.11 Amendments and Waivers. Any term of the Financing Documents may be amended and the observance of any term of the Financing Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) the holders of Notes representing the majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding and (b) if the Cowen Investors, in the aggregate, hold Notes having an aggregate stated principal amount (excluding any increase thereto for PIK interest) in excess of fifty million Dollars ($50,000,000), the Cowen Investors holding a majority of the aggregate Principal Balances (as defined in the Notes) of all of the Notes held by Cowen Investors ((a) and (b) together, the “Required Holders”), provided that (i) without the prior written consent of Collateral Agent, no modification shall alter any provision in a Financing Document that relates to any rights, duties or discretion of Collateral Agent; (ii) without the prior written consent of each affected Investor no modification shall (A) increase any obligation of an Investor to purchase any Notes; (B) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Investor; (C) extend the Maturity Date (as defined in the Notes) applicable to such Investor’s Obligations; or (D) amend this sub- clause (ii); and (iii) without the prior written consent of all Investors, no modification shall (A) alter Section 4 of the Notes, Section 3 of the Security Agreement (except to add Collateral) or this Section 10.11; (B) amend the definition of Required Holders; (C) release or subordinate the Collateral Agent’s Lien with respect to all or substantially all Collateral; or (D) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations. Any amendment or waiver effected in accordance with this Section 10.11 shall be binding upon each holder of Notes then outstanding, each future holder of such securities, and the Company; provided, however, that Additional Investors may become parties to this Agreement in accordance with Section 2.2 without any amendment of this Agreement or any consent or approval of any Investor.

10.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.13 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the other Financing Documents, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between any of the parties with respect to the subject matter hereof.

10.14 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Without limiting the generality of the foregoing, if any filings, approvals or consents from any governmental or regulatory authority or stock exchange are required in connection with the issuance of the Notes or the Warrants or the performance of the terms thereof or the consummation of the transactions contemplated thereby, including the conversion and/or exercise in full thereof and the issuance of any Conversion Stock or other securities pursuant to the terms thereof (including the issuance of shares of Common Stock upon the conversion of any Conversion Stock that are Preferred Stock) (each, a “Required Governmental Approval”), the Company shall, at its sole cost and expense, cooperate with the Investors and use its reasonable efforts to make all necessary filings, applications and registrations with respect to, and obtain as promptly as practicable, all Required Governmental Approvals. Notwithstanding anything herein or in the Notes, the Warrants or any Conversion Stock to the contrary, if the performance of the terms of the Notes, the Warrants or any Conversion Stock (including the issuance of any securities pursuant thereto) is limited by any governmental, stock exchange or other regulatory requirement, (i) the Investors shall be entitled to exercise or convert the Notes, the Warrants and/or the Conversion Stock to the fullest extent permitted by such governmental, stock exchange or other regulatory requirement, (ii) the Company shall issue the maximum number of Conversion Stock or other securities pursuant thereto as may be permitted by such governmental, stock exchange or other regulatory requirement, (iii) the Investors’ rights, the Company’s obligations with respect to any portion of the Notes, the Warrants and/or the Conversion Stock that are so limited shall continue without regard to the expiration of any time periods or other limitations, (iv) the Company shall continue to cooperate with the Investors and use its reasonable efforts to obtain all Required Governmental Approvals as promptly as practicable thereafter, and (v) the Company shall issue to the Investors the Conversion Stock or other securities not so issued as soon as practicable after such securities can be issued without violating any governmental, stock exchange or other regulatory requirement.

10.15 Waiver of Conflict of Interest. Each Investor and the Company is aware that Fenwick & West LLP (“F&W”), counsel to the Company, may have an investment in certain of the Investors or may have previously performed and may continue to perform certain legal services for certain of the Investors in matters unrelated to F&W’s representation of the Company. In connection with such Investor representation, F&W may have obtained confidential information of such Investors that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Investor and the Company hereby acknowledges that the terms of this Agreement were negotiated between the Investors and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation or such possession of confidential information by F&W. Each Investor and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 10.15.

10.16 Fees and Expenses; Indemnity.

(a) EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Financing Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

(b) Obligors shall pay all Extraordinary Expenses promptly upon request. Obligors shall also reimburse the Secured Parties for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (i) negotiation and preparation of any Financing Document, including any modification thereof; (ii) administration of and actions relating to any Collateral, Financing Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Collateral Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (iii) any examination or appraisal with respect to any Obligor or Collateral by the Collateral Agent’s personnel or a third party. All reasonable and documented out-of-pocket legal, accounting and consulting fees shall be charged to the Obligors by the Secured Parties’ professionals at their full hourly rates, regardless of any alternative fee arrangements that any Secured Party or any of its Affiliates may have with such professionals that otherwise might apply to this or any other transaction. The Obligors acknowledge that counsel may provide the Secured Parties with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with the Secured Parties, including fees paid hereunder. All amounts payable by the Obligors under this Section 10.16 shall be due on demand.

(c) Notwithstanding paragraphs (a) and (b) above, with respect to any expenses and legal fees incurred by the Cowen Parties in connection with the preparation execution and delivery of this Agreement, the other Financing Documents and the issuance of the securities issuable hereunder, in each case on or prior to Initial Closing, the Obligors’ indemnification and reimbursement obligations under paragraphs (a) and (b) above shall be capped at the amounts and subject to the terms agreed by the Company and the Cowen Parties, it being understood, for the avoidance of doubt, that this paragraph (c) does in no way limit or otherwise restrict the Cowen Parties’ ability to claim indemnification and/or reimbursement with respect to liabilities incurred or otherwise accrued after Initial Closing.

10.17 Confidentiality of Records. Each of Investor shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process (provided that such Investor provides prior written notice to the Company and affords the Company the reasonable opportunity to defend against such subpoena or other legal process, in each case only to the extent permitted under Applicable Law and such subpoena or other legal process); (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Financing Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 10.17, to any Person actually or potentially acquiring an interest in any Obligations and/or Securities or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.17 or (ii) is available to the Collateral Agent, any Investor or any of their Affiliates on a nonconfidential basis from a source other than the Obligors; (h) on a confidential basis to a provider of any electronic system maintained by the Investors or the Collateral Agent for the receipt of information and documents required to be delivered by the Company under the terms of the Financing Documents; or (i) with the consent of the Company. Notwithstanding the foregoing, the Collateral Agent and the Investors may publish or disseminate general information concerning the Financing Documents for league table, tombstone, and, with the Company’s prior written consent, may use the Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section 10.17 shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of the Collateral Agent and the Investors acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

10.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.19 Continuing Guaranty.

(a) Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Company to the Secured Parties, arising hereunder or under any other Financing Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (the “Guarantied Obligations”). The Collateral Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(b) Rights of Investors. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (ii) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantied Obligations; (iii) apply such security and direct the order or manner of sale thereof as the Collateral Agent and the Investors in their sole discretion may determine; and (iv) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor

(c) Certain Waivers. Each Guarantor waives (i) any defense arising by reason of any disability or other defense of the Company or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Company; (ii) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of the Company; (iii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (iv) any right to proceed against the Company, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

(d) Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.

(e) Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Maturity Date (as defined in the Notes). If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

(f)  Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Maturity Date (as defined in the Notes). Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

(g) Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to any Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’s performance under this Guaranty, to the full and indefeasible cash payment (including of any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding)) of the Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Company to any Guarantor shall be enforced and performance received by any Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

(h) Stay of Acceleration. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Secured Parties.

(i)  Condition of Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other guarantor such information concerning the financial condition, business and operations of the Company and any such other guarantor as each Guarantor requires, and that none of the Secured Parties has any duty, and no Guarantor is relying on the Secured Parties at any time, to disclose to any Guarantor any information relating to the business, operations or financial condition of the Company or any other guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same.

(j)  Limitation of Guaranty. Notwithstanding anything to the contrary herein or otherwise, the Company, the Collateral Agent and the Investors hereby irrevocably agree that the Guarantied Obligations of each Guarantor in respect of the guarantee set forth in this Section 10.19 at any time shall be limited to the maximum amount as will result in the Guarantied Obligations of such Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in this Section 10.19 and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.

10.20 Third Party Beneficiary. The parties hereto designate BofA Securities, Inc. as an express third party beneficiary of the representations of the Company in Section 4.6 and 4.7 hereto, as if BofA Securities Inc. were a party hereto with respect to such representations.

11. THE COLLATERAL AGENT.

11.1 Appointments.

(a) Each Investor and each other Secured Party hereby appoints CSI GP I LLC, a Delaware limited liability company, as its Collateral Agent under and for purposes of each Financing Document, and hereby authorizes the Collateral Agent to act on behalf of such Secured Party under each Financing Document and, in the absence of other written instructions from the Investors pursuant to the terms of the Financing Documents received from time to time by the Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto.

(b) Each Investor, by purchasing a Note and becoming party to this Agreement hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and each Investor and each other Secured Party hereby directs the Collateral Agent to execute and deliver the Financing Documents (including the Intercreditor Agreement and, in each case, any amendments, supplements and other modifications thereto not prohibited by the terms of this Agreement) on behalf of such Secured Party, in all cases in such form as the Collateral Agent shall determine. Upon execution and delivery of the Financing Documents by the Collateral Agent, each Secured Party shall be bound by the terms and conditions thereof. Without limiting the foregoing, the Collateral Agent is hereby expressly authorized to execute and deliver any and all such documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the terms and conditions of this Agreement and the other Financing Documents.

(c) Each Investor and each other Secured Party hereby irrevocably designates and appoints the Collateral Agent as the agent of such Investor. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Collateral Agent is acting solely on behalf of the Secured Parties and with duties that are entirely administrative in nature, notwithstanding the use of the terms “Collateral Agent,” and “collateral agent,” which terms are used for title purposes only, and (ii) the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Collateral Agent. Anything contained in any of the Financing Documents to the contrary notwithstanding, each Obligor, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party (other than the Collateral Agent) shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or any other Security Documents, it being understood and agreed that all powers, rights and remedies hereunder or thereunder may be exercised solely by the Collateral Agent, on behalf of the Secured Parties, in accordance with the terms hereof or thereof (including, without limitation, acting at the direction of the Required Holders), as applicable, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Investor may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent as collateral agent for and representative of the Secured Parties (but not any Investor or Investors in its or their respective individual capacities), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Party) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition, the Investors hereby agreeing that they may not exercise any right to credit bid at any public or private foreclosure sale or other disposition of Collateral unless instructed to do so by the Collateral Agent in writing.

11.2 Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement and the other Financing Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

11.3 Exculpatory Provisions. Neither the Collateral Agent nor any of its respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Financing Document (including that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Code or any other bankruptcy or insolvency laws), except to the extent that any of the foregoing are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from its or such Person’s (as applicable) own gross negligence or willful misconduct, or (b) responsible in any manner to any of the Investors or any other Secured Party for any recitals, statements, representations or warranties made or deemed made by or on behalf of any Obligor or any officer thereof in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or for any failure of any Obligor or other Person to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Obligor.

11.4 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document unless it shall first receive such advice or concurrence of Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Investors against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of the Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Investors and all future holders of the Notes and all other Secured Parties.

11.5 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from an Investor or an Obligor referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”. In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Investors. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Holders (or, if so specified by this Agreement, all Investors or any other instructing group of Investors specified by this Agreement); provided, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Collateral Agent shall deem advisable in the best interests of the Secured Parties.

11.6 Non-Reliance on Collateral Agent and Other Investors. Each Investor expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to such Investor and that no act by the Collateral Agent hereafter taken, including any review of the affairs of an Obligor or any Affiliate of an Obligor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Investor represents to the Collateral Agent that such Investor has, independently and without reliance upon the Collateral Agent or any other Investor or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates and made its own decision to enter into this Agreement and purchase its Notes hereunder. Each Investor also represents that it will, independently and without reliance upon the Collateral Agent or any other Investor or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Investors by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Investor or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any Affiliate of an Obligor that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

11.7 Indemnification by Investors. The Investors agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to their respective portion of the aggregate Principal Balances on the date on which indemnification is sought under this Section 11.7 (or, if indemnification is sought after the date upon which the Notes shall have been paid in cash and/or converted into Conversion Stock in full, ratably in accordance with such respective portion of the aggregate Principal Balances immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment or conversion of the Notes) be imposed on, incurred by, or asserted against, the Collateral Agent in any way relating to or arising out of, the Notes, this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, that no Investor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment or conversion of the Notes and all other amounts payable hereunder. Collateral Agent in its Individual Capacities. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor, and any Affiliate of any Obligor, all as though the Collateral Agent were not the Collateral Agent. With respect to its Notes purchased (if any), the Collateral Agent shall have the same rights and powers under this Agreement and the other Financing Documents as any Investor and may exercise the same as though it were not the Collateral Agent, and the terms “Investor”, “Investors”, “Secured Party” and “Secured Parties” shall include the Collateral Agent in its individual capacity.

11.8 Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon thirty (30) days’ written notice to the Investors and the Company; provided that the Collateral Agent may resign as Collateral Agent immediately upon written notice to the Investors and the Company if a Default or Event of Default has occurred and is continuing. If the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Financing Documents, then the Required Holders shall appoint from among the Investors a successor collateral agent, which successor collateral agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld, delayed, conditioned or burdened), whereupon such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall thereafter mean such successor collateral agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the other parties to this Agreement or any holders of the Notes. If no successor collateral agent has accepted appointment as Collateral Agent by the date upon which such retiring Collateral Agent’s notice of resignation is effective in accordance with the first sentence of this Section 11.8, such retiring Collateral Agent’s resignation shall nevertheless become effective on the applicable date and the Investors shall assume and perform all of the duties of such Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor collateral agent as provided for above. After any retiring Collateral Agent’s resignation as the Collateral Agent the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Financing Documents

11.9 Collateral Agent Generally. Except as expressly set forth in this Agreement or any other Financing Document, the Collateral Agent shall not have any duties or responsibilities hereunder in its capacity as such.

11.10 Restrictions on Actions by Secured Parties; Sharing of Payments.

(a) Each of the Investors agrees that it shall not, without the express written consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Collateral Agent, set off against the Obligations, any amounts owing by such Investor to any Obligor or any of their respective Subsidiaries or any deposit accounts of any Obligor or any of their respective Subsidiaries now or hereafter maintained with such Investor. Each of the Investors further agrees that it shall not, unless specifically requested to do so in writing by the Collateral Agent or the Collateral Agent otherwise consents in writing, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, judicial or otherwise, to enforce any Financing Document or any right or remedy against any Obligor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The provisions of this Section 11.10(a) are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Obligor or other Person.

(b) Unless expressly provided to the contrary in the Financing Documents, if at any time or times any Investor receives (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Investor from the Collateral Agent pursuant to the terms of the Financing Documents, or (ii) payments from the Collateral Agent in excess of such Investor’s pro rata share of all such distributions by the Collateral Agent, then in each such case such Investor promptly shall (A) turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in immediately available funds, as applicable, for the account of all of the applicable Investors and for application to the Obligations in accordance with the applicable provisions of the Financing Documents, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other applicable Investors so that such excess payment received shall be applied ratably as among the applicable Investors in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

11.11 Agency for Perfection. The Collateral Agent hereby appoints each other Secured Party as its agent and bailee and as sub-agent for the other Secured Parties (and each Secured Party hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC of any applicable state can be perfected by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to the Collateral Agent and take such other actions as agent or sub-agent in accordance with the Collateral Agent’s instructions to the extent, and only to the extent, so authorized or directed by the Collateral Agent.

11.12 Credit Bid. Each Obligor and each Investor hereby irrevocably authorizes the Collateral Agent or its designee, based upon the written instruction of the Required Holders, to bid and purchase for an amount approved by the Required Holders (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted (a) by the Collateral Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, (b) under the provisions of the Bankruptcy Code, including Sections 363, 365 and 1129 of the Bankruptcy Code, or (c) by the Collateral Agent (whether by judicial action or otherwise, including a foreclosure sale) in accordance with Applicable Law (any such sale described clauses (a), (b) or (c), a “Collateral Sale”), and in connection with any Collateral Sale, the Collateral Agent or its designee may (with the consent of the Required Holders) accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle under the direction or control of the Collateral Agent and the Collateral Agent may (with the consent of the Required Holders) offset all or any portion of the Obligations against the purchase price for such Collateral.

11.13 One Investor Sufficient. This Agreement shall be and shall remain in full force and effect, and all agency provisions shall be and shall remain effective, notwithstanding the fact that from time to time (including on the date of any Closing) there may be only one Investor hereunder and the fact that such Investor may be the same Person that is serving as the Collateral Agent hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE COMPANY:

PROTERRA INC

By:	/s/ Jack Allen
Name:	Jack Allen
Title:	Chief Executive Officer

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

CSI I PRODIGY HOLDCO LP

By: CSI GP I LLC, its general partner

By:	/s/ Ewa Kozicz
Name:	Ewa Kozicz
Title:	Co-Head

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-Head

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

CSI PRODIGY CO-INVESTMENT LP

By: CSI GP I LLC, its general partner

By:	/s/ Ewa Kozicz
Name:	Ewa Kozicz
Title:	Co-Head

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-Head

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE COLLATERAL AGENT:

CSI GP I LLC

By:	/s/ Ewa Kozicz
Name:	Ewa Kozicz
Title:	Co-Head

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-Head

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

QPB HOLDINGS LTD.,

a Cayman Islands Exempted Limited Company

By:	/s/ John DeSisto
Name:	John DeSisto
Title:	Attorney-in-Fact

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

PALINDROME MASTER FUND LP

a Delaware Limited Partnership

By: Palindrome Master Fund GP LLC

Its: General Partner

By:	/s/ John DeSisto
Name:	John DeSisto
Title:	Attorney-in-Fact

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

BROADSCALE PT INVESTORS LP

By: Broadscale PT Investors General Partner LLC
Its: General Partner

By:	/s/ Andrew Shapiro
Name:	Andrew Shapiro
Title:	Managing Member

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

GENERATION IM CLIMATE SOLUTIONS II, L.P.

By: Generation IM Climate Solutions II GP, Ltd
Its: General Partner

By:	/s/ Tammy Jennissen
Name:	Tammy Jennissen
Title:	Director

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

CSI PRTA CO-INVESTMENT LP

By: CSI GP I LLC, its general partner

By:	/s/ Ewa Kozciz
Name:	Ewa Kozciz
Title:	Co-Head

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-Head

[SIGNATURE PAGE TO PROTERRA INC NOTE PURCHASE AGREEMENT]

Attachments:

Schedule A	–	Schedule of Investors
Schedule B	–	Disclosure Schedule
Schedule C	–	Competitors

Exhibit A	–	Form of Convertible Promissory Note
Exhibit B	–	Form of Warrant Agreement
Exhibit C	–	Security Agreement
Exhibit D	–	Short Form IP Security Agreements
Exhibit E	–	Perfection Certificate
Exhibit F	–	Compliance Certificate

SCHEDULE A
SCHEDULE OF INVESTORS

Initial Closing: August 4, 2020

	Note Principal Amount	Cowen Investor
CSI I Prodigy Holdco LP c/o Cowen Sustainable Advisors LLC 599 Lexington Avenue, 19th Floor New York, NY 10022	$75,000,000.00	Yes
CSI Prodigy Co-Investment LP c/o Cowen Sustainable Advisors LLC 599 Lexington Avenue, 19th Floor New York, NY 10022	$25,000,000.00	Yes
TOTALS:	$100,000,000.00

Additional Closing: August 11, 2020

	Note Principal Amount	Cowen Investor
QPB Holdings, Ltd., a Cayman Islands Exempted Limited Company Cayman Corporate Centre 27 Hospital Road George Town KY1-9008 Cayman Islands	$37,247,000.00	No
Palindrome Master Fund LP a Delaware limited partnership c/o Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	$5,253,000.00	No
TOTALS:	$42,500,000.00

Additional Closing: August 13, 2020

	Note Principal Amount	Cowen Investor
Broadscale PT Investors LP 430 Park Avenue, Suite 1501 New York, NY 10022	$4,000,000.00	No
TOTALS:	$4,000,000.00

Additional Closing: August 14, 2020

	Note Principal Amount	Cowen Investor
Generation IM Climate Solutions II, L.P. c/o Generation Investment Management LLP 20 Air Street London W1B 5AN United Kingdom	$3,500,000.00	No
TOTALS:	$3,500,000.00

Additional Closing: August 31, 2020

	Note Principal Amount	Cowen Investor
CSI PRTA Co-Investment LP c/o Cowen Sustainable Advisors LLC 599 Lexington Avenue, 19th Floor New York, NY 10022	$50,000,000.00	Yes
TOTALS:	$50,000,000.00

SCHEDULE B
DISCLOSURE SCHEDULE

EXECUTION VERSION

PROTERRA, INC

DISCLOSURE SCHEDULE

August 4, 2020

This Disclosure Schedule is made and given pursuant to Section 4 of the Note Purchase Agreement, dated as of August 4, 2020 (the “Agreement”), between Proterra Inc (the “Company”) and the Investors listed on Exhibit A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in Section 4 of the Agreement and the disclosures in any section shall qualify other sections in Section 4 of the Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. Any brief descriptions or summaries of agreements and instruments contained herein do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, copies of which are available upon reasonable request.

[* * *]

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

EXECUTION VERSION

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF [•], 2020, (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND BETWEEN BANK OF AMERICA, N.A., AS FIRST LIEN AGENT, AND CSI GP I LLC, AS SECOND LIEN AGENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS PROMISSORY NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

PROTERRA INC

SECURED CONVERTIBLE PROMISSORY NOTE

Note No.: [●]
[$●]	Made as of [●], 2020

Subject to the terms and conditions of this Note, for value received, Proterra Inc, a Delaware corporation (the “Company”), with chief executive offices at 1815 Rollins Road, Burlingame, California, 94010, hereby promises to pay to [●] or registered assigns (“Holder”), the principal sum of [●] ([$●]), or such amount as shall then equal the outstanding principal amount hereunder, together with any interest paid-in-kind added to the principal amount and simple interest accrued since the last Interest Payment Date (as defined below) on the unpaid principal amount at the Applicable Rate (as defined below) and any unpaid interest accrued in accordance with Section 2.5. Interest shall begin to accrue on the date of this Note on a daily basis and shall be payable on each Interest Payment Date partially in cash pursuant to Sections 2.3 and partially by increasing the Principal Balance of this Note pursuant to Section 2.4 or on demand in accordance with Section 2.5, then continue to accrue on the outstanding Principal Balance until the entire Balance is paid (or converted, as provided in Section 6), and shall be computed based on the actual number of days elapsed and on a year of 365 days.

This Note has been issued pursuant to that certain Note Purchase Agreement, dated as of August 4, 2020 (the “Purchase Agreement”), by and among the Company, the original holder of this Note and certain other investors and is subject to the provisions of the Purchase Agreement. The Company’s obligations under this Note are secured by a security interest in certain property granted by the Company for the benefit of the Holder and other Secured Parties, pursuant to the terms of the Security Documents, including that certain Security Agreement dated as of August 4, 2020by and among the Company, the other Obligors party thereto from time to time and the Collateral Agent.

The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. The following definitions shall apply for purposes of this Note.

“Actual Conversion Amount” means all (or if permitted by the terms of this Note or the Purchase Agreement, that lesser portion) of the Balance actually converted into Conversion Stock pursuant to Section 6, on an Actual Conversion Date, including, if accrued interest and expenses convert pursuant to the terms of this Note, interest and expenses accrued through such Actual Conversion Date and actually converted into Conversion Stock.

“Actual Conversion Date” means a date on which all (or if permitted by this Note, a lesser portion) of the Balance of this Note is converted pursuant to Section 6.

“Applicable Rate” means a rate equal to the sum of the Cash Interest Rate and the PIK Interest Rate.

“Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share. “Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Conversion Price” means:

(a) if the Conversion Stock is being issued upon conversion of this Note at or following a QIPO under Sections 6.1 or 6.2(a), an amount equal to the QIPO Price Per Share multiplied by the Discount Coefficient in effect on the date of the QIPO;

(b) if the Conversion Stock is being issued upon conversion of this Note at the election of the Holder under Section 6.3 following a Qualified Financing, an amount equal to 75% of the lowest per share cash purchase price of the Common Stock or preferred stock sold by the Company in the Qualified Financing; and

(c) If the Conversion Stock is being issued upon conversion of this Note at or following a SPAC Transaction under Sections 6.2(b) or 6.3, an amount equal 75% of to the SPAC Transaction Price Per Share.

2

The Conversion Price is subject to adjustment as provided herein.

“Conversion Stock” means

(a) if the stock is being issued upon conversion of this Note at or following a QIPO under Sections 6.1 or 6.2(a), shares of the Company’s Common Stock;

(b) if the stock is being issued upon conversion of this Note at the election of the Holder under Section 6.3, shares of the most senior series of the Company’s securities sold in the Qualified Financing; and

(c) if the stock is being issued upon conversion of this Note at or following a SPAC Transaction under Section 6.2(b) or at the election of the Holder under Section 6.3 in connection with a SPAC Transaction, shares of the Company’s Common Stock (or, as applicable, the common stock of its successor or parent company).

The number and character of shares of Conversion Stock are subject to adjustment as provided in this Note and the term “Conversion Stock” shall include the stock and other securities and property that are, on the Actual Conversion Date, receivable or issuable upon such conversion of this Note in accordance with its terms.

“Discount Coefficient” means:

For the period:	The following percentage:
Up to and including August 3, 2021	90%
August 4, 2021 up to and including February 3, 2022	87.25%
February 4, 2022 up to and including August 3, 2022	84.5%
August 4, 2022 up to and including February 3, 2023	81.75%
February 4, 2023 up to and including August 3, 2023	79%
August 4, 2023 up to and including February 3, 2024	76.25%
February 4, 2024 up to and including August 3, 2024	73.5%
August 4, 2024 up to and including February 3, 2025	70.75%
February 4, 2025 up to and including August 3, 2025	68%

“Freely Tradable” means, with respect to Conversion Stock, (i) such Conversion Stock is listed on the NYSE, Nasdaq or other national or international stock exchange that is reasonably acceptable to the Required Holders and (ii) such Conversion Stock is not subject to any “lock-up” or other legal or contractual restriction on transfer by the holder thereof (it being acknowledged and agreed that the possession of material non-public information with respect to the Company or Holder’s status as an “affiliate” as defined under Rule 144 does not prevent the Conversion Stock from being considered Freely Tradable).

“Interest Payment Date” means the final day of each fiscal quarter of the Company’s fiscal year, until the entire Balance under this Note is paid (or converted, as provided in Section 6), or the Note is otherwise terminated.

“Liquidation Event” means (a) the commencement of a voluntary or involuntary liquidation, dissolution or winding up of the Company (provided that in the event of a voluntary liquidation, dissolution or winding up of the Company, the Required Holders (as defined in the Purchase Agreement) have consented to the occurrence of such event), or (b) the consummation of a Deemed Liquidation Event (as defined in the Company’s Restated Certificate of Incorporation, as amended from time to time (the “Restated Certificate”)).

3

“Lost Note Documentation” means documentation reasonably satisfactory to the Company with regard to a lost or stolen Note, including, if required by the Company, an affidavit of lost note and a customary indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

“Mandatory Conversion Trigger Event” means either of the following events occurring at any time after the expiration of the QIPO “lock-up” period:

(a) if the QIPO Price Per Share equals or exceeds $6.9075 (equitably adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations or other similar events), then upon the volume-weighted average price of the Company’s publicly-traded Common Stock on the New York Stock Exchange, Nasdaq or other national or international stock exchange that is reasonably acceptable to the Required Holders over a period of 20 consecutive trading days exceeding 150% of the Conversion Price; or

(b) if the QIPO Price Per Share is lower than $6.9075 (equitably adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations or other similar events), then upon the volume-weighted average price of the Company’s publicly-traded Common Stock on the New York Stock Exchange, Nasdaq or other national or international stock exchange that is reasonably acceptable to the Required Holders over a period of 20 consecutive trading days exceeding 150% of an amount equal to $6.9075 (equitably adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations or other similar events) multiplied by the Discount Coefficient at the time of the QIPO.

“Mandatory SPAC Conversion Trigger Event” means either of the following events occurring at any time after a SPAC Transaction in which the excess of the SPAC Contribution Amount over the aggregate amount of the obligations and liabilities of the SPAC (other than obligations or liabilities that were paid in full at or prior to the closing of the SPAC Transaction) was at least $100,000,000:

(a) if the SPAC Transaction Price Per Share equals or exceeds $6.9075 (equitably adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations or other similar events), then upon the volume-weighted average price of the Company’s publicly-traded Common Stock on the New York Stock Exchange, Nasdaq or other national or international stock exchange that is reasonably acceptable to the Required Holders over a period of 20 consecutive trading days commencing after the SPAC Price Determination Date exceeding 150% of the Conversion Price; or

(b) if the SPAC Transaction Price Per Share is lower than $6.9075 (equitably adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations or other similar events), then upon the volume-weighted average price of the Company’s publicly-traded Common Stock on the New York Stock Exchange, Nasdaq or other national or international stock exchange that is reasonably acceptable to the Required Holders over a period of 20 consecutive trading days commencing after the SPAC Price Determination Date and over which the Conversion Stock would be Freely Tradable exceeding 175% of an amount equal to $6.9075 (equitably adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations or other similar events) multiplied by 75%.

“Maturity Date” means the earlier of (a) August 4, 2025, or (b) the time at which the Balance of this Note is due and payable upon an Event of Default; provided, however that if a specific Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (b).

4

“Note” means this Secured Convertible Promissory Note.

“Notes” means a series of secured convertible promissory notes issued under the Purchase Agreement, of which this Note is one, each such note containing substantially identical terms and conditions as this Note.

“Principal Balance” means, at the applicable time, all the then outstanding principal of this Note including, for the avoidance of doubt, after giving effect to any increase thereto in accordance with Section 2.4.

“QIPO” means the initial firm underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of not less than $100,000,000.

“QIPO Price Per Share” means the offering price per share of the Common Stock to the public in the QIPO.

“Qualified Financing” means, as of any date of determination, the most recent bona fide equity financing, if any, following the date of the Purchase Agreement, in which the Company sells equity or equity-linked securities in a capital-raising transaction. For the avoidance of doubt, a Qualified Financing may include a public offering of the Company’s equity securities that is not a QIPO. Notwithstanding the foregoing, if there has not otherwise been a Qualified Financing within 36 months following the date of the Purchase Agreement then the Series 8 Financing shall be deemed a Qualified Financing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

“Series 8 Financing” means the sale of the Company’s Series 8 Preferred Stock pursuant to that certain Series 8 Preferred Stock Purchase Agreement dated August 2, 2019, by and among the Company and the Purchasers (as defined therein).

“SPAC” means a publicly traded special purpose acquisition company or other similar entity.

“SPAC Price Determination Date” means the six-month anniversary of the closing of the SPAC Transaction.

“SPAC Transaction” means a merger, acquisition or other business combination involving the Company and a SPAC that does not constitute a Deemed Liquidation Event.

“SPAC Transaction Price Per Share” means with respect to a SPAC Transaction a price equal to the quotient of (i) the amount of cash and cash equivalents (net of transaction fees and expenses) contributed by the SPAC that become unrestricted cash and cash equivalents of the Company (or as applicable its successor or parent company) as a result of such transaction (such amount the “SPAC Contribution Amount”) divided by (ii) the number of shares of common stock of the Company (or, as applicable, its successor or parent company) held immediately following such transaction by the stockholders of the SPAC immediately prior to such transaction (on an as-exercised, converted and/or exchanged basis, assuming that the maximum number of shares issuable upon the satisfaction of any conditions (including the passage of time) are issued).

5

2. PAYMENT AT MATURITY DATE; INTEREST.

2.1 Payment at Maturity Date. If the Maturity Date occurs before the payment or conversion of the entire Balance of this Note, then the Company shall pay the Balance of the Note at the Maturity Date. Payment on this Note (if any) shall be made, at the election of the Company, at the chief executive offices of the Company or by mail to the address of Holder of this Note (or by wire transfer of immediately available funds to such account as maybe specified by the Holder to the Company) in lawful money of the United States.

2.2 Payment upon a Liquidation Event or Deemed Liquidation Event. If at any time prior to the Maturity Date, a Liquidation Event occurs before the payment or conversion of the entire Balance of this Note, then the Company shall pay to the Holder at the Liquidation Event (and before making any payments with respect to any shares of capital stock) the greater of (i) 150% of the Principal Balance of the Note, or (ii) the consideration that the Holder would have received had the Holder elected to convert the Note into preferred stock pursuant to Section 6.3 (treating, for purposes of this Section 2.2, the Series 8 Financing as a Qualified Financing if no Qualified Financing shall have occurred before the Liquidation Event) immediately prior to such Liquidation Event. The Company shall give the Holder written notice of an anticipated payment pursuant to this Section 2.2 at least ten business days prior to the anticipated Liquidation Event, which notice shall include a reasonably detailed summary of the Liquidation Event and all consideration to be provided to the Company’s stockholders in connection therewith.

2.3 Payment of Cash Interest. The Company shall pay cash interest at a rate of 5% per annum (the “Cash Interest Rate”) on the Principal Balance outstanding. Such cash interest shall be due and payable at each Interest Payment Date by wire transfer of immediately available funds to such account as may be specified by the Holder to the Company.

2.4 Payment of PIK Interest. Subject to section 2.5 below, the Company shall pay PIK interest at a rate of 4.5% per annum (the “PIK Interest Rate”) on the Principal Balance outstanding. Such PIK interest shall be payable by increasing the Principal Balance of this Note (with such increased amount accruing interest as well) on each Interest Payment Date. On each Interest Payment Date, the Company shall make a record on its books of the additional increase to the Principal Balance of this Note due to the payment of paid-in-kind interest.

2.5 Default Interest. Notwithstanding anything to the contrary herein, automatically during an Insolvency Proceeding with respect to the Company, or during any other Event of Default if the Required Holders in their discretion so elect, the PIK Interest Rate shall increase to 6.5% per annum.

3. NO PREPAYMENT. The Company may not pay any unpaid Balance of this Note before it becomes due unless such prepayment is approved by the Required Holders.

4. NOTES PARI PASSU; APPLICATION OF PAYMENTS. Each of the Notes shall rank equally without preference or priority of any kind over one another, but senior in all rights, privileges and preferences to all other shares of the Company’s capital stock and all other securities of the Company that are convertible into or exercisable for the Company’s capital stock directly or indirectly, and all payments and recoveries under any other Financing Document payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the Balances of all then-outstanding Notes on the basis of their original principal amount (it being understood that in the event Holder receives an amount in excess of its pro rata proportion relative to the other Notes, such Holder agrees to remit such excess to the holders of the other Notes in order to maintain a ratable and proportionate application of the payment or recovery in question). Subject to Section 2 and the foregoing provisions of this Section, all payments and amounts recovered in connection with any sale, lease or other dispositions of Collateral under the Security Agreement, will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. After all applications of such payments have been made as provided in this Section, then the remaining amount of such payments that are in excess of the aggregate Balance of all outstanding Notes, shall be returned to the Company.

6

5. [NOT USED]

6. CONVERSION.

6.1 Optional Conversion At or After a QIPO. If this Note has not been previously converted and if the Company has not previously paid the entire Balance, then, at any time at or after the consummation of the QIPO but prior to the earlier of (i) the Maturity Date and (ii) Mandatory Conversion Date (as defined below), Holder may, at its sole discretion, by providing written notice to the Company, elect to cancel the entire Balance then outstanding and convert such Balance into that number of shares of Conversion Stock obtained by dividing (a) the entire Balance as of the date immediately prior to the Actual Conversion Date or, if converting at the QIPO, as of the pricing date for such offering by (b) the Conversion Price, rounded down to the nearest whole number of shares. The Company agrees that it shall give Holder ten (10) business days advance notice of the anticipated QIPO. A conversion under this Section 6.1 shall be effective with respect to a Note as of the time of delivery by the Holder thereof of written notice of conversion.

6.2 Mandatory Conversion After a QIPO or a SPAC Transaction.

(a) If this Note has not been previously converted and if the Company has not previously paid the entire Balance, then, upon the occurrence of a Mandatory Conversion Trigger Event, the entire Balance then outstanding shall automatically be cancelled and converted into that number of shares of Conversion Stock obtained by dividing (a) the entire Balance by (b) the Conversion Price, rounded down to the nearest whole number of shares. Such conversion shall be deemed to occur under this Section 6.2(a) as of the first Business Day following the occurrence of the applicable Mandatory Conversion Trigger Event (the “QIPO Mandatory Conversion Date”), without regard to whether Holder has then delivered to the Company this Note (or the Lost Note documentation where applicable).

(b) If this Note has not been previously converted and if the Company has not previously paid the entire Balance, then, upon the occurrence of a Mandatory SPAC Conversion Trigger Event, the entire Balance then outstanding shall automatically be cancelled and converted into that number of shares of Conversion Stock obtained by dividing (a) the entire Balance by (b) the Conversion Price, rounded down to the nearest whole number of shares. Such conversion shall be deemed to occur under this Section 6.2(b) as of the first Business Day following the occurrence of the applicable Mandatory SPAC Conversion Trigger Event (the “SPAC Mandatory Conversion Date” and, collectively with the QIPO Mandatory Conversion Date, the “Mandatory Conversion Date”), without regard to whether Holder has then delivered to the Company this Note (or the Lost Note documentation where applicable).

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6.3 Optional Conversion At a Qualified Financing or a SPAC Transaction. If this Note has not been previously converted and if the Company has not previously paid the entire Balance, then, at the closing of a Qualified Financing or a SPAC Transaction, Holder may, at its sole discretion, by providing written notice to the Company (the “Conversion Notice”), elect to cancel the entire Balance then outstanding and convert such Balance into that number of shares of Conversion Stock obtained by dividing (a) the entire Balance as of immediately prior to the initial closing of such Qualified Financing or SPAC Transaction (or if converting into Series 8 Preferred Stock, the entire Balance as of the date of the Conversion Notice, provided such date is at least 36 months following the date of the Initial Closing under the Purchase Agreement), by (b) the Conversion Price, rounded down to the nearest whole number of shares. Notwithstanding the foregoing, if the Company delivers written notice to the Required Holders that the Company has commenced the process to promptly effect a QIPO or a SPAC Transaction, then for so long as the Company is diligently and actively pursuing such QIPO or SPAC Transaction, Holder shall not be permitted to elect a conversion pursuant to this Section 6.3 (other than a conversion in connection with the Maturity Date). A conversion under this Section 6.3 shall be effective with respect to a Note as of the time of delivery by the Holder thereof of a Conversion Notice. The Conversion Stock so issued to the Holder shall be issued to the Holders on substantially the same terms as such securities are issued or sold to the investors in the Qualified Financing or SPAC Transaction, including full pro rata participation in any warrants, rights or other “equity kickers” (and, if such investors receive different consideration or terms, on the terms most favorable to any such investor that are provided to any such investor), excluding (x) any rights related to particular commercial agreements or arrangements with any of the Investors in the Qualified Financing (but only to the extent that such rights are on arms-length fair market value terms) and (y) board of directors designation rights granted to any of the investors in the Qualified Financing [(but only to the extent that the board designation rights provided for in the Side Letter continue to apply after such transaction, subject to the terms of the Side Letter)]1.

6.4 Termination of Rights. Except for the right to obtain certificates representing the Conversion Stock under Section 7, all rights with respect to this Note shall terminate upon the conversion of this Note as provided in Section 6, whichever is applicable, or repayment of the Balance of this Note. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company (or Lost Note Documentation where applicable) as soon as practicable after conversion of this Note.

7. CERTIFICATES; NO FRACTIONAL SHARES. As soon as practicable after conversion of this Note pursuant to Section 6 (and, following a QIPO, within one business day of such conversion), the Company at its expense will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation and Bylaws and by any agreement between the Company and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. In any event, Holder shall not be entitled to receive any stock certificates representing the shares of Conversion Stock issuable upon conversion of this Note unless and until Holder has surrendered the original of this Note (or Lost Note Documentation where applicable). No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note (and after aggregating the amounts of all other Notes held by the same Holder which are converted at the same time as this Note), a fraction of a share would otherwise be issued, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Conversion Price.

8. ADJUSTMENT PROVISIONS. So long as any of the Balance of this Note remains outstanding and the conversion right under Section 6 has not terminated, the number and character of shares of Conversion Stock issuable upon conversion of this Note upon an Actual Conversion Date and, to the extent applicable, the Conversion Price therefor, are each subject to adjustment upon each occurrence of an adjustment event described in Sections 8.1 through 8.4 occurring between the date this Note is issued and such Actual Conversion Date. After an adjustment is made, any subsequent event requiring an adjustment shall cause an adjustment to the terms of this Note as so adjusted by the prior adjustment.

8.1 Adjustment for Stock Splits and Stock Dividends. The Conversion Price and the number of shares of Conversion Stock shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Conversion Stock (and/or as applicable, without the payment of consideration to the Company therefor at any time before an Actual Conversion Date).

[1]	NTD: Bracketed language to be included in Notes held by Cowen Investors only.

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8.2 Adjustment for Other Dividends and Distributions. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders of its capital stock entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Sections 8.1 or 8.3), or in assets (other than cash dividends paid on shares of Conversion Stock that is preferred stock) (each, a “Dividend Event”), that are permitted pursuant to the terms of the Purchase Agreement, and such dividend or other distribution is actually made, then, and in each such case, Holder, upon conversion of an Actual Conversion Amount at any time after such Dividend Event, shall receive, in addition to the Conversion Stock issuable upon such conversion of the Note, the securities, cash or other assets that would have been paid or issuable to Holder had Holder, immediately prior to such Dividend Event, converted such Actual Conversion Amount into Conversion Stock; provided that with respect to Conversion Stock that is not Common Stock, if a dividend or distribution is made or issued (or a record date therefor is fixed) with respect to the Common Stock, then such dividend or distribution shall be treated as having been made on the Conversion Stock with respect to the shares of Common Stock issuable upon the conversion of such Conversion Stock.

8.3 Adjustment for Consolidation or Merger. If prior to the repayment or conversion of the entire Balance of this Note, the Company shall consolidate with or merge with or into one or more other corporations or other entities, and pursuant to such consolidation or merger stock, other securities or other property is issued or paid to holders of Conversion Stock other than a Liquidation Event (each, a “Reorganization Event”), then, and in each such case, Holder, upon conversion of an Actual Conversion Amount after the consummation of such Reorganization Event, shall be entitled to receive (in lieu of the stock or other securities and property that Holder would have been entitled to receive under the terms of this Note upon such conversion but for such Reorganization Event), the stock or other securities or property that Holder would have been entitled to receive upon the consummation of such Reorganization Event if Holder had been the record holder of the Conversion Stock received upon conversion of this Note immediately prior to such Reorganization Event (or the record date therefor), all subject to further adjustment as provided in this Note, and the successor corporation or other successor entity in such Reorganization Event shall duly execute and deliver to Holder a supplement to this Note acknowledging such corporation’s or other entity’s obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such Reorganization Event.

8.4 Conversion of Stock. In each case not otherwise covered in Section 8.3 where prior to the repayment or conversion of the entire Balance of this Note (a) all the outstanding Conversion Stock is converted, pursuant to the terms of the Restated Certificate, into Common Stock or other securities or property, or (b) the Conversion Stock otherwise ceases to exist or to be authorized under the Restated Certificate (each a “Stock Event”), then Holder, upon conversion of an Actual Conversion Amount at any time after such Stock Event, shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon conversion of this Note immediately prior to such Stock Event, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if immediately prior to such Stock Event, Holder had been the record holder of the Conversion Stock received upon conversion of this Note before giving effect to such Stock Event.

8.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment of the Conversion Price or the number or type of shares of Conversion Stock or other securities or property issuable upon conversion of this Note that is required under this Section 8. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

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8.6 No Change Necessary. The form of this Note may, but need not, be changed because of any adjustment in the Conversion Price or in the number or type of shares of Conversion Stock issuable upon its conversion.

8.7 Reservation of Stock. If the number of shares of Conversion Stock or other securities authorized and reserved for issuance upon conversion of this Note shall not be sufficient to effect the conversion of the Balance of this Note, then the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

8.8 Non-Circumvention. The Company shall not, by amendment of its organizational documents or through any reorganization, transfers of assets, consolidation, merger, dissolution, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, and will at all times use commercially reasonable efforts to assist in the carrying out of the provisions of this Note and in taking all such actions as may reasonably be requested by the Required Holders in order to protect the conversion privileges of the Holders consistent with the terms of this Note; provided however, that the Company shall not be deemed to have avoided observance or performance of any of the terms of this Note, if the Company shall amend, or if the holders of the Company’s capital stock waive rights under, the Company’s organizational documents, in a manner that does not (individually or when considered in the context of any other actions being taken in connection with such amendments or waivers) adversely affect the rights of the Holder hereunder in a manner different from the effect that such amendments or waivers have on the rights of other holders of the same series and class as the Conversion Stock; provided, further, that (x) no holder of the Company’s capital stock shall have been provided with any payment, rights or other remuneration in consideration for any such amendment or waiver and (y) to the extent applicable, such amendment or waiver applies equitably and ratably to each class of capital stock of the Company (including each series of Preferred Stock). Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Conversion Stock above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non- assessable shares of Conversion Stock upon the conversion of this Note.

9. PROVISIONS RELATING TO STOCKHOLDERS RIGHTS.

9.1 “Market Stand-Off” Agreement. Holder hereby agrees that Holder shall be bound by the market standoff provision set forth in Section 3.11 of the Eighth Amended and Restated Investors’ Rights Agreement, dated as of August 2, 2019, by and among the Company and certain parties thereto, as may be amended from time to time. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with QIPO that are consistent with this Section 9.1 or that are necessary to give further effect thereto.

9.2 No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Note is actually converted into shares of the Company’s capital stock in accordance with its terms. In the absence of conversion of this Note into Conversion Stock, no provisions of this Note and no enumeration herein of the rights or privileges of Holder shall cause Holder to be a stockholder of the Company for any purpose.

10. INTERCREDITOR AGREEMENT. The indebtedness evidenced by this Note is subject to the Intercreditor Agreement. Holder agrees to be bound by the terms of the Intercreditor Agreement.

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11. REPRESENTATIONS AND WARRANTIES OF HOLDER.

In order to induce the Company to enter into the Financing Documents and issue this Note to the original Holder, the original Holder has made representations and warranties to the Company as set forth in the Purchase Agreement.

12. GENERAL PROVISIONS.

12.1 Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

12.2 Transfer. This Note may be assigned, conveyed or transferred (each a “Transfer”), in whole or in part, without the Company’s prior written consent to a Person that is not a Competitor. Prior to a Transfer, the Holder will use commercially reasonable, good faith efforts to provide the Company at least five (5) business days’ notice of an intended Transfer, including the identity of the proposed transferee, and will discuss with the Company the reasonable concerns of the Company concerning the proposed Transfer. Prior to consummation of a Transfer, the Holder will deliver a written notice from a Senior Officer of the Holder confirming that, to the knowledge of the Holder after reasonable inquiry, the Transferee is not a Competitor including reasonable supporting detail. The Company may not assign or delegate its obligations under this Note to any other party without the prior written consent of the Required Holders. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

12.3 Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12.4 Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY FINANCING DOCUMENT, THIS NOTE, EXCEPT SECTIONS 2.2, 6, 7, 8, 9 AND ANY DEFINITIONS WHICH PERTAIN TO SUCH SECTIONS, THE OTHER FINANCING DOCUMENTS AND ALL CLAIMS (EXCEPT THOSE CLAIMS RELATING TO SECTIONS 2.2, 6, 7, 8, 9 OF THIS NOTE AND ANY DEFINITIONS WHICH PERTAIN TO SUCH SECTIONS OF THIS NOTE) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. SECTIONS 2.2, 6, 7, 8, 9 OF THIS NOTE AND ANY DEFINITIONS WHICH PERTAIN TO SUCH SECTIONS OF THIS NOTE AND ALL CLAIMS RELATING TO THOSE SECTIONS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

12.5 Consent to Forum.

(a) THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY FINANCING DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. THE COMPANY AND EACH HOLDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE FINANCING DOCUMENTS. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

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(b) Nothing herein shall limit the right of any Holder to bring proceedings against the Company in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Note shall be deemed to preclude enforcement by any Holder of any judgment or order obtained in any forum or jurisdiction.

12.6 Waivers by Company. To the fullest extent permitted by Applicable Law, the Company waives (a) the right to trial by jury (which the Holders hereby also waive) in any proceeding or dispute of any kind relating in any way to any Financing Documents, Obligations or Collateral under this Note; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by any Holder on which the Company may in any way be liable, and hereby ratifies anything any Holder may do in this regard; (c) notice prior to taking possession or control of any Collateral under this Note; (d) any bond or security that might be required by a court prior to allowing any Holder to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Financing Documents or transactions relating thereto; and (g) notice of acceptance hereof. The Company acknowledges that the foregoing waivers are a material inducement to the Holders to purchase this Note and that they are relying upon the foregoing in their dealings with the Company. The Company has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

12.7 Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or “tif”), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Holders may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by any Holder, any electronic signature or delivery shall be promptly followed by a manually executed or paper document

12.9 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

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12.10 Notices. Unless otherwise provided herein, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person or via electronic mail (provided confirmation of receipt by the intended recipient is received); (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries or sent via facsimile, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party in Section 8.7 of the Purchase Agreement, or at such other address as any party hereto may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section.

12.11 Amendments and Waivers. This Note and all other Notes issued under the Purchase Agreement may be amended and provisions may be waived by the Note holders and the Company as provided in Section 10.11 of the Purchase Agreement. Any amendment or waiver effected in accordance with Section 10.11 of the Purchase Agreement shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and the Company.

12.12 Tax Forms. Holder or its registered assigns agrees to deliver to the Company one duly executed and completed United States Internal Revenue Service Form W-8 or W-9 (or successor thereto) as appropriate. Such forms or documents shall be delivered upon (i) issuance of the Note, and (ii) reasonable written request of the Company.

12.13 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first written above.

THE COMPANY

PROTERRA INC

By:

Name:

Title:

AGREED AND ACKNOWLEDGED:

HOLDER

[Name of Holder]

By:

Name:

Title:

EXHIBIT B

FORM OF WARRANT AGREEMENT

EXECUTION VERSION

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROTERRA INC

WARRANT TO PURCHASE STOCK

Issued on [DATE], 2020

This certifies that that for good and valuable consideration, receipt of which is hereby acknowledged, [NAME OF HOLDER] or his/her/its registered assigns (“Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from Proterra Inc, a Delaware corporation (the “Company”), at a price per share equal to the Warrant Price (as defined below), at any time prior to the Expiration Date (as defined below), up to [SHARES] ([SHARES]) shares of Warrant Stock (as defined below, provided that if the Warrant Stock is Preferred Stock, the Warrant will be exercisable for that number of shares of Preferred Stock convertible into [SHARES] ([SHARES]) shares of Common Stock)), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of an amount equal to the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock so purchased in lawful money of the United States or, if permitted, by an election to net exercise as set forth in Section 2.7 hereof. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant has been issued pursuant to that certain Note Purchase Agreement, dated as of August 4, 2020 (the “Purchase Agreement”), by and among the Company, the original holder of this Warrant and certain other investors, and is subject to the provisions of the Purchase Agreement.

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. The following definitions shall apply for purposes of this Warrant:

“Act” means the Securities Act of 1933, as amended.

“Change of Control” means a Deemed Liquidation Event (as defined in the Company’s Restated Certificate of Incorporation, as the same may be amended, modified or restated from time to time).

“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Expiration Date” means 5:00 p.m. Pacific Time on [DATE], 2027 or such earlier date and time on which this Warrant ceases to be exercisable as provided in Section 4 hereof.

“Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Act.

“Liquidation Event” means (a) the commencement of a voluntary or involuntary liquidation, dissolution or winding up of the Company (provided that in the event of a voluntary liquidation, dissolution or winding up of the Company, the Requisite Majority Holders have consented to the occurrence of such event), or (b) the consummation of a Deemed Liquidation Event (as defined in the Company’s Restated Certificate of Incorporation, as the same may be amended, modified or restated from time to time).

“QIPO” means the initial firm underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of not less than $100,000,000.

“Qualified Financing” means, as of any date of determination, the most recent bona fide equity financing, if any, following the date of the Purchase Agreement, in which the Company sells equity or equity-linked securities in a capital-raising transaction. For the avoidance of doubt, a Qualified Financing may include a public offering of the Company’s equity securities that is not a QIPO. Notwithstanding the foregoing, if there has not otherwise been a Qualified Financing within 36 months following the date of the Purchase Agreement then the Series 8 Financing shall be deemed a Qualified Financing.

“Requisite Majority Holders” means (i) for so long as any Notes are outstanding, (a) the holders of Notes representing the majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding and (b) if the Cowen Investors, in the aggregate, hold Notes having an aggregate stated principal amount (excluding any increase thereto for PIK interest) in excess of fifty million Dollars ($50,000,000), the Cowen Investors holding a majority of the aggregate Principal Balances of all of the Notes held by Cowen Investors; and (ii) at any other time, the holders of Warrants representing a majority of the Warrant Stock.

“Securities” mean collectively this Warrant and the Warrant Stock issuable upon exercise of this Warrant.

“Series 8 Financing” means the sale of the Company’s Series 8 Preferred Stock pursuant to that certain Series 8 Preferred Stock Purchase Agreement dated August 2, 2019, by and among the Company and the Purchasers (as defined therein).

“Shareholder Agreements” means (a) that certain Eighth Amended and Restated Investors’ Rights Agreement dated as of August 2, 2019 by and among the Company and certain stockholders of the Company, (b) that certain Ninth Amended and Restated Voting Agreement by and among the Company and certain stockholders of the Company, dated August 2, 2019, and (c) that certain Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of August 2, 2019, by and among the Company and certain stockholders of the Company, each as may be amended or amended and restated from time to time.

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“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Price” means $0.01 per share of Warrant Stock. The Warrant Price is subject to adjustment as provided herein.

“Warrant Stock” means the Company’s Common Stock, $0.0001 par value per share; provided, however, that if a QIPO has not occurred by the fifth anniversary of the Initial Closing (as defined in the Purchase Agreement), or upon the earlier occurrence of a Liquidation Event, Warrant Stock shall mean the series of the Company’s Preferred Stock issued in the most recent Qualified Financing (or, if no Qualified Financing has then occurred, shares of the Company’s Series 8 Preferred Stock). The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.

2. EXERCISE.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any Business Day before the Expiration Date, for up to [SHARES] ([SHARES]) shares of Warrant Stock (provided that if the Warrant Stock is Preferred Stock, the Warrant will be exercisable for that number of shares of Preferred Stock convertible into [SHARES] ([SHARES]) shares of Common Stock). This Warrant shall be exercised by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by Holder, and by payment in a form specified in Section 2.2 hereof of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock to be purchased by Holder by (b) the Warrant Price as determined in accordance with the terms hereof or, if applicable, an election to net exercise this Warrant as provided in Section 2.7 hereof for the number of shares to be acquired in connection with such exercise. Without limiting the generality of the foregoing, the Holder may deliver the subscription form attached hereto duly executed by Holder in order to exercise this Warrant in connection with an Initial Public Offering or a Change of Control, with the exercise and payment to be contingent upon consummation of the transaction.

2.2 Form of Payment. Payment for the Warrant Stock upon exercise may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Holder, (d) by net exercise as provided in Section 2.7 hereof, or (e) any combination of the foregoing.

2.3 Partial Exercise. Upon a partial exercise of this Warrant, the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such exercise shall be reduced by (a) the aggregate number of shares of Warrant Stock issued upon such exercise of this Warrant and (b) if applicable, the number of shares of Warrant Stock deemed surrendered in connection with a net exercise as provided for in Section 2.7 hereof.

2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant. If upon exercise of this Warrant in whole or in part, a fraction of a share would otherwise result, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Warrant Price.

2.5 Subscription Form. As a condition to the exercise of this Warrant, Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the original Holder set forth in Section 5 of the Purchase Agreement as they apply to Holder are true and correct as of the date of exercise.

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2.6 Authorization and Further Assurances. The Company represents and warrants to the Holder that the execution, delivery and performance of this Warrant and the transactions contemplated by it, including the exercise of the Warrants and the issuance of the Warrant Stock, have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of the Company, except those already obtained; (b) contravene the Organic Documents of the Company; or (c) violate or cause a default under any Applicable Law. From and after the date of this Warrant, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Warrant. Without limiting the generality of the foregoing, if any filings, approvals or consents from any governmental or regulatory authority or stock exchange are required in connection with the issuance of the Warrants or the performance of the terms thereof or the consummation of the transactions contemplated thereby, including the exercise in full thereof and the issuance of any Warrant Stock or other securities pursuant to the terms thereof (including the issuance of shares of Common Stock upon the conversion of any Warrant Stock that are Preferred Stock) (each, a “Required Governmental Approval”), the Company shall, at its sole cost and expense, cooperate with the Holders and use its reasonable efforts to make all necessary filings, applications and registrations with respect to, and obtain as promptly as practicable, all Required Governmental Approvals. Notwithstanding anything herein or any Warrant Stock to the contrary, if the performance of the terms of the Warrants or any Warrant Stock (including the issuance of any securities pursuant thereto) is limited by any governmental, stock exchange or other regulatory requirement, (i) the Holders shall be entitled to exercise or convert the Warrants and/or the Warrant Stock to the fullest extent permitted by such governmental, stock exchange or other regulatory requirement, (ii) the Company shall issue the maximum number of Warrant Stock or other securities pursuant thereto as may be permitted by such governmental, stock exchange or other regulatory requirement, (iii) the Holders’ rights, the Company’s obligations with respect to any portion of the Warrants and/or the Warrant Stock that are so limited shall continue without regard to the expiration of any time periods or other limitations, (iv) the Company shall continue to cooperate with the Holders and use its reasonable efforts to obtain all Required Governmental Approvals as promptly as practicable thereafter, and (v) the Company shall issue to the Holders the Warrant Stock or other securities not so issued as soon as practicable after such securities can be issued without violating any governmental, stock exchange or other regulatory requirement.

2.7 Net Exercise Election.

(a) Holder may elect to convert all or any portion of this Warrant, without the payment by Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the subscription form attached hereto, duly executed by Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)

  A

where	X = the number of shares of Warrant Stock to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.7.

Y = the number of shares of Warrant Stock with respect to which Holder is exercising its purchase rights under this Warrant.

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A = the fair market value of one share of Warrant Stock, determined at the time of such net exercise as set forth in the last paragraph of this Section 2.7.

B = the Warrant Price.

The Company will promptly respond in writing to an inquiry by Holder as to the then current fair market value of one share of Warrant Stock.

(b) For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that if on the relevant exercise date for which such value must be determined, a public market exists for the Company’s Common Stock, then the fair market value per share of the Warrant Stock shall be determined by reference to the market price of the Common Stock as follows: (i) if this Warrant is being exercised in connection with the Company’s Initial Public Offering, the fair market value shall be the per-share offering price to the public as set forth in the Company’s final prospectus filed with the Securities and Exchange Commission, or (ii) otherwise, the fair market value shall be the average of (A) the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or (B) the last reported sale price of the Common Stock or the closing price quoted on the exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date as of which the value of the fair market value is to be determined.

3. ISSUANCE OF STOCK. Except as set forth in Section 4 hereof, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after and, in any event, within two Business Days of, such date, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with payment of any fractional shares pursuant to Section 2.4 hereof. In connection with exercise of this Warrant, Holder shall execute joinder agreements and/or counterpart signature pages to the Shareholder Agreements, and thereby be entitled to the rights and be subject to all other obligations of the holders of capital stock party to such Shareholder Agreements.

4. AUTOMATIC EXERCISE IN CONNECTION WITH CERTAIN TRANSACTIONS. Any portion of this Warrant that has not been exercised prior to the earlier of (i) the consummation of a Change of Control and (ii) the Expiration Date shall automatically be deemed net exercised in full pursuant to Section 2.7 hereof immediately prior to such Change of Control or the Expiration Date. The Company shall give Holder seven (7) days advance written notice prior to the anticipated consummation of a Change of Control.

5. ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant and the Warrant Price therefor, are subject to adjustment upon each event specified in Sections 5.1 through 5.4 hereof occurring between the date this Warrant is issued and the earlier of the time that it is exercised in full or the Expiration Date:

5.1 Adjustment for Stock Splits and Stock Dividends. The Warrant Price and the number of shares of Warrant Stock for which this Warrant remains exercisable shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Warrant Stock.

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5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1 or Section 5.3 hereof) or (b) assets (other than cash, dividends paid on shares of Warrant Stock that is Preferred Stock) (each, a “Dividend Event”), that are permitted pursuant to the terms of the Purchase Agreement, and such dividend or distribution is actually made, then, and in each such case, Holder, upon exercise of this Warrant at any time after such Dividend Event, shall receive, in addition to the shares of Warrant Stock, the securities, cash or other assets that would have been payable to Holder if Holder had completed such exercise of this Warrant, immediately prior to such Dividend Event, provided that with respect to Warrant Stock that is not Common Stock, if a dividend or distribution is made or issued (or a record date therefor is fixed) with respect to the Common Stock, then such dividend or distribution shall be treated as having been made on the Warrant Stock with respect to the shares of Common Stock issuable upon the conversion of such Warrant Stock.

5.3 Adjustment for Consolidation, Merger. In case the Company shall consolidate with or merge with or into one or more other corporations or other entities, and pursuant to such consolidation or merger stock, other securities or other property is issued or paid to holders of the Warrant Stock, other than a Liquidation Event (each, a “Reorganization Event”), then, and in each such case, Holder, upon the exercise of this Warrant after the consummation of such Reorganization Event shall be entitled to receive, in lieu of the stock or other securities and property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the stock or other securities or property which Holder would have been entitled to receive upon the consummation of such Reorganization Event if, immediately prior to such Reorganization Event, Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, this Warrant is exercisable for securities of a corporation or other entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

5.4 Conversion of Stock. In each case not otherwise covered in Section 5.3 where prior to the exercise of this Warrant or the Expiration Date all (a) the outstanding Warrant Stock is converted, pursuant to the terms of the Restated Certificate, into Common Stock or other securities or property, or (b) the Warrant Stock otherwise ceases to exist or to be authorized under the Restated Certificate (each, a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant immediately prior to such Stock Event, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, Holder had been the record holder of the Warrant Stock received upon exercise of this Warrant before giving effect to such Stock Event (or the record date therefor).

5.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment under this Section 5 of the Warrant Price or the number of shares of Warrant Stock or other securities that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

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5.7 Reservation of Stock. If the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant that are authorized and reserved for issuance upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant in full, the Company shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

5.8 Non-Circumvention. The Company shall not, by amendment of its organizational documents or through any reorganization, transfers of assets, consolidation, merger, dissolution, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, and will at all times use commercially reasonable efforts to assist in the carrying out of the provisions of this Warrant and in taking all such actions as may reasonably be requested by the Requisite Majority Holders in order to protect the conversion privileges of the Holder consistent with the terms of this Warrant; provided however, that the Company shall not be deemed to have avoided observance or performance of any of the terms of this Warrant, if the Company shall amend, or if the holders of the Company’s capital stock waive rights under, the Company’s organizational documents, in a manner that does not (individually or when considered in the context of any other actions being taken in connection with such amendments or waivers) adversely affect the rights of the Holder hereunder in a manner different from the effect that such amendments or waivers have on the rights of other holders of the same series and class as the Warrant Stock; provided, further, that (x) no holder of the Company’s capital stock shall have been provided with any payment, rights or other remuneration in consideration for any such amendment or waiver and (y) to the extent applicable, such amendment or waiver applies equitably and ratably to each class of capital stock of the Company (including each series of Preferred Stock). Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Warrant Stock above the Warrant Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the conversion of this Warrant.

6. REPRESENTATIONS; WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with the Company that:

6.1 Representations. In order to induce the Company to issue this Warrant to the original Holder, the original Holder has made the representations and warranties to the Company as set forth in Section 5 of the Purchase Agreement.

6.2 Legends. Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Company’s Certificate of Incorporation or Bylaws, or by any agreement between the Company and Holder:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

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(c) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities. No opinion shall be required for routine transactions under Rule 144.

6.3 “Market Stand-Off” Agreement. Holder hereby agrees that Holder shall be bound by the market standoff provision set forth in Section 3.11 of the Eighth Amended and Restated Investors’ Rights Agreement, dated as of August 2, 2019, by and among the Company and certain parties thereto, as may be amended from time to time (the “Rights Agreement”). The Company agrees that, following exercise of this Warrant (in whole or in part) for so long was Holder holds any Warrant Stock, Holder shall be entitled to the registration rights (and any related rights) granted to Holders (as that term is defined in the Rights Agreement) in Section 3 of the Rights Agreement, irrespective of anything to the contrary in the Rights Agreement, and that Company shall use reasonable efforts to cause the Holder to enjoy such rights, including obtaining consent of the stockholders of the Company to amend the Rights Agreement. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with QIPO that are consistent with this Section 6.3 or that are necessary to give further effect thereto.

7. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

8. GENERAL PROVISIONS.

8.1 Transfer Tax. The Company shall pay any and all documentary, stamp and similar issue or transfer tax (“Transfer Tax”) due on the issue of Warrant Stock or certificates representing such shares or securities pursuant to the terms and conditions of this Warrant. Provided however, that the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Warrant Stock to a beneficial owner other than the beneficial owner of the Warrant Stock immediately prior to the exercise of the Warrant. No issue or delivery of Warrant Stock to a beneficial owner other than the beneficial owner of the Warrant Stock immediately prior to the exercise of the Warrant shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

8.2 Transfer. This Warrant may be assigned, conveyed or transferred (each a “Transfer”), in whole or in part, without the Company’s prior written consent to a Person that is not a Competitor. Prior to a Transfer, the Holder will use commercially reasonable, good faith efforts to provide the Company at least five (5) business days’ notice of an intended Transfer, including the identity of the proposed transferee, and will discuss with the Company the reasonable concerns of the Company concerning the proposed Transfer. Prior to consummation of a Transfer, the Holder will deliver a written notice from a Senior Officer of the Holder confirming that the transferee is not a Competitor including reasonable supporting detail and demonstrating compliance with the foregoing requirements. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

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8.3 Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of Delaware without giving effect to any conflict of law principles that would result in the application of the laws of a different jurisdiction.

8.4 Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or “tif”), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Holders may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by any Holder, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

8.5 Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to Sections and Exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

8.6 Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person or via electronic mail (provided confirmation of receipt by the intended recipient is received); (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries or sent via facsimile, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party in Section 10.9 of the Purchase Agreement, or at such other address as any party hereto may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 8.6.

8.7 Amendment; Waiver. This Warrant and all other Warrants issued under the Purchase Agreement may be amended and provisions may be waived by the Company and the Requisite Majority Holders. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon each holder of any Warrants at the time outstanding, each future holder of the Warrants and the Company.

8.8 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.9 Entire Agreement. This Warrant and the documents referred to herein, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Stock as of the date first written above.

THE COMPANY:

PROTERRA INC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Stock as of the date first written above.

AGREED AND ACKNOWLEDGED:

HOLDER:

[NAME OF HOLDER]

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print or type complete name of entity)

Name:	By:
(please print or type full name)	(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	Date:

EXHIBIT 1

FORM OF SUBSCRIPTION
(To be completed and signed only upon exercise of Warrant)

To: Proterra Inc (the “Company”)

We refer to that certain Warrant to Purchase Stock of the Company issued on [ISSUE DATE] (the “Warrant”).

Select one of the following two alternatives:

☐	Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase ____________ shares of __________Stock of Proterra Inc (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Initial Public Offering or a Change in Control.

☐	Net Exercise Election. On the terms and conditions set forth in the Warrant, the undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.7 of the Warrant. This conversion is exercised with respect to ____________________ shares of) __________ Stock of Proterra Inc (the “Warrant Stock”) covered by the Warrant.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in the Warrant as they apply to the undersigned Holder are true and complete as of this date. Please issue a certificate or certificates representing such shares of Warrant Stock in Holder’s name and deliver such certificate(s) to Holder at the address set forth below.

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

WHEREFORE, the undersigned Holder has executed and delivered the Warrant and this Subscription Form as of the date set forth below.

HOLDER:

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print or type complete name of entity)

Name:	By:
(please print or type full name)	(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	Date:

EXHIBIT C

SECURITY AGREEMENT

EXECUTION VERSION

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of August 4, 2020, among (i) Proterra Inc, a corporation duly organized and validly existing under the laws of the State of Delaware (“Proterra”), (ii) each other entity, if any, that becomes a “Grantor” hereunder as contemplated by Section 5.12 (each such entity together with Proterra, collectively, the “Grantors” and each, a “Grantor”), and (iii) CSI GP I LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined below).

Pursuant to the Note Purchase Agreement, dated as of August 4, 2020 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Note Purchase Agreement”), among Proterra and the Investors (as defined therein) from time to time party thereto (the “Investors”), Proterra has proposed to issue and sell to the Investors and the Investors have agreed to purchase Notes (as defined in the Note Purchase Agreement) for the consideration set forth in, and upon the terms and conditions provided in, the Note Purchase Agreement.

The Grantors will derive substantial direct and indirect benefit from the issuance and sale of the Notes (as defined in the Note Purchase Agreement).

It is a condition precedent to the obligation of the Investors to purchase the Notes (as defined in the Note Purchase Agreement) that the Grantors shall have executed and delivered this Agreement to the Collateral Agent and the Investors.

Accordingly, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Document”, “Equipment”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Promissory Note”, and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the UCC, and the terms “Financial Asset”, “Securities Account”, “Security”, have the respective meanings set forth in Article 8 of the UCC.

1.02 Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Copyright License” means any agreement, written or oral, now or hereafter in effect, naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether as author, assignee, claimant, transferee, licensee, or otherwise, whether registered or unregistered and whether published or unpublished, and (b) all registrations and applications for registration of any such copyright in the United States or other applicable jurisdiction, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Equity Issuers” means, collectively, (a) the respective Persons identified on Annex 3 (Part A) under the caption “Equity Issuer”, (b) any other Person that shall at any time be a Subsidiary of any Grantor, and (c) the issuer of any Equity Interests hereafter owned by any Grantor.

“Excluded Deposit Accounts” means (a) Trust Accounts, (b) zero balance disbursement accounts and (c) other Deposit Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $100,000 for any each such account and $250,000 in the aggregate for all such Deposit accounts under this clause (c).

“Excluded Assets” means (a) any fee-owned Real Estate and any leasehold interests in Real Estate, (b) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the UCC and other Applicable Law, other than the proceeds and products thereof the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such prohibition, (c) letter of credit rights (except to the extent perfection can be accomplished through the filing of UCC-1 financing statements or equivalent filing), (d) commercial tort claims with an individual value of less than $1,000,000, (e) assets and personal property for which a pledge thereof or a security interest therein is prohibited by Applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority) or contractual requirement after giving effect to the applicable anti-assignment clauses of the UCC and other Applicable Law, other than the proceeds and products thereof the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such prohibition, (f) any “margin stock” and Equity Interests of any Person to the extent, and for so long as, the pledge of such Equity Interests would be prohibited by the terms of any applicable joint venture agreement or shareholders’ agreement applicable to such Person, after giving effect to the applicable anti-assignment clauses of the UCC and other Applicable Law, (g) any Excluded Equity Interests, (h) any “intent to use” trademark application at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (i) any contractual requirement, license or permit to which a Grantor or any of its property (including personal property) is subject, and any property subject to a purchase money security interest, capital lease or similar arrangement with any Person if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations constitutes a breach of, a violation of, or a default under, or invalidation of, or creates a right of termination in favor of any party (other than any Grantor) to, such contractual requirement, license, permit, purchase money arrangement, capital lease or similar arrangement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC); (j) any Excluded Account, (k) any property or assets acquired after the date of the Initial Closing under Note Purchase Agreement (including any property acquired through any acquisition, consolidation, amalgamation or merger of a Person, but excluding any Borrowing Base Assets (as defined in the Senior Loan Agreement)), if at the time of such acquisition, the granting of a security interest therein or a pledge thereof is prohibited by any contractual requirement to the extent and for so long as such contractual requirement prohibits such security interest or pledge, (l) any property subject to a certificate of title (including motor vehicles) (except to the extent perfection can be accomplished through the filing of UCC-1 financing statements), and (m) any other assets if and for so long as the Collateral Agent and Proterra agree in writing that the cost of creating or perfecting pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of the foregoing Property (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets).

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“Excluded Equity Interests” means (a) any of the outstanding voting Equity Interests of any CFC or CFCHC that is a direct Foreign Subsidiary of a Grantor in excess of 65% of all the voting Equity Interests of such CFC or CFCHC, and (b) any voting Equity Interests of any CFC or CHCHC that is not a direct Foreign Subsidiary of a Grantor.

“Foreign Subsidiary” means a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to the Grantors.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

“Initial Pledged Shares” means the Equity Interests of each Equity Issuer that are beneficially owned by any Grantor on the date hereof and identified in Annex 3 (Part A) as of the date hereof.

“Intellectual Property” means any and all intellectual property of a Person, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets under applicable law and other rights in know-how and confidential or proprietary information, customer lists, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; all books and records relating to the foregoing; and all rights, priorities and privileges related thereto and all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, including the right to receive all income, royalties and other proceeds therefrom whatsoever accruing thereunder or pertaining thereto.

“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other Intellectual Property or Software license or sublicense agreement to which any Grantor is a party.

“Investment Property” the respective meanings set forth in Article 9 of the UCC. “Joinder” has the meaning specified in Section 5.12 hereof.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

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“Licensor” means any Person from whom any Grantor obtains the right to use any Intellectual Property.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, by which (a) for any material Collateral is located on leased premises or premises subject to a mortgage, the lessor or mortgagee, as applicable, waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Collateral Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral is held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Collateral Agent, and agrees to deliver the Collateral to the Collateral Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Collateral Agent upon request and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Collateral Agent the right, vis-à-vis such Licensor, to enforce Collateral Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License; provided that, for the avoidance of doubt, no Lien Waiver shall be required hereunder if the collateral agent under the Senior Loan Agreement has required a lien waiver with respect to the same property.

“Patent License” means any agreement, written or oral, now or hereafter in effect, naming any Grantor as licensor or licensee, granting any right under any Patent, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Patent.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person and arising under the laws of the United States or any other applicable jurisdiction: (a) all patents and pending applications in the United States Patent and Trademark Office or any similar office in any other applicable jurisdiction, and (b) all reissues, reexaminations, continuations, divisionals, continuations-in-part, or extensions thereof, and the inventions, discoveries or designs disclosed or claimed therein.

“Pledged Shares” means, collectively:

(i) the Initial Pledged Shares, and

(ii) 100% of all other issued and outstanding Equity Interests of each Subsidiary that are now or hereafter directly or indirectly beneficially owned by any Grantor, whether or not registered in the name of such Grantor, together with, in each case of the immediately foregoing clauses (i) and (ii), (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Financing Documents prohibiting any merger or consolidation by an Equity Issuer, all Equity Interests of any successor entity of any such merger or consolidation; provided that in no event shall Pledged Shares include any Excluded Asset.

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“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with the enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel.

“Secured Parties” means, collectively, the Collateral Agent, the Investors and the other holders of the Secured Obligations, and “Secured Party” means any one of them.

“Software” means (a) all computer generated programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Subsidiary” has the meaning specified in the Note Purchase Agreement. Unless otherwise qualified, all references to a “Subsidiary” (or to “Subsidiaries”) in this Agreement shall refer to a direct or indirect Subsidiary (or to direct or indirect Subsidiaries) of Proterra.

“Trademark License” means any agreement, now or hereafter in effect, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means, with respect to any Person, now owned or hereafter acquired, all of such Person’s right, title and interest (other than as a licensee) in and to the following and arising under the laws of the United States or any other applicable jurisdiction: (a) all trademarks, service marks, trade names, brand names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers and designs, all registrations and recordings thereof (if any), (b) all registrations and applications filed in connection therewith in the United States Patent and Trademark Office or any similar office in any other applicable jurisdiction, and all extensions or renewals thereof, and (c) all goodwill associated therewith or symbolized thereby.

“Trust Accounts” means Deposit Accounts or Securities Accounts containing cash, cash equivalents or Securities (a) held exclusively for payroll and payroll taxes, (b) held exclusively for employee benefit payments and expenses related to a Grantor’s employees, (c) required to be collected, remitted or withheld exclusively to pay taxes (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) or (d) held by any Grantor expressly in trust or as an escrow or fiduciary for another person which is not an Grantor.

1.03 Other Defined Terms. All other capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement.

1.04 Interpretation. Section 10.8 of the Note Purchase Agreement is herein incorporated by reference mutatis mutandis.

Section 2. Representations and Warranties. Each Grantor represents and warrants to the Secured Parties as set forth below; provided that, any term or provision hereof or in any other Financing Document to the contrary notwithstanding, (i) with respect to the effectiveness of this Agreement and the other Financing Documents and the issuance of the Notes, the representations and warranties set forth below are hereby made, re-made and deemed to be made on and as of (and only on and as of) the date of this Agreement, the date of the Initial Closing under Note Purchase Agreement and the dates referred to in the immediately succeeding clause (ii), and (ii) to the extent any of the representations and warranties set forth below are made, re- made or deemed to be made or re-made at any time after the date of the Initial Closing under the Note Purchase Agreement pursuant to any amendment, consent, waiver or other document or instrument related to this Agreement or any other Financing Document, such representations and warranties shall be made, re-made or deemed to be made or re-made, as the case may be, on and as of (and only on and as of) the date or dates provided in such amendment, consent, waiver or other document or instrument, as the case may be.

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2.01 Organizational Matters; Enforceability, Etc. Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the grant of the Liens pursuant hereto, (a) are within such Grantor’s powers and have been duly authorized by all necessary corporate or other action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (c) will not violate any applicable Law or the charter, by-laws or other organizational documents of such Grantor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Proterra’s financial condition or business as now conducted, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Grantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, other than any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Proterra’s financial condition or business as now conducted, and (e) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of such Grantor or its Subsidiaries.

This Agreement has been duly executed and delivered by such Grantor and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

None of the Grantors nor any of their respective Subsidiaries is, or is required to be registered as, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

2.02 Title. Such Grantor is the sole record owner or co-owner and sole beneficial owner or co-owner of the Collateral and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the Liens created or provided for herein, which Liens constitute valid and enforceable first and prior perfected Liens on the Collateral (except Permitted Liens), and (b) Permitted Liens.

2.03 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of such Grantor as of the date hereof are correctly set forth in Annex 1. Said Annex 1 correctly specifies the place of business of such Grantor or, if such Grantor has more than one place of business, the location of the chief executive office of such Grantor.

2.04 Changes in Circumstances. Such Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as determined in accordance with Section 9-307 of the UCC), (b) except as specified in Annex 1, heretofore changed its name, (c) except as specified in Annex 2, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person or (d) within the period of four months prior to the date hereof, been party to a merger, consolidation or other change in organizational structure.

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2.05 Pledged Shares. The Pledged Shares of such Grantor constitute: 100% of all issued and outstanding Equity Interests of each Equity Issuer that are directly or indirectly beneficially owned by such Grantor, whether or not registered in the name of such Grantor, other than any Excluded Equity Interests.

Annex 3 (Part A) correctly identifies, as of the date hereof (or, in the case of any supplement to said Annex 3 (Part A) as required by Sections 5.12(a) and (b) hereof, as of the date of such supplement), (A) the respective Equity Issuers of the Pledged Shares, (B) in the case of any corporate Equity Issuer, the respective class and par value of the Pledged Shares, (C) the respective number of the Pledged Shares and registered owner thereof, and (D) whether the Pledged Shares are certificated or uncertificated.

The Initial Pledged Shares are, and all other Pledged Shares in which such Grantor shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly issued, fully paid and non-assessable (in the case of any Equity Interests issued by a corporation) and (ii) duly authorized and validly issued and outstanding (in the case of any Equity Interests in any other entity).

2.06 Promissory Notes. Annex 3 (Part B) sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account) owned by such Grantor as of the date hereof (or, in the case of any supplement to said Annex 3 (Part B) as required by Sections 5.12(a) and (b) hereof, as of the date of such supplement).

2.07 Intellectual Property. Annexes 4, 5 6, and 7 respectively, set forth a complete and correct list of (a) all Copyrights, (b) all Patents, (c) all Trademarks and (d) all Intellectual Property Licenses that are necessary for such Grantor’s business (excluding any Shrink Wrap Software and any licenses that are granted to or received from customers or suppliers that are incidental to the products being transferred or acquired) of such Grantor as of the date hereof (or, in the case of any supplement to said Annex 4, 5, 6, and 7 as required by Sections 5.12(a) and (b) hereof, as of the date of such supplement).

2.08 Deposit Accounts and Securities Accounts. Annex 8 sets forth a complete and correct list of all Deposit Accounts (other than Excluded Accounts), Securities Accounts (other than Excluded Accounts) and Commodity Accounts (other than Excluded Accounts) of such Grantor as of the date hereof (or, in the case of any supplement to said Annex 8 as required by Sections 5.12(a) and (b) hereof, as of the date of such supplement).

2.09 Commercial Tort Claims. Annex 9 sets forth a complete and correct list of all Commercial Tort Claims (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000).

2.10 Fair Labor Standards Act. Any goods now or hereafter produced by such Grantor or any of its Subsidiaries included in the Collateral have been and will be produced in substantial compliance with the requirements of the Fair Labor Standards Act, as amended.

Section 3. Collateral. As collateral security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, whether now existing or hereafter coming into existence, and whether now owned by such Grantor or hereafter acquired or in which such Grantor now has or at any time in the future may acquire any right, title or interest (all of the property described in this Section 3 being collectively referred to herein as the “Collateral”):

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(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts and Securities Accounts;

(e) all Documents;

(f) all General Intangibles;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all Intellectual Property, Intellectual Property Licenses and Software;

(m) all monies;

(n) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;

Notwithstanding anything to the contrary, “Collateral” shall not include any Excluded Assets.

Section 4. Covenants; Further Assurances; Remedies; Application of Proceeds; Termination; Etc. In furtherance of the grant of the security interest pursuant to Section 3, the Grantors hereby jointly and severally agree with the Secured Parties as follows:

4.01 Delivery and Other Perfection. Each Grantor shall (at the Grantors’ expense) promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights with respect to such security interest, and, without limiting the foregoing, shall:

(a) with respect to (i) the Pledged Shares and (ii) each Promissory Note, Investment Property and Financial Asset constituting part of the Collateral with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, (x) promptly from time to time upon the Collateral Agent’s written request, deliver to the Collateral Agent for the benefit of the Secured Parties the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent for the benefit of the Secured Parties, pursuant to the terms of this Agreement, as part of the Collateral and (y) promptly from time to time upon the Collateral Agent’s written request, take such other action as the Collateral Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral; provided that, notwithstanding anything to the contrary, such obligations may be satisfied by delivering such certificates or instruments to the collateral agent under the Senior Loan Agreement;

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(b) promptly from time to time upon the Collateral Agent’s written request, deliver to the Collateral Agent for the benefit of the Secured Parties any and all Instruments constituting part of the Collateral with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request; provided that (other than in the case of Promissory Notes constituting part of the Collateral) until the occurrence and during the continuance of an Event of Default, (i) such Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business to the extent permitted by the Note Purchase Agreement and (ii) the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Instrument delivered by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against trust receipt or like document); provided that, notwithstanding anything to the contrary, such obligations may be satisfied by delivering such Instruments to the collateral agent under the Senior Loan Agreement;

(c) promptly from time to time upon the Collateral Agent’s written request (or, in the case of sub-paragraph (i) below, within 60 days after the date hereof), enter into such control agreements, each in form and substance reasonably acceptable to the Collateral Agent, as may be required to perfect the security interest created hereby in any and all (i) Deposit Accounts, Securities Accounts and Commodity Accounts (in each case, other than Excluded Accounts), (ii) Investment Property, (iii) electronic chattel paper and (iv) Letter- of-Credit Rights, and upon the Collateral Agent’s written request, will promptly furnish to the Collateral Agent true copies thereof; provided that, notwithstanding anything to the contrary, the obligations under clauses (i) and (ii) above may be satisfied by delivering or taking such action for the benefit of the collateral agent under the Senior Loan Agreement, provided always that the Collateral Agent is a party to any control agreement entered into or delivered in accordance with this paragraph (c);

(d) promptly from time to time upon the Collateral Agent’s written request, execute and deliver such short-form security agreements, notices of grant of security interest or similar documents as the Collateral Agent may reasonably deem necessary or desirable to protect the interests of the Secured Parties in respect of that portion of the Collateral consisting of Intellectual Property pending and registered Copyrights, Patents and Trademarks;

(e) in the event for any reason the Law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees upon the Collateral Agent’s written request, to execute and deliver all such instruments and to do all such other things as may be necessary or desirable in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights with respect to such security interest under the Law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the written request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted in Section 4.14);

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(f) if any Collateral in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, and, to the extent (i) the aggregate book value of Inventory at such location is greater than $1,000,000, (ii) the collateral agent under the Senior Loan Agreement has requested a lien waiver and (iii) the Collateral Agent requests in writing that such Grantor obtain a Lien Waiver, such Grantor agrees to notify such agents in writing of the security interest of the Collateral Agent and use commercially reasonable efforts to deliver a Lien Waiver in favor of the Collateral Agent;

(g) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

(h) permit representatives of the Secured Parties, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Parties to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Secured Parties may require;

4.02 Preservation of Rights. Neither the Collateral Agent nor any other Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.03 Special Provisions Relating to Certain Collateral.

(a) Pledged Shares and Investment Property.

(i) The Grantors will cause the Pledged Shares to constitute at all times: 100% of all issued and outstanding Equity Interests of each Equity Issuer that are directly or indirectly beneficially owned by any Grantor, whether or not registered in the name of such Grantor, other than any Excluded Equity Interest.

(ii) Except as set forth in Section 4.03(a)(iv) below, the Grantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares or Investment Property (the “Pledged Interests”) for all purposes not prohibited by the terms of this Agreement, the other Financing Documents or any other instrument or agreement referred to herein or therein.

(iii) Except as set forth in Section 4.03(a)(iv) below, the Grantors shall be entitled to receive and retain any dividends, distributions or other proceeds on the Pledged Interests paid in cash out of earned surplus to the extent permitted in the Note Purchase Agreement.

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(iv) Upon the occurrence and during the continuance of an Event of Default and following at least one (1) Business Days’ prior written notice from the Collateral Agent (A) all rights of each Grantor to receive dividends, distributions and other proceeds on the Pledged Interests which it would otherwise be authorized to receive and retain pursuant to Section 4.03(a)(ii) shall immediately cease, and all dividends, distributions and other proceeds on the Pledged Interests shall be paid directly to the Collateral Agent (and, if the Collateral Agent shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end) and the Collateral Agent shall have the right to make application thereof to the Secured Obligations in accordance with Section 4.13, (B) all rights of each Grantor to exercise the voting and other rights and powers it would otherwise be entitled to exercise pursuant to Section 4.03(a)(ii) shall immediately cease, and (C) all of the Pledged Interests shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee shall thereafter during the continuance of such Event of Default have the sole right to exercise (1) all voting, corporate and other rights and powers pertaining to the Pledged Interests at any meeting of shareholders of the relevant Equity Issuer or Equity Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Equity Issuer, or upon the exercise of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), and, if the Collateral Agent shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Collateral Agent appropriate documents to permit the Collateral Agent to exercise any such right, power, privilege or option, in each case of this clause (iv), without liability to the Collateral Agent (and the Collateral Agent shall have no duty to any Grantor to exercise any such right, power, privilege or option and shall not be responsible for any failure to do so or delay in so doing).

(v) Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby authorizes and instructs each Equity Issuer of any Pledged Interests pledged by such Grantor hereunder to (i) comply with any instructions received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Equity Issuer shall be fully protected in so complying, and (ii) upon the occurrence and during the continuance of an Event of Default, pay any dividends, distributions and other proceeds on the Pledged Interests directly to the Collateral Agent.

(b) Promissory Notes.

(i) Except as set forth in Section 4.03(b)(ii) below, the Grantors shall be entitled to receive and retain any payments made in respect of the Promissory Notes to the extent permitted in the Note Purchase Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default and following at least one (1) Business Days’ prior written notice from the Collateral Agent, which may be exercised with respect to any or all matters set forth below, (A) all rights of each Grantor to receive payments made in respect of the Promissory Notes which it would otherwise be authorized to receive and retain pursuant to Section 4.03(b)(i) shall immediately cease, and all payments made in respect of the Promissory Notes shall be paid directly to the Collateral Agent (and, if the Collateral Agent shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional documents to that end) and the Collateral Agent shall have the right to make application thereof to the Secured Obligations in accordance with Section 4.13, and (B) all of the Promissory Notes shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee shall thereafter during the continuance of such Event of Default have the sole right to exercise any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Promissory Notes as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Promissory Notes upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the obligor thereof, or upon the exercise of any right, privilege or option pertaining to such Promissory Notes, and in connection therewith, the right to deposit and deliver any and all of the Promissory Notes with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), and, if the Collateral Agent shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Collateral Agent appropriate documents to permit the Collateral Agent to exercise any such right, power, privilege or option, in each case of this clause (ii), without liability to the Collateral Agent (and the Collateral Agent shall have no duty to any Grantor to exercise any such right, power, privilege or option and shall not be responsible for any failure to do so or delay in so doing).

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(c) Instruments; Tangible Chattel Paper; Documents. Upon the written request of the Collateral Agent, the Grantors will (i) promptly deliver to the Collateral Agent each original of each (A) Instrument and item of Tangible Chattel Paper at any time constituting part of the Collateral with a value in excess of $1,000,000 individually, or $2,000,000 in the aggregate, and (B) Document pursuant to which any property constituting Collateral with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, shall be stored or shipped (in each case of the foregoing clauses (A) and (B), duly endorsed in a manner satisfactory to the Collateral Agent), and (ii) cause each original of each item of Tangible Chattel Paper at any time constituting part of the Collateral with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, and each copy thereof, to bear a conspicuous legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Tangible Chattel Paper is subject to the security interest granted hereby and that purchase of such Tangible Chattel Paper by a Person other than the Collateral Agent and the other Secured Parties without the consent of the Collateral Agent and the Secured Parties would violate the rights of the Collateral Agent and the Secured Parties; provided that, notwithstanding anything to the contrary, such obligations may be satisfied by delivering such Instruments, Tangible Chattel Paper or Document to the collateral agent under the Senior Loan Agreement.

(d) Insurance. Each Grantor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by the Collateral Agent in its discretion) reasonably satisfactory to Collateral Agent. From time to time upon request, the Grantors shall deliver to the Collateral Agent the originals or certified copies of its insurance policies. Unless the Collateral Agent shall agree otherwise, each policy shall, within 30 days of the Initial Closing, include satisfactory endorsements (i) showing the Collateral Agent as loss payee; (ii) requiring 30 days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Grantor or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Grantor fails to provide and pay for any insurance, the Collateral Agent may, at its option, but shall not be required to, procure the insurance and charge the Grantors therefor. Each Grantor agrees to deliver to the Collateral Agent, promptly upon Collateral Agent’s request thereof, copies of all material reports made to insurance companies. While no Event of Default exists, Grantors may settle, adjust or compromise any insurance claim, as long as the proceeds (other than proceeds from workers’ compensation or D&O insurance) are delivered to collateral agent under the Senior Loan Agreement (or if there is no Senior Loan Agreement, the Collateral Agent). If an Event of Default exists, only the Collateral Agent shall be authorized to settle, adjust and compromise such claims. Any awards arising from condemnation of any Collateral shall be paid to the collateral agent under the Senior Loan Agreement (or if there is no Senior Loan Agreement, the Collateral Agent). If requested by any Grantor in writing within 15 days after receipt by the collateral agent under the Senior Loan Agreement (or if there is no Senior Loan Agreement, the Collateral Agent) of any insurance proceeds or condemnation award relating to any loss or destruction of Inventory, Equipment or Real Estate, Grantors may use such proceeds or awards to repair or replace such Inventory, Equipment or Real Estate as long as (i) no Default or Event of Default exists, (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to the collateral agent under the Senior Loan Agreement (or if there is Senior Loan Agreement, the Collateral Agent), (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, qualify and utility to the destroyed buildings, (iv) the repaired or replaced property is free of Liens, other than Permitted Liens that are not Purchase Money Liens, (v) Obligors comply with disbursement procedures for such repair or replacement as the collateral agent under the Senior Loan Agreement (or if there is no Senior Loan Agreement, the Collateral Agent) may reasonably require, and (v) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $5,000,000.

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(e) Commercial Tort Claims. Each Grantor shall notify the Collateral Agent in writing of the initiation of any Commercial Tort Claim (other than, as long as no Default of Event of Default exists, a Commercial Tort Claim for less than $500,000). Each Grantor shall execute and deliver such statements, documents and notices and do and cause to be done all such things as may be necessary or desirable in the judgment of the Collateral Agent or as required by Law to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto in any such Commercial Tort Claim or to enable the Collateral Agent to exercise and enforce its rights with respect to such security interest in any such Commercial Tort Claim.

(f) Waiver of Certain Provisions of Organic Documents. Each Grantor irrevocably waives any and all of its rights under those provisions of the Organic Documents or any equity holders agreement of each of its Subsidiaries that (a) prohibit, restrict, condition, or otherwise affect the grant hereunder of any Lien on any of the Pledged Interests or any enforcement action (including the sale, transfer or disposition of such Pledged Interests to the Collateral Agent or a third party) which may be taken in respect of any such Lien or (b) otherwise conflict with the terms of this Agreement. If applicable, each Grantor represents and warrants to the Collateral Agent that written waivers of any such restrictions have been executed by all holders of Pledged Interests that are not Grantors and that all such written waivers have been delivered to the Collateral Agent. The Grantors hereby agree that the collateral agent under the Senior Loan Agreement (or if there is no Senior Loan Agreement, the Collateral Agent) shall be deemed to be the “holder of record” with respect the Pledged Interests in the event that, during the continuance of any Event of Default, it elects to exercise remedies or otherwise transfer of any Pledged Interests.

(g) Securities Accounts. Each Grantor irrevocably authorizes and directs each securities intermediary or other Person with which any securities account or similar investment property is maintained, if any, upon written instruction of the Collateral Agent (with a copy to Proterra), to dispose of such Collateral at the direction of the Collateral Agent and comply with the instructions originated by Collateral Agent without further consent of any Grantor. The Collateral Agent agrees with the Grantors that such instruction shall not be given by the Collateral Agent unless an Event of Default has occurred and is continuing and that any such instruction shall be made in accordance with the Intercreditor Agreement.

(h) Intellectual Property.

(i) The Collateral Agent or its designee may file this Agreement (or, if applicable, such short form intellectual property security agreements as the parties may agree upon with respect to the Grantors’ Patents, Trademarks and Copyrights) with the United States Copyright Office and the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

(ii) To the extent (i) the collateral agent under the Senior Loan Agreement has requested a lien waiver (it being understood that this sub-paragraph (i) shall not apply in the event that the relevant Intellectual Property License (x) does not form part of the Collateral under and as defined in the Senior Loan Agreement but (y) does form part of the Collateral under this Agreement) and (ii) the Collateral Agent requests in writing that such Grantor obtain a Lien Waiver, such Grantor will use its commercially reasonable efforts to secure all Lien Waivers, consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any Intellectual Property License of such Grantor and to enforce the security interests granted hereunder.

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(iii) Such Grantor (either itself or through licensees) shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would materially and adversely affect the validity, grant or enforceability of the security interest granted herein.

(iv) Such Grantor (either itself or through licensees) shall not, with respect to any Trademarks which are material to the business of such Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall use commercially reasonable efforts to ensure that licensees of such Trademarks use such consistent standards of quality.

(v) Such Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any Patent, Trademark or Copyright that is material to the Business of such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any similar office, court or tribunal in any country) regarding such Grantor’s rights in or ownership, validity, enforceability or use of any Patent, Trademark or Copyright or such Grantor’s right to register the same or to own and maintain the same.

(vi) Not later than 45 days after the commencement of each fiscal quarter, such Grantor, either by itself or through any agent, employee, licensee or designee, shall report any filing or acquisition of any application or registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, short form intellectual property security agreements substantially in the form attached at Exhibit B hereof and any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in any registered or applied for Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(vii) Such Grantor will take all commercially reasonable and necessary steps in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any existing application (and to obtain the relevant registration) including filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, and to maintain each registration of Patent, Copyright or Trademark owned by such Grantor, including the filing of applications for renewal, affidavits of use and affidavits of incontestability and the payment of maintenance fees; provided, that the decision to (x) take such steps set forth in this clause (vii) and (y) file new, previously unfiled applications for registration of Intellectual Property, in each case, shall be made in such Grantor's reasonable business judgment unless otherwise required to be taken hereunder.

(viii) In the event that any Intellectual Property that is (A) material to the business of any Grantor and (B) owned by or exclusively licensed to any Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) promptly notify the Collateral Agent after such Grantor has knowledge thereof and (ii) take such commercially reasonable actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property including, to the extent such Grantor shall reasonably deem appropriate under the circumstances, seeking injunctive relief and seeking damages for such infringement, misappropriation or dilution.

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(ix) Such Grantor shall not incorporate into any proprietary Software licensed or distributed by such Grantor any Open Source Software, except as could not reasonably be expected to have a Material Adverse Effect.

(x) Such Grantor acknowledges and agrees that the Collateral Agent shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 4.03(x), Grantors acknowledge and agree that the Collateral Agent shall not be under any obligation to take any steps necessary to preserve the rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but the Collateral Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for and at the sole cost of the Grantors.

4.04 Locations; Names, Etc. No Grantor shall (i) change its location (as determined in accordance with Section 9-307 of the UCC), (ii) change its legal name, (iii) change its form of organization or (iv) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the UCC) over such item of Collateral, unless, in each case of the immediately foregoing clauses (i) through (iv), such Grantor has provided at least 15 days’ prior written notice thereof to the Secured Parties and such change or modification is not otherwise restricted by the terms of any Financing Document.

4.05 Further Assurances. Each Grantor agrees that, from time to time upon the written request (with e-mail being sufficient) of the Collateral Agent, such Grantor will (at such Grantor’s expense) execute, deliver, file and record any statement, assignment, instrument, document agreement or other paper and do such other acts and things as the Collateral Agent may reasonably request in order to fully effect the purposes of this Agreement.

4.06 Advances by Collateral Agent. On failure of any Grantor to perform any of the covenants and agreements contained herein following the Collateral Agent’s written request, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien that is prohibited under the terms of the Note Purchase Agreement ), expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent may make for the protection of the security hereof or that it may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor and shall constitute additional Secured Obligations. Subject to the foregoing, the Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim, except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

4.07 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Grantors’ sole risk.

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4.08 Each Grantor shall use commercially reasonable efforts to defend its title to Collateral and Collateral Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

4.09 Remedies.

(a) Rights and Remedies Generally upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have, in addition to the rights and remedies provided in this Agreement, in the other Financing Documents and in any other instrument or document securing, evidencing or relating to the Secured Obligations, all of the rights and remedies of a secured party under the UCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under applicable Law or in equity, including the right, to the fullest extent permitted by applicable Law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law, and without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice that cannot be legally waived, as described in Section 4.07(c)) to or upon any Grantor or any other Person (all and each of such demands, defenses, advertisements and notices are hereby expressly waived by each of the Grantors, to the fullest extent permitted by applicable Law), upon the occurrence and during the continuance of an Event of Default:

(i) the Collateral Agent may enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of any of the Collateral and remove any of the Collateral from any such premises for the purpose of effecting the sale or other disposition thereof;

(ii) the Collateral Agent in its discretion may, in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(iii) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Collateral;

(iv) the Collateral Agent may require the Grantors to notify (and each Grantor hereby authorizes the Collateral Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as they may direct (and if any such payments, or any other proceeds of Collateral, are received by any Grantor they shall be held in trust by such Grantor for the benefit of the Collateral Agent and the other Secured Parties and as promptly as possible remitted or delivered to the Collateral Agent);

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(v) the Collateral Agent may require the Grantors to assemble the Collateral at such place or places, reasonably convenient to the Collateral Agent and the Grantors, as the Collateral Agent may direct;

(vi) the Collateral Agent may declare the entire right, title and interest of such Grantor in and to all Intellectual Property vested in the Collateral Agent, in which event such rights, title and interest shall immediately vest, in the Collateral Agent, and the Collateral Agent shall be entitled to (a) exercise the power of attorney referred to in Section 4.16 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable governmental authority; (b) take and use, practice under or sell the Intellectual Property and the right to carry on the business and use the assets of such Grantor in connection with which the Intellectual Property has been used; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from using or practicing the Intellectual Property in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property to the Collateral Agent; and

(vii) the Collateral Agent may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver all or any part of the Collateral (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit, for future delivery (without thereby assuming any credit risk) or otherwise, at such place or places, at such time or times, at such price or prices and upon such terms and conditions as the Collateral Agent deems advisable in its sole discretion, and without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice that cannot be legally waived, as described in Section 4.07(c)) to or upon any Grantor or any other Person (all and each of such demands, defenses, advertisements and notices are hereby expressly waived by each of the Grantors, to the fullest extent permitted by applicable Law). The Collateral Agent, any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale or sales (and, to the extent permitted by applicable Law, at any private sale or sales) and thereafter hold the same absolutely, free from any claim, right or equity of whatever kind (including, without limitation, any right or equity of redemption, stay or appraisal (statutory or otherwise)) of any Grantor, which claims, rights and equities are hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The net proceeds of each collection, sale or other disposition under this Section 4.09 after deducting all reasonable costs and expenses of every kind incurred by the Collateral Agent and the other Secured Parties in connection therewith or incidental to the care and safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent or the other Secured Parties hereunder (including, without limitation, the reasonable attorneys’ fees and disbursements) shall be applied in accordance with Section 4.13.

The Collateral Agent and the other Secured Parties acknowledge and agree that the Collateral Agent’s rights hereunder are subject to the terms and conditions set forth in the Intercreditor Agreement. The Collateral Agent and the other Secured Parties agree to be bound by the terms of the Intercreditor Agreement.

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(b) Certain Securities Act Limitations. The Grantors recognize that, by reason of (i) certain prohibitions contained in the Securities Act of 1933, as amended, applicable state securities laws and other and applicable laws, (ii) the lack of a ready market for all or any part of the Collateral, or (iii) a limited number of potential buyers of all or any part of the Collateral, the Collateral Agent may be unable to effect a public sale of all or any part of the Collateral and may be compelled, with respect to all or any part of the Collateral, to resort to one or more private sales thereof to a restricted group of purchasers (for example, to a restricted group of purchasers who will be obliged to agree, among other things, to acquire all or any part of the Collateral for their own account, for investment and not with a view to the distribution or resale thereof). The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the seller than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner; provided that if the Collateral Agent resorts to such a private sale, it shall use its good faith judgment in carrying out such sale. Neither the Collateral Agent nor any other Secured Party shall have any obligation to engage in public sales or any obligation to delay the sale of all or any part of the Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c) Notice. To the extent the Collateral Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of all or any part of the Collateral and such notice cannot be legally waived hereunder, the Grantors agree that notice delivered in accordance with the notice provisions of Section 8.7 of the Note Purchase Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice shall be deemed to constitute reasonable prior notice. The Collateral Agent shall not be obligated to make any sale or other disposition of all or any part of the Collateral regardless of notice having been given.

(d) Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Section 4.09, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies following the occurrence of and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, during the continuance of an Event of Default, any Intellectual Property now owned or licensed (to the extent such Grantor has the right to grant a license or sublicense in the underlying license) or hereafter acquired by or licensed to such Grantor, and wherever the same may be located (and with respect to Trademarks, subject to reasonable quality control), and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and the right (but not the obligation) to prosecute and maintain all Intellectual Property of such Grantor and the right to sue for past infringement of the Intellectual Property; and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any Person, including Persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor.

4.10 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.07 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantors shall remain jointly and severally liable for the deficiency.

4.11 Private Sale. Neither the Collateral Agent nor any other Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.07 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Collateral Agent and the other Secured Parties or any of them arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent and the other Secured Parties or any of them accepts the first offer received and does not offer the Collateral, or any part thereof, to more than one offeree.

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4.12 Access. In addition to all other rights and remedies of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default the Collateral Agent shall have the right to enter and remain upon the various premises of any of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of any of the Grantors for the purpose of collecting and liquidating all or any part of the Collateral, or for preparing for sale and conducting the sale of all or any part of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence and during the continuance of an Event of Default the Collateral Agent may remove the Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral or part thereof.

4.13 Nonexclusive Nature of Remedies. Failure by the Collateral Agent or any other Secured Party to exercise any right, remedy or option available to them under applicable Law or under this Agreement, the other Financing Documents or any other agreement relating to the Secured Obligations, or any delay by the Collateral Agent or any other Secured Party in exercising the same, shall not operate as a waiver of any such right, remedy or option. To the extent permitted by applicable Law, neither the Collateral Agent, any other Secured Party, nor any party acting as attorney for the Collateral Agent or any other Secured Party, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or Law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the other Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy that the Collateral Agent or any other Secured Party may have.

4.14 Retention of Collateral. To the extent permitted under applicable Law, in addition to all other rights and remedies of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor section) or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

4.15 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the other Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in an order determined in the Collateral Agent’s sole discretion.

4.16 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent, each Grantor hereby irrevocably designates and appoints the Collateral Agent (and each of its designees and agents), on behalf of the Secured Parties, with full power of substitution, as the true and lawful attorney-in-fact of such Grantor, with full irrevocable power and authority to (upon the occurrence and during the continuance of an Event of Default) take any or all of the following actions:

(a) Endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Collateral Agent’s possession or control;

(b) notify any account debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts;

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(c) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral;

(d) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Collateral Agent deems advisable;

(e) collect, liquidate and receive balances in Deposit Accounts, Securities Accounts or investment accounts (other than Trust Accounts), and take control, in any manner, of proceeds of Collateral;

(f) prepare, file and sign the Company’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document;

(g) receive, open and dispose of mail addressed to the Company, and notify postal authorities to deliver any such mail to an address designated by the Collateral Agent;

(h) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral;

(i) use the Company’s stationery and sign its name to verifications of Accounts and notices to account debtors;

(j) use information contained in any data processing, electronic or information systems relating to Collateral;

(k) make and adjust claims under insurance policies;

(l) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which the Company is a beneficiary;

(m) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(n) exercise any voting or other rights under or with respect to any Investment Property; and

(o) take all other actions as the Collateral Agent deems appropriate to fulfill the Company’s obligations under the Financing Documents.

4.17 Duty of Collateral Agent. Other than the exercise of reasonable care to assure the safe custody of the Collateral while in the possession of the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to this Agreement, the Collateral Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

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4.18 Perfection and Recordation. Each Grantor authorizes the Collateral Agent, at the Grantors’ expense, to file and record one or more Uniform Commercial Code financing statements and other filing and recording documents and instruments (including, without limitation, fixture filings, continuation statements, amendments and supplements, and intellectual property filings in the United States Patent and Trademark Office and United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof) with respect to the Collateral, and each Grantor authorizes the Collateral Agent to use collateral descriptions in such financing statements and other filing and recording documents and instruments that are broader (including, without limitation, “all assets” and “all personal property and fixtures” and words to similar effect) and/or less specific than the description of the Collateral contained in Section 3 hereof. Each Grantor ratifies any action taken by the Collateral Agent before the Initial Closing to effect or perfect its Lien on any Collateral.

4.19 Proceeds to be Turned Over to the Collateral Agent; Collateral Account.

(a) Upon the occurrence and during the continuance of an Event of Default at the written request of the Collateral Agent all proceeds received by any Grantor consisting of cash, checks and other near-cash items (including, without limitation, any such amounts which are received by any Grantor in respect of any Pledged Shares, Promissory Notes, Accounts, Chattel Paper, General Intangibles or Instruments) shall be received in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other funds of such Grantor and shall promptly be turned over to the Collateral Agent as Collateral in the exact form received by such Grantor (with any and all necessary endorsements).

(b) Unless applied by the Collateral Agent to the Secured Obligations then due and payable, all proceeds consisting of cash, checks and other near-cash items received by the Collateral Agent following the occurrence and during the continuance of an Event of Default pursuant to this Agreement with respect to the Collateral may be deposited into an account (the “Cash Collateral Account”) that is either (i) held in the name of a Grantor and subject to a control agreement in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed by such Grantor, the financial institution with which such account is maintained and the Collateral Agent, (ii) held in the name of the Collateral Agent with a financial institution selected by the Collateral Agent in its sole discretion or (iii) held in the name of the collateral agent under the Senior Loan Agreement with a financial institution selected by such collateral agent in its sole discretion.

(c) All proceeds consisting of cash, checks and other near-cash items while held by the Collateral Agent in the Cash Collateral Account shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied by the Collateral Agent in accordance with Section 4.13.

4.20 Continuing Agreement; Termination.

(a) This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding. When all Secured Obligations shall have been paid and satisfied in full, this Agreement shall terminate, and the Collateral Agent shall (at the expense of the Grantors) forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral in its possession, to or on the order of the respective Grantor and to be released and cancelled all licenses granted to the Collateral Agent in Section 4.03(c)(i). The Collateral Agent shall also, at the expense of the respective Grantor, execute and deliver to the respective Grantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Grantor to effect the termination and release of the Liens of the Collateral Agent created hereby on the Collateral as required by this Section 4.20(a). Notwithstanding the foregoing, all releases and indemnities provided under this Agreement shall survive termination of this Agreement.

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(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party as a preference, fraudulent conveyance or otherwise under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent or any other Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

(c) Subject at all times to the provisions of the Intercreditor Agreement (including, without limitation, Section 5 thereof), if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor to a Person other than a Grantor or a Subsidiary of Proterra, in a transaction permitted by the Note Purchase Agreement, then (i) the Lien of the Collateral Agent created hereby on such Collateral shall be automatically released and (ii) the Collateral Agent, at the request and expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary to evidence the release of the Liens of the Collateral Agent created hereby on such Collateral.

Section 5. Miscellaneous.

5.01 Notices. All notices, requests, consents and demands hereunder shall be delivered in accordance with Section 8.7 of the Note Purchase Agreement.

5.02 No Waiver. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.03 hereof and Section 8.9 of the Note Purchase Agreement), delay, indulgence, omission or otherwise be deemed to have waived any right, power or remedy hereunder or to have acquiesced in any Event of Default. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. A waiver by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder on any one occasion shall not be construed as a bar to any right, power or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, powers and remedies herein are cumulative and are not exclusive of any rights, powers or remedies provided by Law.

5.03 Amendments, Etc. None of the terms or provisions of this Agreement may be waived, altered, amended, supplemented or otherwise modified except in accordance with Section 8.9 of the Note Purchase Agreement.

5.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Majority Holders and the Collateral Agent. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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5.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Collateral Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Collateral Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

5.06 Governing Law; Consent to Forum; Etc.

(a) Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY FINANCING DOCUMENT, THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b) Consent to Forum.

(i) EACH GRANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY FINANCING DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH GRANTOR AND EACH SECURED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE FINANCING DOCUMENTS. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

(ii) Nothing herein shall limit the right of any Secured Party to bring proceedings against any Grantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by any Secured Party of any judgment or order obtained in any forum or jurisdiction.

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(c) Waivers by Grantors. To the fullest extent permitted by Applicable Law, each Grantor waives (a) the right to trial by jury (which the Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Financing Documents, Obligations or Collateral under this Agreement; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by any Secured Party on which any Grantor may in any way be liable, and hereby ratifies anything any Secured Party may do in this regard; (c) notice prior to taking possession or control of any Collateral under this Agreement; (d) any bond or security that might be required by a court prior to allowing any Secured Party to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Financing Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Grantor acknowledges that the foregoing waivers are a material inducement to the Secured Parties to enter into the Financing Documents and that they are relying upon the foregoing in their dealings with the Grantors. The Grantors have reviewed the foregoing waivers with their legal counsel and have knowingly and voluntarily waived their jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(d) Service of Process. Nothing herein shall in any way be deemed to limit the ability of the Collateral Agent or the other Secured Parties to serve any process or summonses in any manner permitted by applicable Law.

5.07 Waiver of Immunity. To the extent that any Grantor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Grantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

5.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.09 Agents and Attorneys-in-Fact. The Collateral Agent and any other Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.11 Additional Grantors; Supplements to Annexes.

(a) Each Person that is required from time to time after the date of this Agreement to become a Grantor under this Agreement pursuant to the Note Purchase Agreement shall execute and deliver to the Collateral Agent and the other Secured Parties a supplemental agreement (together with all appendices thereto, a “Joinder”) to this Agreement, in substantially the form attached hereto as Exhibit A. Upon the execution and delivery of a Joinder by any Person, such Person shall automatically and immediately, and without any further action on the part of any Person, become a “Grantor” under and for all purposes of this Agreement as if originally named as a Grantor herein, and each of the Annexes hereto shall be supplemented in the manner specified in such Joinder. In addition, upon the execution and delivery of a Joinder, the new Grantor makes the representations and warranties set forth in Section 2 hereof. The execution and delivery of any Joinder shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Grantor hereunder.

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(b) Promptly following delivery of financial statements pursuant to Sections 7.1(a)(i) and (ii) of the Note Purchase Agreement, the Grantors shall, upon the Collateral Agent’s written request, deliver to the Collateral Agent and the other Secured Parties, supplements to Annexes 1 through 5 to this Agreement, in each case as necessary to reflect changes and additions thereto arising after the date hereof. Such supplements shall become part of this Agreement as of the date of delivery to the Collateral Agent and the other Secured Parties.

5.12 Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent, each other Secured Party and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent, any other Secured Party or any such Affiliate to or for the credit or the account of Proterra or any other Grantor against any and all of the obligations of Proterra or such other Grantor now or hereafter existing under this Agreement or any other Financing Document to the Collateral Agent, any other Secured Party or any such Affiliate, irrespective of whether or not the Collateral Agent, such other Secured Party or such Affiliate shall have made any demand and although such obligations of Proterra or such other Grantor may be contingent or unmatured or are owed to a branch office or Affiliate of the Collateral Agent or of such other Secured Party different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The Collateral Agent and the other Secured Parties agree promptly to notify Proterra after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, each other Secured Party and each of their respective Affiliates under this Section 5.12 are in addition to other rights and remedies (including other rights of set-off) that the Collateral Agent, such other Secured Party and their respective Affiliates may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require the Collateral Agent, any other Secured Party or any of their respective Affiliates to exercise any such right or shall affect the right of the Collateral Agent, any other Secured Party or any of their respective Affiliates to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Proterra or any other Grantor.

5.13 Entire Agreement. This Agreement, the other Financing Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent or the other Secured Parties, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. EACH GRANTOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

5.14 No Fiduciary Relationship. Each Grantor acknowledges that none of the Collateral Agent nor any other Secured Party has a fiduciary relationship with, or fiduciary duty to, any Grantor arising out of or in connection with this Agreement or the other Financing Documents. This Agreement and the other Financing Documents do not create a joint venture among the parties.

5.15 Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property of the Grantors other than the Collateral (including, without limitation, real property owned by a Grantor), or by a guarantee, by an endorsement or by property of any other Person, then to the extent permitted by applicable Law the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of an Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the other Secured Parties under applicable Law, under this Agreement, under any of the other Financing Documents or under any other document relating to the Secured Obligations.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PROTERRA INC, as Grantor

By:
Name:
Title:

CSI GP I LLC, as Collateral Agent

By:
Name:	Ewa Kozicz
Title:	Co-Head

By:
Name:	Vusal Najafov
Title:	Co-Head

EXHIBIT A

Form of Joinder Agreement

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of ___________ ___, ____(this “Joinder”) made by [NAME OF ADDITIONAL GRANTOR], a [ENTITY TYPE AND JURISDICTION] (the “Additional Grantor”), in favor of CSI GP I LLC, as collateral agent (the “Collateral Agent”) for the Secured Parties.

A. Reference is made to (i) Note Purchase Agreement, dated as of August 4, 2020 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Note Purchase Agreement”), among Proterra Inc, a corporation duly organized and validly existing under the laws of the State of Delaware (“Proterra,”) and the Investors (as defined therein) from time to time party thereto (the “Investors”), and (ii) the Security Agreement, dated as of August 4, 2020 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Security Agreement”), among the Grantors party thereto and the Collateral Agent. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Security Agreement.

B. Pursuant to the Note Purchase Agreement, Proterra agreed to issue and sell to the Investors and the Investors agreed to purchase Notes (as defined in the Note Purchase Agreement) for the consideration set forth in, and upon the terms and conditions provided in, the Note Purchase Agreement. The Additional Grantor will derive substantial direct and indirect benefit from such issuance and sale of the Notes (as defined in the Note Purchase Agreement).

C. The Note Purchase Agreement requires that the Additional Grantor become a Grantor under the Security Agreement.

D. Section 5.12 of the Security Agreement provides that upon the execution and delivery by any Person of a supplemental agreement to the Security Agreement in the form of this Joinder, such Person shall automatically and immediately, and without any further action on the part of any Person, become a “Grantor” under and for all purposes of the Security Agreement as if originally named as a Grantor therein.

Accordingly, the Additional Grantor agrees, for the benefit of the Collateral Agent and the other Secured Parties, as follows:

SECTION 1. In accordance with Section 5.12 of the Security Agreement, the Additional Grantor by its signature below hereby becomes a “Grantor” under and for all purposes of the Security Agreement with the same force and effect as if it were originally named as a Grantor therein. Without limiting the generality of the foregoing, the Additional Grantor (a) hereby expressly assumes all obligations and liabilities of a Grantor under the Security Agreement and (b) as collateral security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Additional Grantor (as provided in Section 3 of the Security Agreement) hereby pledges and grants to the Collateral

Agent, for the benefit of the Secured Parties, a security interest in all of the Additional Grantor’s right, title and interest in, to and under the Collateral, in each case whether tangible or intangible, wherever located, whether now existing or hereafter coming into existence, and whether now owned by the Additional Grantor or hereafter acquired or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest. As of the date hereof, each reference in the Security Agreement to a “Grantor” and “Grantors” shall be deemed to include the Additional Grantor.

SECTION 2. Each of the Annexes to the Security Agreement are hereby supplemented in the manner specified in Appendix A hereto.

SECTION 3. The Additional Grantor hereby represents and warrants, with respect to itself and its obligations, that the representations and warranties set forth in Section 2 of the Security Agreement and Section 4.26 of the Note Purchase Agreement are true and correct as of the date hereof, unless expressly stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In addition, the Additional Grantor hereby represents and warrants that this Joinder has been duly authorized, executed and delivered by the Additional Grantor and that this Joinder constitutes a legal, valid and binding obligation of the Additional Grantor, enforceable against the Additional Grantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4. The Additional Grantor hereby instructs its counsel to deliver any opinions required by the Collateral Agent or the other Secured Parties to be delivered in connection with the execution and delivery hereof.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 8. The provisions of Sections 5.06(b), (c) and (d) of the Security Agreement are hereby incorporated herein by reference as if such provisions were fully set forth herein.

SECTION 9. This Joinder, the other Financing Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent or the other Secured Parties, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

SECTION 10. This Joinder may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Joinder by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Joinder by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Joinder. Collateral Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Collateral Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

SECTION 11. Governing Law; Consent to Forum; Etc.

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(a) Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY FINANCING DOCUMENT, THIS JOINDER, THE OTHER FINANCING DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b) Consent to Forum.

(i) EACH ADDITIONAL GRANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY FINANCING DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH ADDITIONAL GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH ADDITIONAL GRANTOR AND EACH SECURED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE FINANCING DOCUMENTS. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

(ii) Nothing herein shall limit the right of any Secured Party to bring proceedings against any Additional Grantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Joinder shall be deemed to preclude enforcement by any Secured Party of any judgment or order obtained in any forum or jurisdiction.

(c) Waivers by Additional Grantors. To the fullest extent permitted by Applicable Law, each Additional Grantor waives (a) the right to trial by jury (which the Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Financing Documents, Obligations or Collateral under this Joinder; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by any Secured Party on which any Additional Grantor may in any way be liable, and hereby ratifies anything any Secured Party may do in this regard; (c) notice prior to taking possession or control of any Collateral under this Joinder; (d) any bond or security that might be required by a court prior to allowing any Secured Party to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Financing Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Additional Grantor acknowledges that the foregoing waivers are a material inducement to the Secured Parties to enter into the Financing Documents and that they are relying upon the foregoing in their dealings with the Additional Grantors. The Additional Grantors have reviewed the foregoing waivers with their legal counsel and have knowingly and voluntarily waived their jury trial and other rights following consultation with legal counsel. In the event of litigation, this Joinder may be filed as a written consent to a trial by the court.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

4

Accepted and agreed:

CSI GP I LLC, as Collateral Agent

By
Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO SECURITY AGREEMENT

[ * * * ]

EXHIBIT B

Form of IP Security Agreement

SECURITY AGREEMENT

FORM OF [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of [●], 2020, is made by PROTERRA INC. (the “Grantor”), in favor of [●], as collateral agent (in such capacities, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

W I T N E S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of [●], 2020 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Note Purchase Agreement”), among Grantor and the Investors from time to time party thereto, the Investors have agreed to purchase Notes for consideration set forth in, and upon the terms and conditions provided therein; and

WHEREAS, Grantor is a party to that certain Security Agreement, dated as of [●], 2020 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Note Purchase Agreement or Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of Grantor, hereby grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its United States copyright registrations and applications, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, violation or other impairment thereof.]

or

(a) [all of its United States issued patents and applications, including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, violation or other impairment thereof.]

or

(a) [all of its United States trademark registrations and applications, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such trademark; and

(d) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this [Copyright] [Patent] [Trademark] Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Section 4. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6. Financing Document. This [Copyright] [Patent] [Trademark] Security Agreement constitutes a “Financing Document” under and as defined in the Note Purchase Agreement and is subject to the terms and provisions therein regarding Financing Documents. In the event of a conflict between the terms and conditions of this [Copyright][Patent][Trademark] Agreement and the terms and conditions of the Note Purchase Agreement, the terms and conditions of the Note Purchase Agreement shall control.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PROTERRA INC.
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

[●], as Collateral Agent

By:
Name:
Title:

Schedule 1

[Copyrights] [Patents] [Trademarks]

EXHIBIT D

SHORT FORM IP SECURITY AGREEMENTS

SECURITY AGREEMENT

FORM OF [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of [●], 2020, is made by PROTERRA INC. (the “Grantor”), in favor of [●], as collateral agent (in such capacities, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

W I T N E S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of [●], 2020 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Note Purchase Agreement”), among Grantor and the Investors from time to time party thereto, the Investors have agreed to purchase Notes for consideration set forth in, and upon the terms and conditions provided therein; and

WHEREAS, Grantor is a party to that certain Security Agreement, dated as of [●], 2020 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Note Purchase Agreement or Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of Grantor, hereby grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its United States copyright registrations and applications, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, violation or other impairment thereof.]

or

(a) [all of its United States issued patents and applications, including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, violation or other impairment thereof.]

or

(a) [all of its United States trademark registrations and applications, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such trademark; and

(d) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this [Copyright] [Patent] [Trademark] Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Section 4. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6. Financing Document. This [Copyright] [Patent] [Trademark] Security Agreement constitutes a “Financing Document” under and as defined in the Note Purchase Agreement and is subject to the terms and provisions therein regarding Financing Documents. In the event of a conflict between the terms and conditions of this [Copyright][Patent][Trademark] Agreement and the terms and conditions of the Note Purchase Agreement, the terms and conditions of the Note Purchase Agreement shall control.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PROTERRA INC.
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

[●], as Collateral Agent

By:
Name:
Title:

Schedule 1

[Copyrights] [Patents] [Trademarks]

EXHIBIT E

PERFECTION CERTIFICATE

[ * * * ]

SCHEDULE 5

INTELLECTUAL PROPERTY

[ * * * ]

SCHEDULE 6

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS, COMMODITIES ACCOUNTS

[ * * * ]

SCHEDULE 7

INVESTMENT PROPERTY

None.

SCHEDULE 8

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 9

LETTER OF CREDIT RIGHTS

None.

SCHEDULE 10

KEY MAN LIFE INSURANCE

None.

SCHEDULE 11

OTHER COLLATERAL

[ * * *]

EXHIBIT F

[FORM] COMPLIANCE CERTIFICATE

Financial Statement Date: [_______, _______]

TO:	CSI GP I LLC, as Collateral Agent (as defined below) and the Investors party to the Note Purchase Agreement (as defined below) as of the date hereof

RE:	Note Purchase Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”), by and among PROTERRA INC, a Delaware corporation (the “Company”), the Subsidiaries of the Company identified on the signature pages thereto or otherwise joined from time to time thereto as a guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”), the parties party to thereto from time to time as Investors, and CSI GP I LLC (“CSI”), as collateral agent (the “Collateral Agent”).

DATE:	[●], 2020

The undersigned hereby certifies (solely in a capacity as an officer of the Company and not in any individual or personal capacity) as of the date hereof that [he/she] is the chief financial officer of the Company and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Collateral Agent and the Investors, and that:

[Use following paragraphs 1-4 for fiscal year-end financial statements]

1. Each Obligor has delivered the year-end audited consolidated and consolidating financial statements required by Section 7.1(a)(i) of the Note Purchase Agreement for the fiscal year of the Obligors ended as of the above date,1 which consolidated statements are audited and certified (without qualification (or similar notation) as to scope or going concern (it being understood that any qualification with respect to the stated maturity date of the Notes or the Senior Bank Debt is permissible)) by a firm of independent certified public accountants of recognized standing selected by Obligors, and shall set forth in comparative form corresponding figures for the preceding fiscal year and other information acceptable to the Collateral Agent.

2. Concurrently with the delivery of financial statements in paragraph 1(a) above, each Obligor has delivered to the Investors copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements, as required by Section 7.1(a)(iv) of the Note Purchase Agreement.

3. Each Obligor has delivered to the Investors projections of Obligors’ consolidated balance sheets, results of operations and cash flow for the next fiscal year, on a month by month basis, and for the next three fiscal years, year by year, as required by Section 7.1(a)(vi) of the Note Purchase Agreement.2 As required by Section 4.11 of the Note Purchase Agreement, all projections have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.

[1]	NTD: Fiscal year end statements are required to be delivered within 120 days after the close of each fiscal year thereafter

[2]	NTD: Projections are to be delivered no later than 45 days after the end of each fiscal year.

1

4. Each Obligor has, during the fiscal year to which this Compliance Certificate relates, delivered to the Investors quarterly certificates of a Senior Officer listing (A) all applications filed or acquired by the Company for copyrights, patents or trademarks since the date of the prior certificate (or, in the case of the first such certificate, since the date of the Note Purchase Agreement), (B) all acquired registrations or issuances of registrations or letters on existing applications by the Company for copyrights, patents and trademarks received since the date of the prior certificate (or, in the case of the first such certificate, since the date of the Note Purchase Agreement), and (C) all trademark licenses, copyright licenses and patent licenses entered into by the Company since the date of the prior certificate (or, in the case of the first such certificate, since the date of the Note Purchase Agreement), as required by Section 7.1(a)(v) of the Note Purchase Agreement.

5. Each Obligor has delivered to the Investors copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholder; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor filed with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor, as required by Section 7.1(a)(vii) of the Note Purchase Agreement.

6. Each Obligor has delivered to the Investors copies of all annual reports to be filed in connection with each Plan or Foreign Plan, as required by Section 7.1(a)(viii) of the Note Purchase Agreement.

[Use following paragraph 1 for month-end financial statements delivered with respect to the applicable month]

1. Each Obligor has delivered the unaudited balance sheets required by Section 7.1(a)(ii) of the Note Purchase Agreement for the calendar month of the Obligors and Subsidiaries as of the end of such calendar month and the related statements of income and cash flow for such calendar month and for the portion of the fiscal year then elapsed, on a consolidated bases for Obligors and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding fiscal year and which are hereby certified by a the chief financial officer or other Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting the financial position and results of operation for such month and period, subject to normal year-end adjustments and the absence of footnotes.3

[select one:]

[7.][2.] [no Event of Default has occurred and is continuing.]

—or—

[8.][3.] [the following is a list of each Event of Default which has occurred and is continuing, and its nature and status:]

[9.][4.] The financial statements referenced in paragraph 1 hereof were prepared in accordance with GAAP and fairly present in all material respects the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated and, for unaudited financial statements, subject to normal year-end adjustments and the absence of footnotes. The financial statements referenced in paragraph 1 do not contain any untrue statement of a material fact, nor fail to disclose any material fact necessary to make such statement not materially misleading. The Obligors and their Subsidiaries are Solvent on a consolidated basis.

[3]	NTD: Month end statements are required to be delivered within 30 days after the end of each month.

2

[10.][5.] The financial covenant analyses and information set forth on Schedule A attached hereto are, based on the financial statements referenced in paragraph 1 hereof, true and accurate in all material respects on and as of the date of this Compliance Certificate.

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

PROTERRA INC, a Delaware corporation

By:
Name:
Title:

3

Schedule A

Financial Statement Date: [_______, _______] (“Statement Date”)

Section 7.1(k) – Minimum Liquidity4

As of the Statement Date, the product of multiplying the amount of “Cash Burn” from operations for the three (3) month period ending on the last day of the month ending on the Statement Date by four (4) is $[●] (the “Cash Burn Threshold”).

Liquidity for the month ending on the Statement Date is $[●], and [is][is not] not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) the Cash Burn Threshold.

The financial covenant in Section 7.1k therefor [has]/[has not] been complied with.

Further details as to the calculation of the Cash Burn Threshold and Liquidity are set out in Schedule A-1 hereto.

4	NTD: The Company and its Subsidiaries must maintain Liquidity as of the last day of each month of not less than the greater of (i) seventy-five million Dollars ($75,000,000) and (ii) an amount equal to the product of multiplying the amount of “Cash Burn” from operations for the three (3) month period ending on the end of such month by four.

4

Schedule A-1

A.	Liquidity
1.	Unrestricted cash and Cash Equivalents held by the Company and its Subsidiaries in an account that is subject to the Collateral Agent’s perfected security interest; plus	$
2.	Availability (as defined in the Senior Loan Agreement as in effect on the date of the Note Purchase Agreement).	$
3.	Liquidity is equal to the aggregate of A1 and A2	$
B.	Cash Burn for the month ended [●][5]
1.	Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests; minus	$
2.	Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the Statement Date, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.	$(	)
C.	Cash Burn for the month ended [•][6]
3.	Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests; minus	$
4.	Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the Statement Date, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.	$(	)
D.	Cash Burn for the month ended [•][7]
5.	Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the last day of the immediately preceding month, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests; minus	$
6.	Unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on the Statement Date, excluding in the determination thereof any increase in such Unrestricted cash and Cash Equivalents resulting from the incurrence of any Debt or other borrowings of Borrowed Money and proceeds from the sale or other issuance of any Equity Interests.	$(	)
E.	Cash Burn Threshold
7.	Cash Burn Threshold is equal to the aggregate of B, C and D multiplied by four (4):	$

[5]	Cash burn for the first month of the relevant quarter.
[6]	Cash burn for the second month of the relevant quarter.
[7]	Cash burn for the third month of the relevant quarter.

5

SCHEDULE C

SCHEDULE OF COMPETITORS

[ * * * ]

6